As filed with the U.S. Securities and Exchange Commission on January 31, 2025

Registration No. 333-275922

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Awaysis Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3400 Lakeside Drive, Suite 100

Miramar, Florida 33027

(855) 795-3311

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew Trumbach, President & Chief Financial Officer

Awaysis Capital, Inc.

3400 Lakeside Drive, Suite 100

Miramar, Florida 33027

(855) 795-3311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Fox, Esq. Dominick P. Ragno, Esq. Ruskin Moscou Faltischek, P.C. 1425 RXR Plaza, East Tower, 15th Floor Uniondale, New York 11556 (516) 663-6600 (516) 663-6601 (Facsimile)	Ross Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas 31st Floor New York, New York 10036 (212) 930-9700 (212) 930-9725 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 31, 2025

AWAYSIS CAPITAL, INC.

2,857,142 Shares of Common Stock

This prospectus relates to a firm commitment public offering of 2,857,142 shares of common stock, par value $0.01 per share (“Common Stock”), of Awaysis Capital, Inc. (the “Company”), at an assumed offering price per share of $3.50. We currently estimate that the initial offering price will be between $3.00 and $4.00 per share of Common Stock. The actual public offering price per share will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Our Common Stock is currently quoted as Pink Current Information on the OTCMarkets platform, under the symbol “AWCA.” On January 30, 2025, the last reported closing bid price for our Common Stock was $0.4999.

We intend to apply to list our Common Stock under the proposed symbol “AWCA”, on NYSE American. No assurance can be given that our application will be approved by NYSE American, and we will not consummate this offering unless our Common Stock is approved for listing on NYSE American or another national securities exchange. If our Common Stock is approved for listing on NYSE American, trading of our Common Stock will cease on the OTCPink.

We are currently a “controlled company” under the corporate governance rules of the NYSE American. As of the date of this prospectus, Michael Singh, our Chairman and Co-CEO, and Dr. Trumbach, our Co-CEO and CFO, and Harthorne Capital, Inc., an entity controlled by them, collectively beneficially owns approximately 93% of our outstanding shares of Common Stock. Upon completion of this offering, such parties, collectively, will hold approximately 92.1% of our Common Stock, which will constitute a majority of the voting power of our stockholders. As a result, we will continue to be a “controlled company”. We have elected to rely on certain of these exemptions and as a result, we are not required to have: (i) a Board of Directors consisting of a majority of independent directors, (ii) a compensation committee consisting entirely of independent directors, and (ii) a nominating/corporate governance committee that is composed entirely of independent directors. We may also rely on the other exemptions so long as we qualify as a “controlled company.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. These securities involve a high degree of risk. See “Risk Factors” contained in this prospectus beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have retained D. Boral Capital to act as the sole underwriter (the “Underwriter”) in connection with this Offering. See “Underwriting” in this prospectus for more information regarding the underwriting arrangements.

	Per Share	Total
Price to the public	$3.500	$10,000,000
Underwriting discounts and commissions (1)	$0.245	$700,000
Proceeds to us, before expenses (2)	$3.255	$9,300,000

(1)	We have agreed to pay the Underwriter a discount equal to 7% of the gross proceeds of the Offering. See “Underwriting” beginning on page 52 for additional information regarding the Underwriter’s compensation.

(2)	Excludes fees and expenses payable to the Underwriter and other expenses of this Offering (including a non-accountable expense allowance equal to 1% of the gross proceeds from this Offering payable to the Underwriter).

We have granted to the Underwriter a 45-day option, exercisable one or more times in whole or in part, to purchase up to an additional 428,571 shares of Common Stock at the public offering price per share and, less the underwriting discounts and commissions, to cover over-allotments, if any.

The Underwriter is offering the securities for sale on a firm commitment basis. The Underwriter expects to deliver the securities to purchasers on or about [●], 2025.

Sole Book Running Manager

Prospectus dated                  , 2025

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires or indicates, all references to “we”, “us”, “our”, “ourselves”, “the Company,” and “Awaysis” refer to Awaysis Capital, Inc. a Delaware corporation, formerly known as JV Group, Inc. and its consolidated subsidiaries. References to our “Common Stock” refer to the common stock, par value $0.01 per share, of Awaysis Capital, Inc.

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus or in any free writing prospectus we or the underwriters may authorize to be delivered or made available to you. Neither we nor the underwriters have authorized anyone to provide you with different information. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our Common Stock. You should not assume that the information appearing in this prospectus any post-effective amendment, and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, operating results and prospects may have changed since that date.

The registration statement we filed with the Securities and Exchange Commission (“SEC”), of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information”.

Certain amounts, percentages and other figures presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted.

For investors outside of the United States: No action is being taken in any jurisdiction outside of the United States that would permit a public offering of the shares of our Common Stock or possession or distribution of this prospectus in any such jurisdiction. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

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TRADEMARKS

This prospectus contains references to our trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus (or documents we have incorporated by reference) are the property of their respective holders. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements convey management’s expectations as to the future of Awaysis, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time Awaysis makes such statements. Forward-looking statements may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,”, “would”, “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this prospectus may include statements related to Awaysis’ revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

Awaysis cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond Awaysis’ control, which may cause the actual results, performance or achievements to be materially different from the future results. Factors that could cause Awaysis’ actual results to differ materially from those contemplated by its forward-looking statements include:

●	Risks that there may be significant costs and expenses associated with liabilities related to the development of its business that were either unknown or are greater than those anticipated at the time of the acquisition of its assets;

●	Risks that Awaysis may not be successful in integrating new properties into all aspects of our business and operations or that the integration will take longer than anticipated;

●	The operational risks as a result of acquiring undeveloped or underdeveloped assets and real estate and integration of those assets into our business; risks related to disruption of management’s attention from Awaysis’ ongoing business operations due to its efforts to identify, acquire, develop and manage new resort properties into Awaysis;

●	Any adverse effect of an acquired asset on Awaysis’ reputation, relationships, operating results and business generally;

●	Any lingering impact of the COVID-19 pandemic on Awaysis’ business, operating results, and financial condition, or on global economic conditions;

●	Awaysis’ ability to meet its liquidity needs; risks related to Awaysis’ indebtedness, especially in light of the significant amount of indebtedness we expect to incur to complete various identified properties for our resort portfolio;

●	Risks related to Awaysis’ indebtedness, especially in light of the significant amount of indebtedness we expect to incur to complete the acquisition and development of hospitality and resort properties;

●	Inherent business risks, market trends and competition within the resort and hospitality industries;

●	Compliance with and changes to United States, Belize and global laws and regulations, including those related to anti-corruption and privacy;

●	Risks related to Awaysis’ planned acquisitions, joint ventures, and other partnerships;

●	Awaysis’ dependence on third-party development activities; the performance of Awaysis’ information technology systems and its ability to maintain data security;

●	Regulatory proceedings or litigation; adequacy of our workforce to meet Awaysis’ business and operation needs;

●	Awaysis’ ability to attract and retain key executives and employees with skills and capacity to meet our needs; and

●	Natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact Awaysis’ operations, revenue, operating profits and margins, financial condition or credit rating.

For additional information regarding factors that could cause Awaysis’ actual results to differ materially from those expressed or implied in the forward-looking statements in this prospectus, please see the risk factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus, and in our other filings with the Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or we currently do not expect to have a material adverse effect on our business. Except for Awaysis’ ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

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CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management’s estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights some information contained elsewhere in this prospectus, and it may not contain all of the information important to making an investment decision. Therefore, a potential investor should read the following summary together with the more detailed information regarding the Company and the Common Stock being sold in this offering, including, in particular, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

The Company

We are a real estate management and hospitality company focused on acquisition, redevelopment, sales, and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers.

Increased global trends towards “work from home” opportunities have impacted both residency and travel. We believe that more people are seeking comfortable and convenient places to travel, visit, and live for extended durations. We seek to capitalize on these trends by transforming residential resort properties in desirable locations into convenient enclaves that facilitate this type of travel or residency. We define an enclave as a gated community that has all the amenities that will allow a person to live, work and play without having to leave the community.

At least initially, we are seeking to develop resorts that have not been completed nor have a prior operational history. As such we intend to purchase the real estate and finish the development, then we would sell the finished units to individual buyers and put them in a rental pool that we would manage.

We seek to own, grow and manage a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

We are a licensed real estate corporation in the State of Florida and maintain compliance with the Florida Real Estate Commission, the entity that regulates companies providing real estate services such as rentals, management, and sales. Additionally, our business is subject to federal, state, local and foreign laws, rules, and regulations that may vary depending on the geographical location and classification of our individual properties. Hospitality operations are also subject to compliance with the U.S. Americans with Disabilities Act and other laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, safety, environmental and other property condition matters, staffing and employee training, and cleanliness/sanitation protocols.

Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. We intend to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues. To that effect, on June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize (the “Awaysis Casamora Assets”), pursuant to a series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.4 million (excluding transaction costs and fees) and was settled in a combination of a Purchase Money Mortgage of $2.6 million at 0% interest rate, payable on demand, a Purchase Money Mortgage of $280,000 at 0% interest rate that was paid on August 8, 2022 and 56.8 million shares of the Company’s Common Stock based on a per share price equal to the market price on the date of appraisal of $0.150. As the first acquisition by the Company in Belize and an important milestone, the Company is rebranding the Awaysis Casamora Assets, so it is easily identifiable as an Awaysis Property and fit perfectly with its strategy of creating a countrywide network of Awaysis residential enclave communities in the country.

1

Recent Developments

Line of Credit

Between November 15, 2024 and December 20, 2024, the Company borrowed an aggregate of $3,000,000, evidenced by a Secured Promissory Note, dated December 1, 2024, under a planned committed line of credit with BOS Investment Inc. to borrow up to an aggregate of $5,000,000. BOS is an affiliate of Michael Singh, the Company’s Chairman and Co-CEO. The Company used a portion of the proceeds from the loan for the acquisition of an additional operating property in Belize from Chial Mountain Ltd., another affiliate of Mr. Singh, and expects to use additional proceeds for other targeted acquisitions, and to further develop the Company’s Awaysis Casamora Assets.

Interest on the note portion of the loan is 3.5% per annum (subject to late payment penalties), and the principal and interest on the note shall be paid as follows:

1.	$110,000, originally on or before December 20, 2024, which the parties have agreed shall be deferred until on or before February 15, 2025;

2.	$2,500,000 on or before February 15, 2025; and

3.	The balance of the principal and interest to be paid on or before June 1, 2025.

The note is secured by a first priority lien on substantially all of the assets of the Company and contains customary events of default, which entitle BOS, among other things, to accelerate the due date of the unpaid principal and accrued and unpaid interest of the note. Additional definitive documentation regarding the line of credit has not yet been negotiated or entered into. However, the Company expects the note will be rolled into the definitive documents relating to the full line of credit once finalized and executed.

Acquisition of Chial Mountain

On December 31, 2024, Awaysis Belize Ltd., a Belize corporation and wholly-owned subsidiary of the Company, or Awaysis Belize, acquired all of the stock and substantially all of the assets of Chial Mountain Ltd., a Belize corporation, or Chial Mountain, pursuant to the terms and conditions of an Agreement of Purchase and Sale, dated December 31, 2024 and effective December 20, 2024, between Chial Mountain and Awaysis Belize.

Pursuant to the terms of the Asset Purchase Agreement, Awaysis Belize acquired all outstanding shares of Chial Mountain and concurrently acquired substantially all of the assets of Chial Mountain on an “as is, where is” basis, including, but not limited to: (i) all tangible and intangible property of Chial Mountain; and (ii) certain real property located in the Cayo District of Belize, aggregating over 63 acres (the “Chial Reserve Assets”). The Chial Reserve Assets include approximately 35 villas consisting of an estimated 59,000 square feet that are expected to be further developed and renovated by the Company as an “Awaysis” branded residential enclave community.

The aggregate estimated purchase price of the Chial Reserve Assets is $5,500,000, subject to potential adjustments, consisting of: (i) $2,400,000 in cash; (ii) a $1,500,000 secured promissory note, dated December 21, 2024, between the Company and Michael Singh, which bears no interest and has a maturity date on the earlier of February 15, 2025, or the up-listing of the Company to the NYSE American; and (iii) a $1,600,000 senior convertible promissory note, dated December 20, 2024, between the Company and Michael Singh, which bears interest at a rate of 3.5% per annum and has a maturity date of June 30, 2025.

The notes are secured by first priority liens on substantially all of the assets of the Company and contain customary events of default, which entitle Mr. Singh, among other things, to accelerate the due date of the unpaid principal and accrued and unpaid interest to the extent applicable.

The senior convertible promissory note is convertible at the option of Mr. Singh into shares of the Company’s Common Stock at a conversion price equal to the closing price of the Company’s Common Stock on the trading day immediately prior to Mr. Singh’s delivery of a notice of conversion, as set forth therein.

On January 30, 2025, Chial Mountain assigned an Agreement, dated December 5, 2024 to Awaysis Belize, granting Awaysis Belize the right until May 28, 2025 to purchase an aggregate of approximately 157 acres of property in the Cayo District of Belize, adjacent to the Chial Reserve Assets for an aggregate purchase price of approximately $408,000.

Reverse Stock Split

In September of 2024, our Board of Directors and holders of a majority of our outstanding voting securities, approved a reverse split of up to 1-for-20 of our issued and outstanding shares of Common Stock (the “Reverse Split”) and authorized our Co-CEOs, in their sole discretion, to determine the final ratio and effect the Reverse Split any time before the one year anniversary of the approval date. We do not yet have an effective date for the Reverse Split and we have not yet determined the exact split ratio, but expect the Reverse Split to take effect in the second half of our fiscal year ending June 30, 2025.

We intend to effect the Reverse Split immediately prior to and contingent upon the completion of this offering, pursuant to which each up to 20 shares of our Common Stock held of record by the holder thereof will be reclassified into one share of our Common Stock. No fractional shares will be issued. Unless otherwise indicated, the number of our shares of Common Stock in this prospectus have not been adjusted to reflect the Reverse Split.

Controlled Company

As of the date of this prospectus, approximately 93% of our outstanding shares of Common Stock are collectively beneficially owned by Michael Singh, our Chairman and Co-CEO, and Dr. Trumbach, our Co-CEO and CFO, and Harthorne Capital, Inc., an entity controlled by them, and therefore we currently meet the definition of a “controlled company” under the corporate governance standards for the NYSE American. Upon the closing of this offering, such parties will own approximately 92.1% of the voting power of our outstanding Common Stock.

As long as such parties collectively own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the NYSE American. Under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

We have elected to rely on certain of these exemptions and as a result, we are not required to have: (i) a Board of Directors consisting of a majority of independent directors, (ii) a compensation committee consisting entirely of independent directors, and (ii) a nominating/corporate governance committee that is composed entirely of independent directors. We may also rely on the other exemptions so long as we qualify as a “controlled company.” As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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Risk Factor Summary

A purchase of any of our securities involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the section titled “Risk Factors” before the purchase of any of our shares of Common Stock. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the Common Stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks include, but are not limited to, the following:

Risks Relating to our Business and Finances

●	We are a development stage company with a limited operating history and have not yet achieved profitability, making it difficult for you to evaluate our business and your investment.

●	We have only recently established any material and recurring revenues or operations, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

●	We have incurred net losses of $7,093,476 and $4,295,446 for the fiscal years ended June 30, 2024 and June 30, 2023, respectively, $694,074 for the fiscal quarter ended September 30, 2024, and we anticipate that we will continue to incur significant losses for the foreseeable future, and even if we were to generate material and recurring revenue, we may never achieve or maintain profitability. We had an accumulated deficit of $13,300,442 as of September 30, 2024.

●	We are dependent on management. Failure to retain and recruit, or failure to manage succession of, key personnel could have an adverse impact on our future performance.

●	Failure to properly estimate the risks, time and cost involved in a project or delays in completion may lead to cost overruns and affect our financial conditions and any profitability.

●	We are subject to significant accounts payable and other current liabilities.

●	The expansion of our operations can have a significant impact on our profitability.

●	Our financial success is dependent on general economic conditions.

●	Our operating results are subject to significant fluctuations based on seasonality and other factors.

Risks Relating to our Properties

●	Our success will partially depend upon the acquisition and re-development of hospitality properties in varying stages of development, and we may be unable to consummate acquisitions on advantageous terms, the acquired properties may not perform as expected, or we may be unable to efficiently integrate assets into our existing operations.

●	Investors are reliant on management’s assessment, selection, and development of appropriate properties.

●	Our profitability may be impacted by delays in the selection, acquisition, and re-development of properties.

●	Our business is affected by macroeconomic conditions, including rising inflation, interest rates and supply chain constraints.

●	Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our development projects, any of which could adversely impact our results of operations.

●	We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely affect our ability to respond to market conditions.

●	We may not succeed in creating a portfolio enclave strategy.

●	Our properties may be subject to liabilities or other problems.

●	The failure to successfully execute and integrate properties that support our planned business model could adversely affect our growth rate and consequently our revenues and results of operations.

●	There are significant risks associated with “value-add” and properties in need of re-positioning.

●	Uninsured losses relating to real property may adversely affect our performance.

●	Competition for real property to grow our business may increase costs and reduce returns.

●	Environmental regulations and issues, certain of which we may have no control over, may potentially impose liability and adversely impact our business.

●	Real estate may develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

●	Terrorist attacks or other acts of violence or war may adversely affect our industry, operations, and profitability.

●	Our international operations subject us to additional costs and risks, which could adversely affect our business, financial condition, and results of operations.

●	We will be subject to risks related to the geographic locations of the properties we develop and manage.

●	We are subject to significant government regulations, which could adversely affect our business, financial condition, and results of operations.

●	Weather events, natural disasters and other events beyond our control could adversely affect our business.

●	There may be several conflicts of interest that arise as we implement our business plan.

●	Our quarterly results may fluctuate significantly based on seasonality and other factors.

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Risks Related to Being a Public Company

●	We will incur increased costs as a result of operating as a public company listed on NYSE American, and our management will devote substantial and increased time to comply with our public company responsibilities and corporate governance practices.

●	Our management team has limited experience managing a public company and no experience managing a public company listed on a national securities exchange.

●	We have been unable to maintain effective disclosure controls and procedures, which could result in our stock price and investor confidence being materially and adversely affected.

Risks Relating to our Common Stock

●	There is a limited trading market for our Common Stock, which could make it difficult for you to liquidate an investment in our Common Stock, in a timely manner.

●	The market price and trading volume of our Common Stock may be volatile, which may adversely affect its market price.

●	If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

●	Your interest in us may be diluted if we issue additional shares of Common Stock.

●	Sales of a substantial number of shares of our Common Stock by our existing stockholders in the public market could cause our stock price to fall.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	The sale of our Common Stock may cause its market price to drop significantly, regardless of the Company’s performance.

●	We may not be able to satisfy listing requirements of the NYSE American or obtain or maintain a listing of our Common Stock on the NYSE American.

●	Our Common Stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

●	We are a “controlled company” within the meaning of the NYSE American listing standards and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements which would not provide you the same protections afforded to stockholders of companies that are subject to such requirements.

●	Certain of our executive officers and directors, through their direct and indirect ownership of Common Stock, can substantially influence the outcome of matters requiring shareholder approval and may prevent you and other stockholders from influencing significant corporate decisions, which could result in conflicts of interest that could cause the Company’s stock price to decline.

●	Anti-takeover provisions in the Company’s charter and bylaws under Delaware law may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

●	Investments in our Common Stock may provide you with limited rights, and we do not expect to pay cash dividends in the short term.

●	We qualify as a smaller reporting company within the meaning of the Securities Act, and we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

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Corporate Information

We have historically existed as a publicly quoted shell company. In February 2022, our Board of Directors determined to pursue a business strategy of acquiring, developing, and managing residential vacation home communities in desirable travel destinations. On May 18, 2022, we changed our name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

Our principal executive offices are located at 3400 Lakeside Drive, Miramar, Florida 33027. Our main telephone number is (855) 795-3311. Our website is www.awaysisgroup.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Listing on a National Stock Exchange

We intend to apply to list our Common Stock under the proposed symbol “AWCA” on the NYSE American. No assurance can be given that our application will be approved by NYSE American, and we will not consummate this offering unless our Common Stock is approved for listing on NYSE American or another national securities exchange.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

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The Offering

Issuer	Awaysis Capital, Inc.
Securities Offered:	2,857,142 shares of Common Stock (or 3,285,713 shares of Common Stock if the underwriter’s option to subscribe for additional shares is exercised in full), at a public offering price of $3.50 per share.

Shares of Common Stock Outstanding Before the Offering:	384,031,524 shares of Common Stock (as of January 30, 2025)

Shares of Common Stock Outstanding After the Offering:	386,888,666 shares of Common Stock (or 387,317,237 shares of Common Stock if the underwriter’s option to subscribe for additional shares is exercised in full), after giving effect to the reverse stock split, based on our issued and outstanding shares of Common Stock as of January 30, 2025. Does not include the conversion of any options or other warrants, or any convertible debentures or other indebtedness that may be outstanding or issuable.

Over-Allotment Option:	We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the shares of Common Stock sold in the offering in any combination thereof, solely to cover over-allotments, if any, at the public offering price per share of Common Stock, less the underwriting discounts.

Use of Proceeds:	We intend to use the proceeds from this offering for development costs and expenditures related to the implementation our business plan to acquire, develop, operate and manage a range of hospitality properties, pay off a portion of our outstanding indebtedness, and for general corporate purposes and working capital. See “Use of Proceeds” on page 20 for more information.

Trading Symbol:

Our Common Stock is currently quoted as Pink Current Information on the OTCMarkets platform, under the symbol “AWCA.” We intend to apply to list our Common Stock under the proposed symbol “AWCA” on the NYSE American. We believe that upon completion of the offering, we will meet the standards for listing on NYSE American. The closing of this offering is contingent upon the successful listing of our Common Stock on NYSE American.

Risk Factors:	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our Common Stock.
Lock-up:	In connection with this offering, we, our directors, and officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days after the date of this prospectus. See “Underwriting—Lock-Up Agreements.”

The number of shares of Common Stock to be outstanding immediately after this offering is based on 384,031,524 shares of Common Stock outstanding on January 30, 2025, and which excludes:

●	19,775,931 shares of our Common Stock that are available for future issuance under our 2022 Omnibus Performance Award Plan;

●	22,500,000 shares of Common Stock issuable upon exercise of outstanding non-plan options

●	3,666,666 shares of our Common Stock underlying a Convertible Promissory Note which may be converted from time to time in the discretion of Harthorne, executed by the Company and Harthorne on August 2, 2024, or any additional shares upon conversion of accrued and unpaid interest under the note; and

●	An indeterminate number of shares of Common Stock underlying a Convertible Promissory Note, which may be converted at the discretion of Michael Singh, executed by the Company and Michael Singh on December 31, 2024, upon conversion of $1,600,000 of principal and any accrued and unpaid interest under the note, at a conversion price equal to the closing price of the Company’s Common Stock on the trading day immediately preceding Mr. Singh’s delivery of a notice of conversion.

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RISK FACTORS

A purchase of any of our securities involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus before the purchase of any of our shares of Common Stock. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the Common Stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

Risks Relating to our Business and Finances

We are a development stage company with a limited operating history and have not yet achieved profitability, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized properties, insufficient capital, limited assets, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of marketing experience, need to rely on third parties for the development and commercialization of our proposed properties, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We have incurred net losses since our inception. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

We have only recently established any material and recurring revenues or operations, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage and may be unable to raise further equity. Additionally, we have only recently commenced generated material and recurring revenues, have sustained losses and have accumulated a significant deficit since our inception. As of September 30, 2024, we had cash of approximately $234,000 and total current liabilities of approximately $5,000,000.

Even if we successfully develop and market our business plan, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company.

We have incurred net losses to date, we anticipate that we will continue to incur significant losses for the foreseeable future, and even if we were to generate material and recurring revenue, we may never achieve or maintain profitability.

We had net losses of $7,093,476 and $4,295,446 for the fiscal years ended June 30, 2024 and 2023, respectively, and net losses of $694,074 and $3,531,828 for the three months ended September 30, 2024 and 2023, respectively. We expect to incur significant losses for the foreseeable future as we continue to implement our business plan and acquire, develop and operate a range of hospitality properties. In the future, acquisition and development of such additional properties, together with anticipated general and administrative expenses, will likely result in the Company incurring further significant losses. We had an accumulated deficit as of September 30, 2024 of $13,300,442.

To become profitable, we must successfully implement our proposed business plan and strategies, either alone in on conjunction with possible collaborators. We may never have any significant recurring revenues or become profitable.

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We are dependent on management. Failure to retain and recruit, or failure to manage succession of, key personnel could have an adverse impact on our future performance.

Our business is and will continue to be significantly dependent on our management team, including Michael Singh and Andrew Trumbach, our Co-CEOs. Our success depends upon the continued service of these directors and officers. The loss of any member of our management team could have a materially adverse effect on our business, financial condition and results of operations.

Our ability to attract, engage, develop and retain qualified and experienced employees at all levels, including in executive and other key strategic positions, is essential for us to meet our objectives. Competition among potential employers might result in increased salaries, benefits or other employee-related costs, or in our failure to recruit and retain employees which could have a materially adverse impact on our business operations, financial condition and results of operations.

Additionally, any failure to adequately plan for and manage succession of key management roles or the failure of key employees to successfully transition into new roles could have a material adverse effect on our business and results of operations. While we have employment arrangements with certain key executives, these do not guarantee the services of these executives will continue to be available to us.

Failure to properly estimate the risks, time and cost involved in a project or delays in completion may lead to cost overruns and affect our financial conditions and any profitability.

When determining the price to construct and develop its projects, we generally adopt a cost-plus pricing model after taking into account factors including, the nature, scale, complexity and location of the relevant project, as well as the estimated material, labor and equipment cost. As such, whether we are able to achieve our target profitability in any project is significantly dependent on our ability to accurately estimate and control these costs. The actual time taken and cost involved in implementing the construction and development of our project may be adversely affected by a number of factors, such as shortage or cost escalation of materials and labor, adverse weather conditions, accidents, and any other unforeseen problems and circumstances. As of the aforesaid factors may give rise to delays in completion of works or cost overruns, which in turn result in a lower profit margin or even a loss for a project, thereby materially and adversely affecting our financial condition, profitability or liquidity.

We are subject to significant accounts payable and other current liabilities.

We have accounts payable and accrued liabilities of approximately $5.0 million as of September 30, 2024. We also incur indebtedness from time to time to fund operations, such as our recent $1.1 million loan from certain of our affiliates. Our operations are not currently able to generate sufficient cash flows to meet our payable and other liabilities, which could reduce our financial flexibility, increase interest expenses, and adversely impact our operations. We have not historically generated sufficient cash flow from operations to enable us to repay indebtedness and to fund other liquidity needs. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness.

●	a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions.

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain payments.

●	a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing.

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry, if any; and

●	any ability to convert or exchange such indebtedness for equity in the Company can cause substantial dilution to existing stockholders of the Company.

The expansion of our operations can have a significant impact on our profitability.

We intend on expanding our business through the acquisition, development, and maintenance of real estate assets. Any expansion of operations that we may undertake will entail risks, such actions may involve specific operational activities which may negatively impact our profitability. Consequently, investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from our existing operations, all of which may have a material adverse effect on our present and prospective business activities.

Our financial success is dependent on general economic conditions.

Our financial success may be sensitive to adverse changes in general economic conditions in the United States, Belize and any other jurisdiction in which our assets are located, such as recession, inflation, unemployment, geopolitical situations, and interest rates. Such changing conditions could reduce demand in the marketplace for our hospitality and resort services. We have no control over these changes.

Our operating results are subject to significant fluctuation based on seasonality and other factors.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. Additionally, we expect to experience seasonality in the rental segment of our business, with stronger revenue generation during traditional vacation periods for those expected locations. Our business of selling units may be moderately cyclical as the demand for vacation units for sale is affected by the availability and cost of financing for purchasers, as well as general economic conditions and the relative health of the travel industry. Our operating results may vary on a quarterly basis, and may fluctuate significantly in the future. Other factors may affect our operating results, some of which are beyond the control of management. Accordingly, we believe that quarter- to-quarter comparisons of our operating results may not necessarily be meaningful, and investors should not place undue reliance on the results of any particular quarter as an indication of our future performance.

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Risks Relating to our Properties

Our success will partially depend upon acquiring and redevelopment of hospitality properties in varying stages of development, and we may be unable to consummate acquisitions on advantageous terms, the acquired properties may not perform as expected, or we may be unable to efficiently develop or integrate assets into our existing operations.

We intend to acquire hospitality properties in varying stages of development which we would then re-develop, operate, maintain, rent and/or manage. The acquisition of such properties entails various risks, including the risks that they may not perform as expected, that we may be unable to integrate assets quickly and efficiently into our existing operations and that the cost estimates for the development of a property may prove inaccurate.

Investors are reliant on management’s assessment, selection, and development of appropriate properties.

Our ability to achieve our current objectives is dependent upon the performance of our management team in the quality and timeliness of our acquisition and development of hospitality properties. Subject to requirements of applicable law, our stockholders are not expected to have an opportunity to evaluate the terms of transactions or other economic or financial data concerning any particular property we may acquire and re-develop. Investors must rely entirely on the decisions of the management team and the oversight of our principals.

Our profitability may be impacted by delays in the selection, acquisition and development of properties.

We may encounter delays in the selection, acquisition and development of properties that could adversely affect our profitability. We may experience delays in identifying properties that satisfy ideal purchase parameters.

Our business is affected by macroeconomic conditions, including rising inflation, interest rates and supply chain constraints.

Various macroeconomic factors could adversely affect our business and the results of our operations and financial condition, including changes in inflation, interest rates and overall economic conditions and uncertainties such as those resulting from the current and future conditions in the global financial markets. For instance, rising interest rates could impact our net income. Recent supply chain constraints have led to higher inflation, which, if sustained, could have a negative impact on our resort development and operations. Furthermore, it could create unexpected renovation or maintenance costs or delays and/or could impact our development projects, any of which could adversely impact our results of operations. If inflation or other factors were to significantly increase our business costs, our ability to grow our business could be negatively affected. Current capital market conditions, including the impact of inflation, have increased borrowing rates (even as they have come down to some extent) and can be expected to increase our cost of capital and also affect our ability to raise capital on favorable terms, or at all, in order to fund our operations.

Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our development projects, any of which could adversely impact our results of operations.

Supply chain disruptions and the cost of materials, parts and labor have progressively increased, and may continue to do so over the long-term. Our construction projects, including renovations and/or maintenance are a routine and necessary part of our business. We may incur costs for these projects or routine maintenance at our properties that exceeds our original estimates due to increased costs for materials or labor or other costs that we do not anticipate. We also may be unable to complete our development projects on schedule due to supply chain disruptions or labor shortages.

We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely affect our ability to respond to market conditions.

Although we expect to develop, operate, manage and hold the various properties we acquire as part of our business plan, there may be times when it would be appropriate to instead sell or otherwise divest one or more properties. Our ability to dispose of properties on advantageous terms depends on factors, some of which are beyond our control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties acquired. We cannot predict the various market conditions affecting real estate and hospitality properties which will exist at any particular time in the future. Due to the uncertainty of market conditions, which may affect the future disposition of the properties acquired, we cannot assure our shareholders that we will be able to sell such properties at a profit in the future. Furthermore, we may be required to expend funds to correct defects or to make improvements to our real estate assets and hospitality properties if we otherwise would want to dispose of a property but the market to do so is not positive. Funds may not be available to correct such defects or to make such improvements. In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

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We may not succeed in creating a portfolio enclave strategy.

We believe that the acquisition of assets will be critical to our ability to enter new emerging markets and build local market density. This strategy is expected to contribute to our ability to grow sales and rental revenues and increase profitability over time. In order to build on this concept of creating vacation-remote work enclave communities, we must be able to identify and maintain a pipeline of locally managed vacation homes and condominiums in new and emerging markets. We have had initial success in identifying existing shovel ready resorts and vacation properties by giving developers and owners an exit strategy and providing market and developmental expertise to reposition the acquired assets to maximize revenues, but that may not continue. Our ability to maintain this momentum depends on our ability to provide a unique travel experience to both owners and guests and to be able to consistently generate income to the residence owners. Our ability to provide this level of income and expectations are likely to be partially dependent on the labor cost of our local markets and our ability to hire teams for a diversity of roles at a reasonable cost given the constraints of each particular local market environment.

Our properties may be subject to liabilities or other problems.

We intend to perform certain due diligence for each property or other real estate related asset that we acquire. We will also seek to obtain appropriate representations and indemnities from sellers with respect to such properties. We may, nevertheless, acquire properties that are subject to uninsured liabilities or that otherwise have problems. In some instances, we may have only limited or perhaps even no recourse for any such liabilities or other problems or, if we received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, we could be required to resolve or cure any such liability or other problems, and such payment could have an adverse effect on our cash flow available to meet other expenses or to make dividend payments to shareholders.

The failure to successfully execute and integrate properties that support our business model could adversely affect our growth rate and consequently our revenues and results of operations.

We expect that we may acquire multiple properties for development or redevelopment at any given time, from time to time. If we are not able to consummate these acquisitions, it could negatively impact our projected growth rate, revenue results, results of operations and the trading prices of our Common Stock. Furthermore, such transactions involve a number of financial, accounting, operational, legal, compliance and other risks and challenges, any of which could negatively affect our projected growth rate revenue results, results of operations and the trading price of our Common Stock and may have a material adverse effect on our business, results of operations and financial condition.

There are significant risks associated with “value-add” and properties in need of re-positioning.

Our targeting of financially distressed properties (and, in some cases, raw land) is expected to result in properties which are partially leased or completely vacant and thus not generating positive cash flow (or any cash flow). Similarly, under-performing and value-add properties that we are targeting may experience unanticipated delays in, or increases of the cost to improve or reposition those properties that may be beyond our control. There is no assurance we will be successful in stabilizing such properties given the significant number of factors beyond our control, including general or local economic conditions and local market demand that may come into play, which could materially adversely affect our results of operations and financial condition.

Uninsured losses relating to real property may adversely affect our performance.

We will attempt to ensure that all of our properties are comprehensively insured (including liability, fire, storm and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, in the event such insurance is not sufficient, or if we do not have a sufficient external source of funding to repair or reconstruct a damaged property our results of operations and financial condition could be adversely affected. There can be no assurance that any such source of funding will be available to us for such purposes in the future.

Competition for real property to grow our business may increase costs and reduce returns.

We will experience significant competition for real property and other hospitality assets and projects from individuals, corporations, banks, insurance company investment accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, institutional and foreign investors and entities engaged in real estate investment activities, among others. We will compete against other potential purchasers, managers, and developers of resort-style properties. We believe that competition for these properties will increase for the properties of the type we seek to develop. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in us paying higher prices to acquire properties than we otherwise would, making it more difficult to identify and close on the acquisition of desirable properties, and decrease the sales price or lease or rental rates of developed assets. We may be unable to acquire properties that we believe meet our business objectives from time to time.

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In addition, our properties may be located close to properties that are owned by competitors. These competing properties may be better located and more suitable for desirable tenants or customers than our properties, resulting in a competitive advantage for these other properties. We may face similar competition from other properties that may be developed in the future. This competition may limit our ability to sell units and/or rent and manage such units, increase our costs of securing such purchasers or renters, and limit our ability to charge higher prices or rents and/or require us to make capital improvements we otherwise might not make to our properties. As a result, we may suffer reduced cash flow with a decrease in share price and/or the ability to provide dividends.

Environmental regulations and issues, certain of which we may have no control over, may potentially impose liability and adversely impact our business.

Federal, state, and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Failure to uncover and adequately protect against environmental issues may subject us to liability as the buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property.

We may be held liable for such costs as a subsequent owner and developer of such property. Liability can be imposed even if the original actions were legal, and we had no knowledge of the presence of hazardous or toxic substances.

We may also be held responsible for the entire payment of the liability if we are subject to joint and several liabilities and the other responsible parties are unable to pay. Further, we may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner which could adversely affect us.

The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation of any contaminated property could have a materially adverse effect on our business, assets or results of operations.

Real estate may develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergies or other reactions.

As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from its tenants, employees of such tenants and others if property damage or health concerns arise.

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Terrorist attacks or other acts of violence or war may adversely affect our industry, operations, and profitability.

Terrorist attacks or other acts of violence or war may harm our results of operations. There can be no assurance that these attacks or armed conflicts, whether international or domestic, will not occur. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secures our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. These attacks or armed conflicts could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist attacks or other acts of violence or war could reduce demand for space in our properties due to the adverse effect on the economy and thereby reduce the value of our properties.

Our international operations subject us to additional costs and risks, which could adversely affect our business, financial condition, and results of operations.

We expect that, initially, all of the properties we develop, operate and manage will be outside of the United States. Our growth strategy depends, in part, on continued international operations.

International sales and operations are subject to a number of risks, including the following:

●	greater difficulty in enforcing contracts and managing collections in countries where our recourse may be more limited, as well as longer collection periods;

●	higher costs of doing business internationally, including costs incurred in establishing and maintaining office space and equipment for international operations;

●	differing labor regulations;

●	challenges inherent to efficiently recruiting and retaining talented and capable employees in foreign countries and maintaining company culture and employee programs;

●	fluctuations in exchange rates between the U.S. dollar and foreign currencies in markets where we do business;

●	management communication and integration problems resulting from language and cultural differences and geographic dispersion;

●	costs associated with language localization of our operations;

●	risks associated with trade restrictions and foreign legal requirements, including any importation, certification, and localization of our operations that may be required in foreign countries;

●	greater risk of unexpected changes in regulatory requirements, tariffs and tax laws, trade laws, export quotas, customs duties, treaties, and other trade restrictions;

●	costs of compliance with foreign laws and regulations and the risks and costs of non-compliance with such laws and regulations, including, but not limited to data privacy, data protection, and data security regulations;

●	risks relating to the implementation of exchange controls, including restrictions promulgated by the OFAC, and other similar trade protection regulations and measures;

●	heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact our financial condition and result in restatements of, or irregularities in, financial statements;

●	the uncertainty of protection for intellectual property rights in some countries;

●	exposure to regional or global public health crises, and travel restrictions and other measures undertaken by governments in response to such crises;

●	general economic and political conditions in these foreign markets, including political and economic instability in certain regions;

●	foreign exchange controls or tax regulations that might prevent us from repatriating cash earned outside the United States;

●	risks associated with securing and complying with debt agreements relative to such foreign operations; and

●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate.

These and other factors could harm our ability to generate revenue outside of the United States and, consequently, adversely affect our business, financial condition, and results of operations.

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We will be subject to risks related to the geographic locations of the properties we develop and manage.

We intend to acquire, develop or re-develop, maintain, operate and manage residential and resort vacation home communities. If the hospitality markets or general economic conditions in the geographic areas in which we intend to operate declines, we may be delayed in completing development of our properties or revenues generated from these properties in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations.

We are subject to significant government regulations, which could adversely affect our business, financial condition, and results of operations.

We are subject to a number of U.S. federal and state and, with respect to our non-U.S. operations, foreign, laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, security, rights of publicity, content regulation, intellectual property, competition, consumer protection, credit card processing, taxation, anti-bribery, anti-money laundering and corruption, economic or other trade prohibitions or sanctions or securities law compliance or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted and applied in a manner that is inconsistent from country to country or state to state and inconsistent with our current policies and practices and in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain. The costs of complying with these laws and regulations are high and likely to increase in the future, particularly as the degree of regulation increases, our business grows, and our geographic scope expands. Further, the impact of these laws and regulations may disproportionately affect our business in comparison to our peers in the hospitality industry that have greater resources. Any failure on our part to comply with these laws and regulations may subject us to significant liabilities or penalties, or otherwise adversely affect our business, financial condition or operating results.

We are also subject to U.S. federal and state and foreign laws and regulations regarding privacy and data protection, including with respect to the storage, sharing, use, processing, transfer, disclosure, and protection of personal data. The potential effects of new and evolving legislation relating to privacy, data security, and data protection are far-reaching, create the potential for a patchwork of overlapping but different laws, and may require us to modify practices and policies, incur substantial costs and expenses in an effort to comply, or restrict our operations.

We take a variety of technical and organizational security measures and other measures designed to protect our data, including data pertaining to our employees, customers, service providers and consumers. Despite measures we put in place, we may be unable to anticipate or prevent unauthorized access to such data.

Non-compliance with any applicable laws and regulations could result in penalties or significant legal liability. Further, even the perception of such noncompliance may result in reputational damage, and our business may be seriously harmed. Although we take reasonable efforts to comply with all applicable laws and regulations, there can be no assurance that we will not be subject to regulatory action, including fines, in the event of an incident. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations or financial condition.

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Weather events, natural disasters and other events beyond our control could adversely affect our business.

Our business and operations could be materially and adversely affected in the event of earthquakes, floods, fires, inclement weather, other weather events, telecommunications failures, blackouts, or other power losses, break-ins, acts of terrorism, wars and other armed conflicts, political or geopolitical crises, public health crises, pandemics or endemics, or other catastrophic events. Our business would be especially adversely impacted if such events were to occur during peak vacation or travel periods.

While we generally consider potential risks related to weather as part of our operations strategy, we do not have a specific business continuity or disaster recovery plans in place. Even if we were to adopt such a plan, it may not adequately protect us from serious disasters and adverse impacts, including our ability or the ability of any of our resorts to remain operational during such events. In addition, climate change events could have an impact on critical infrastructure in the jurisdictions in which we operate or intend to operate, which has the potential to disrupt our business. During weather events we may be unable to maintain full operations in the affected area.

Further, if floods, fire, inclement weather including extreme rain, wind, heat, or cold, or accidents due to human error were to occur and cause damage to our properties, or if our operations were interrupted by telecommunications failures, blackouts, acts of terrorism, wars and other armed conflicts, political or geopolitical crises, or public health crises, our results of operations would suffer.

There may be several conflicts of interest that arise as we implement our business plan.

Certain of our officers and directors and our affiliates may engage, for their own account, or for the account of others, in other business ventures similar to ours or otherwise, and neither we nor any shareholder shall be entitled to any interest therein. Our management will devote only so much time to our business as is reasonably required. If a specific business venture becomes available, such person(s) may face a conflict in selecting between our business and his or her other business interests. We have not yet formulated a policy for the resolution of such conflicts. We will not share in the risks or rewards of such other ventures; however, such other ventures will compete for their time and attention, which might create other conflicts of interest. We do not at this time require our officers or directors to devote any particular amount of time to the Company. As a result, our business and results of operations could be materially adversely affected.

Between November 15, 2024, and December 20, 2024, we borrowed an aggregate of $3,000,000 under a Secured Promissory Note dated December 1, 2024, as part of a planned committed line of credit with BOS Investment Inc., with the ability to borrow up to $5,000,000. BOS Investment Inc. is an affiliate of Michael Singh, the Company’s Chairman and Co-CEO. A portion of the loan proceeds was used for the acquisition of an additional operating property in Belize from Chial Mountain, another affiliate of Mr. Singh. The Company’s entry into this loan arrangement and line of credit presents a conflict of interest, as Mr. Singh is affiliated with both the lender and the borrower. This dual affiliation could require him to take actions on behalf of the lender that are adverse to the Company’s interests, which could materially adversely affect our business.

On December 31, 2024, Awaysis Belize, acquired all of the stock and substantially all of the assets of Chial Mountain. The estimated aggregate purchase price was $5,500,000, subject to potential adjustments, consisting of: (i) $2,400,000 in cash; (ii) a $1,500,000 secured promissory note dated December 21, 2024, between the Company and Mr. Singh, bearing no interest and maturing on the earlier of February 15, 2025, or the up-listing of the Company to the NYSE American; and (iii) a $1,600,000 senior convertible promissory note dated December 20, 2024, between the Company and Michael Singh, bearing interest at 3.5% per annum and maturing on June 30, 2025.

To comply with certain legal formalities in Belize, Mr. Singh and Andrew Trumbach, the Company’s Co-CEO and Chief Financial Officer, initially formed and were the sole owners of Awaysis Belize, before transferring 100% of their ownership to the Company for nominal consideration.

Although these assets were purchased based on arm’s-length appraisals, inherent conflicts remain due to certain officers and/or directors acting in dual roles as both representatives of the seller and the buyer, or borrower and lender, in the same transaction.

Risks Related to Being a Public Company

We will incur increased costs as a result of operating as a public company listed on NYSE American, and our management will devote substantial and increased time to comply with our public company responsibilities and corporate governance practices.

If we are listed on NYSE American, we will incur significant additional legal, accounting and other expenses that we have not incurred as a public company with shares quoted on the OTC Pink marketplace. As a public company listed on a national securities exchange, we will be subject to the additional responsibilities and obligations imposed by the NYSE American in addition to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, as well as rules adopted, and to be adopted, by the SEC and NYSE American, and other applicable securities rules and regulations, which impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.

Our management and other personnel will need to devote an increased and substantial amount of time to these public company requirements. Moreover, we expect these new rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We may need to hire additional legal, accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function.

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In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations and may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

The rules and regulations applicable to public companies listed on a national securities exchange will make it more expensive for us to obtain and maintain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified members of its board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

Our management team has little experience managing a public company and no experience managing a public company listed on a national securities exchange.

Most of the members of our management team have limited to no experience managing a publicly traded company that is listed on a national securities exchange, interacting with public company investors and complying with the increasingly complex laws pertaining to listed public companies. Our management team has not worked together at prior companies that were publicly traded and the team may not successfully or efficiently manage their new roles and responsibilities.

We have been unable to maintain effective disclosure controls and procedures, which could result in our stock price and investor confidence being materially and adversely affected.

We are required to maintain disclosure controls and procedures that are effective. To date, we have identified ineffective disclosure controls and procedures, mainly relating to the failure to timely file certain reports under the Securities Act of 1933 and the Securities Exchange Act of 1934. The past and current failure of controls or absence of adequate controls could result in a material adverse effect on our business and financial results, resulting in downwards pressure on our stock price and decreasing investor confidence and possibly the delisting of our Common Stock.

Risks Relating to our Common Stock

There is a limited trading market for our Common Stock, which could make it difficult for you to liquidate an investment in our Common Stock, in a timely manner.

Our Common Stock is currently quoted on the OTC Pink market. Because there is a limited public market for our Common Stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our Common Stock will ever develop, even after our Common Stock commences trading on NYSE American, which is a condition to closing this offering. The lack of an active public trading market means that you may not be able to sell your shares of Common Stock when you want, thereby increasing your market risk. Until our Common Stock is listed on NYSE American or another national securities exchange, which we can provide no assurance, we expect that it will continue to be quoted on the OTC Pink market. An investor may find it difficult to obtain accurate quotations as to the market value of the Common Stock and the trading of our Common Stock may be extremely sporadic. For example, several days may pass before any shares may be traded. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

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The market price and trading volume of our Common Stock may be volatile, which may adversely affect its market price.

The market price of our Common Stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our Common Stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our Common Stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our Common Stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

If you purchase our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. The initial public offering price is substantially higher than the pro forma as adjusted net tangible book value per share of our Common Stock. Investors purchasing Common Stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted book value of our tangible assets after subtracting our liabilities. Based on the assumed initial public offering price of $3.50 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, you will experience immediate dilution of $3.459 per share, representing the difference between our pro forma as adjusted net tangible book value per share after this offering and the initial public offering price per share. See the section entitled “Dilution” for additional information.

Your interest in us may be diluted if we issue additional shares of Common Stock.

In general, shareholders do not have preemptive rights to any Common Stock issued by us in the future. Therefore, shareholders may experience dilution of their equity investment if we issue additional shares of Common Stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our Common Stock, which we intend to do.

Sales of a substantial number of shares of our Common Stock by our existing stockholders in the public market could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market after the offering or, if applicable, after the lock-up and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our Common Stock could decline. Based on shares of Common Stock outstanding as of January 30, 2025, upon the closing of this offering we will have a total of 386,888,666 shares of Common Stock outstanding (387,317,237 shares if the underwriters exercise their over-allotment option in full). Of these shares, the 2,857,142 shares of Common Stock sold in this offering by us, plus any shares sold upon exercise of the underwriters’ option to purchase additional shares, plus an additional 38,176,373 shares of Common Stock currently held by non-affiliates, will be freely tradable without restriction in the public market immediately following this offering. The underwriters, however, may, in their sole discretion, permit our officers, directors and other stockholders who are subject to lock-up agreements to sell shares prior to the expiration of the lock-up agreements.

We expect that the lock-up agreements pertaining to this offering will expire one hundred eighty (180) days from the date of this prospectus. In addition, shares of Common Stock that are either subject to outstanding options or reserved for future issuance under our 2022 Omnibus Performance Award Plan will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act of 1933, as amended. If these additional shares of Common Stock are sold, or if unrestricted shares held by our existing stockholders are sold, or if it is perceived that they will be sold, the trading price of our Common Stock could decline.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The sale of our Common Stock may cause its market price to drop significantly, regardless of the Company’s performance.

Upon the effectiveness of the Registration Statement on Form S-1 of which this prospectus forms a part, the sale of shares of our Common Stock could have the effect of increasing the volatility in the trading price of our Common Stock.

The sale of our Common Stock could also encourage short sales by market participants. Short selling is a method used to capitalize on an expected decline in the market price of a security and could depress the price of our Common Stock, which could further increase the potential for future short sales.

The Company cannot predict the size of future issuances or sales of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on its market price. Sales involving significant amounts of Common Stock, including issuances made in the ordinary course of the Company’s business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of our Common Stock.

We may not be able to satisfy listing requirements of the NYSE American or obtain or maintain a listing of our Common Stock on the NYSE American.

We intend to apply to list our Common Stock on the NYSE American. If our Common Stock is listed on the NYSE American, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the NYSE American listing requirements, our Common Stock may be delisted. If we fail to meet any of the NYSE American’s listing standards, our Common Stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the NYSE American may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.

Our Common Stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Common Stock and may affect the ability of investors to sell their shares, until our Common Stock no longer is considered a penny stock.

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We are a “controlled company” within the meaning of the NYSE American listing standards and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements which would not provide you the same protections afforded to stockholders of companies that are subject to such requirements.

As of the date of this prospectus, Harthorne Capital, Inc., which is owned by certain of our executive officers and directors, along with Mr. Singh and Dr. Trumbach, collectively beneficially owns shares of our Common Stock equal to approximately 93% of our outstanding shares of Common Stock, and as a result, control a majority of the voting power of the Company. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the NYSE American. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We have elected to rely on certain of these exemptions and as a result, we are not required to have: (i) a Board of Directors consisting of a majority of independent directors, (ii) a compensation committee consisting entirely of independent directors, and (ii) a nominating/corporate governance committee that is composed entirely of independent directors. We may also rely on the other exemptions so long as we qualify as a “controlled company.” To the extent we rely on any of these exemptions, holders of our Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE American.

Certain of our executive officers and directors, through their direct and indirect ownership of Common Stock, can substantially influence the outcome of matters requiring shareholder approval and may prevent you and other stockholders from influencing significant corporate decisions, which could result in conflicts of interest that could cause the Company’s stock price to decline.

Harthorne Capital, Inc., which is owned by certain of our executive officers and directors, along with Mr. Singh and Dr. Trumbach, collectively beneficially owns shares of our Common Stock equal to approximately 93% of our outstanding shares of Common Stock. As a result, such individuals will have the ability, acting together, to substantially influence the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. Additionally, such ownership concentration and leadership positions give Mr. Singh and Dr. Trumbach the power to control, or substantial influence over, employment decisions, including compensation arrangements for themselves. Furthermore, this concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. These individuals also have significant control over our business, policies and affairs as officers and/or directors of our Company. These stockholders may exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. Lastly, the significant concentration of stock ownership may adversely affect the market value of the Company’s Common Stock due to investors’ perception that conflicts of interest may exist or arise. Therefore, you should not invest in reliance on your ability to have any control over the Company. In addition, stock ownership of insiders and management, at high levels of ownership, may induce executive decisions inconsistent with growth-oriented risk-taking.

Anti-takeover provisions in the Company’s charter and bylaws under Delaware law may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

Provisions in the Company’s certificate of incorporation and bylaws may delay or prevent an acquisition or a change in management. These provisions include a classified board of directors; although as of the date of the Registration Statement on Form S-1 of which this prospectus forms a part, our Board has not yet approved the designations of any of our directors as a particular class of directors, but intends to do so prior to the consummation of this offering. Although the Company believes this provision could provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with the Company’s board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by the Company’s stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing members of management.

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Investments in our Common Stock may provide you with limited rights, and we do not expect to pay cash dividends in the short term.

Common stock and similar equity securities generally represent the most junior position in an issuer’s capital structure and, as such, generally entitle holders to an interest in the assets of the issuer, if any, remaining after all more senior claims to such assets have been satisfied. Holders of common stock generally are entitled to dividends only if and to the extent declared by the governing body of the issuer out of income or other assets available after making interest, dividend, and any other required payments on more senior securities of the issuer. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends on our Common Stock in the short term. Investors seeking cash dividends should not invest in our Common Stock for that purpose.

We qualify as a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) its annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of Common Stock in this offering will be approximately $3.50 (based on the midpoint of the price range set forth on the cover page of this prospectus), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) the net proceeds to us from this offering by approximately $2,600,000, or approximately $3,000,000 if the underwriter exercises its over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

As of the date of this prospectus, we intend to use a portion of the proceeds from this offering for:

●	The development costs and expenditures related to the implementation our business plan to acquire, develop, operate and manage a range of hospitality properties, including:

●	Approximately $2,000,000 for the continued renovation of the Awaysis Casamora Assets.

●	Approximately $925,000 for the renovation of the Chial Reserve Assets.

●	The repayment of certain outstanding indebtedness, including:

●	Approximately $3,000,000 payable in connection with a planned committed line of credit.

●	Approximately $1,000,000 payable in connection with the acquisition of the Awaysis Casamora Assets.

●	Approximately $800,000 payable in connection with the acquisition of Chial Reserve Assets.

●	Working capital and general corporate purposes.

We have chosen to use a portion of the proceeds from this offering, to repay a portion of our outstanding indebtedness because our expected cash position following the offering will allow us to pay down a portion of this indebtedness while still having sufficient cash to meet our anticipated operating needs.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. Pending their use, we may invest the net proceeds from this offering in short and intermediate-term, interest-bearing instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

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DETERMINATION OF OFFERING PRICE

Prior to this offering, there was a limited public market for our Common Stock. We will determine at what price we may sell shares of our Common Stock offered by this prospectus. As of January 30, 2025, the last reported closing bid price for our Common Stock was $0.4999 as quoted on the OTC Pink Market.

The principal factors to be considered when determining the public offering price include:

●	our negotiation with the investors;
●	the information set forth in this prospectus;
●	our history and prospects and the history and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	the general condition of the securities market at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
●	other factors deemed relevant by the underwriter and us.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary only and is qualified by reference to our Articles of Incorporation included as Exhibit 3.1, and each of the subsequent amendments thereto, included as Exhibits 3.2 and 3.3 and our Bylaws, as amended, included as Exhibit 3.4, in each case to the Registration Statement on Form S-1 to which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, with a par value of $0.01 per share, and 25,000,000 shares of Preferred Stock, with a par value of $0.1 per share. As of the date of this prospectus, there were 384,031,524 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

The Company’s Certificate of Incorporation, as amended, authorizes us to issue an aggregate of 1,000,000,000 shares of Common Stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. Holders of Common Stock do not have cumulative voting rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no applicable redemption provisions.

Our Articles of Incorporation, as amended, provides for the Board of Directors to be divided into three classes serving staggered terms; although as of the date of this prospectus, the Board has not yet approved the designations of any of our directors as a particular class of directors, but intends to do so prior to the consummation of this offering.

At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a three-year term of office. All directors elected to our classified Board of Directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board of Directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The Board of Directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding Common Stock from obtaining control of our Board of Directors until our second annual meeting of stockholders following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

In September of 2024, our Board of Directors and holders of a majority of our outstanding voting securities, approved a reverse split of up to 1-for-20 of our issued and outstanding shares of Common Stock (the “Reverse Split”) and authorized our Co-CEOs, in their sole discretion, to determine the final ratio and effect the Reverse Split any time before the one year anniversary of the approval date. We do not yet have an effective date for the Reverse Split, but expect the Reverse Split to take effect in the second half of our 2025 fiscal year ending June 30, 2025.

We will effect the Reverse Split immediately prior to and contingent upon the completion of this offering, pursuant to which each up to 20 shares of our Common Stock held of record by the holder thereof will be reclassified into one share of our Common Stock. No fractional shares will be issued. Unless otherwise indicated, the number of our shares of Common Stock presented in this prospectus have not been adjusted to reflect the Reverse Split.

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock. Our Board of Directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, as well as to fix the designation and any preferences, conversion and other rights and limitations of such series. These rights and limitations may include voting powers, limitations as to dividends, and qualifications and terms and conditions of redemption of the shares of each such series. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated.

Transfer Agent

The transfer agent for our Common Stock is Mountain Share Transfer LLC, 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.

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MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is no “established trading market” for our shares of Common Stock. Since May 25, 2022, our Common Stock has been quoted on the OTC Pink Market under the ticker symbol “AWCA”. There can be no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Prior to May 25, 2022, our Common Stock was quoted on the OTC Pink Market under the symbol “ASZP”.

The following table shows the high and low bid prices of our Common Stock for the periods indicated. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions, and may not represent actual transactions.

Quarter Ended	High	Low
March 31, 2025 (through January 30, 2025)	$0.4999	$0.180
December 31, 2024	$0.7400	$0.200
September 30, 2024	$1.1667	$0.2574

June 30, 2024	$1.5500	$0.7500
March 31, 2024	$0.9090	$0.1799
December 31, 2023	$0.4500	$0.1570
September 30, 2023	$0.5100	$0.1075

June 30, 2023	$0.5100	$0.2537
March 31, 2023	$0.5100	$0.1001
December 31, 2022	$0.4100	$0.085
September 30, 2022	$0.4499	$0.1503

Holders

As of January 30, 2025, there were approximately 309 shareholders of record for our Common Stock, and the last reported closing bid price of our Common Stock was $0.4999.

Dividend Policy

We have never declared or paid any cash dividend. We do not anticipate that we will declare or pay any dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board deems relevant.

Penny Stock Regulation

Shares of our Common Stock have been and will likely continue to be subject to rules adopted the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ or NYSE system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

●	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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●	a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

●	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

●	a toll-free telephone number for inquiries on disciplinary actions;

●	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our Common Stock may have difficulty selling those shares because our Common Stock will probably be subject to the penny stock rules.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

As of the date of this prospectus, there are 384,031,524 shares of Common Stock issued and outstanding, of which an aggregate of 356,250,020 shares are owned by our directors and executive officer or their affiliates. Upon completion of this offering we estimate that we will have 386,888,666 outstanding shares of our Common Stock, calculated as of January 30, 2025, assuming no exercise of outstanding options or warrants, and no sale of shares reserved for the underwriter for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act of 1933, as amended, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e. securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

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CAPITALIZATION

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, with a par value of $0.01 per share, and 25,000,000 shares of Preferred Stock, with a par value of $0.1 per share.

As of January 30, 2025, there were 384,031,524 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

The following table sets forth our capitalization as of September 30, 2024:

●	On an actual basis; and

●	On a pro forma basis, giving effect to (i) the application of the net proceeds of this offering and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) an assumed offering price per share of $3.50.

The information in the table below does not include the exercise of any options or warrants, or conversion of any indebtedness that may be outstanding or issuable upon the closing of this offering or the exercise of the underwriters’ over-allotment option. The information further does not take into account the Company’s pending Reverse Split.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and notes thereto included elsewhere in this prospectus. See “The Offering” in this prospectus for information relating to the expected number of shares of our Common Stock to be outstanding after this offering.

	As of September 30, 2024
	Actual	On a Pro Forma Basis
	(Unaudited)	(Unaudited)

Cash	$234,367	$9,064,367
Total liabilities	5,153,067	5,153,067
Stockholders’ equity:
Preferred stock - 25,000,000 shares authorized $0.01 par value none issued and outstanding at September 30, 2024	-	-
Common Stock – 1,000,000,000 shares authorized $0.01 par value issued and outstanding common shares at September 30, 2024 383,996,054	3,839,961	3,865,190
Common Stock subscribed – $0.01 par value subscribed common shares at September 30, 2024 were 943,000	9,430	9,430
Additional paid-in capital	17,400,169	26,204,940
Accumulated deficit	(13,300,442)	(13,300,442)
Subscription receivable	(943,000)	(943,000)
Total stockholders’ equity	7,006,118	15,836,118

The number of shares of Common Stock to be outstanding immediately after this offering excludes, as of September 30, 2024:

●	19,775,931 shares of our Common Stock that are available for future issuance under our 2022 Omnibus Performance Award Plan;

●	22,500,000 shares of Common Stock issuable upon exercise of outstanding non-plan options; and

●	3,666,666 shares of our Common Stock underlying a Convertible Promissory Note which may be converted from time to time in the discretion of Harthorne, executed by the Company and Harthorne on August 2, 2024, or any additional shares upon conversion of accrued and unpaid interest under the note.

●	An indeterminate number of shares of Common Stock underlying a Convertible Promissory Note, which may be converted at the discretion of Michael Singh, executed by the Company and Michael Singh on December 31, 2024, upon conversion of $1,600,000 of principal and any accrued and unpaid interest under the note, at a conversion price equal to the closing price of the Company’s Common Stock on the trading day immediately preceding Mr. Singh’s delivery of a notice of conversion.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

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DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed public offering price per common share in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of our outstanding shares of Common Stock as of September 30, 2024. Our historical net tangible book value as of September 30, 2024, was approximately $7,006,118 or $0.018 per share based upon shares of Common Stock outstanding on such date.

After giving effect to our receipt of approximately $8,850,000 of estimated net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from our sale of shares of Common Stock in this offering at an assumed public offering price of $3.50 per share (the midpoint of the price range set forth on the cover page of this prospectus) our pro forma net tangible book value as of September 30, 2024, would have been approximately $15.85 million, or $0.041 per share. This amount represents an immediate increase in net pro forma tangible book value of $0.023 per share of our Common Stock to existing stockholders and an immediate dilution in the pro forma net tangible book value of $3.459 per share of our Common Stock to new investors purchasing shares of Common Stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price	$3.50

Historical net tangible book value September 30, 2024	$0.018

Increase in net tangible book value per share attributable to this offering	$0.023

Pro forma net tangible book value per share as of September 30, 2024, after giving effect to this offering	$0.041

Dilution per share to new investors in this offering	$3.459

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering to be determined at pricing. Each $1.00 increase (decrease) in the assumed public offering price of $3.50 per share (the midpoint of the price range set forth on the cover page of this prospectus), would increase (decrease) the pro forma net tangible book value per share by approximately $0.4961, or approximately $3.955 per share, assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 714,286 in the number of shares of Common Stock offered by us would increase (decrease) the pro forma net tangible book value per share by approximately $0.006, or approximately $3.465 per share, assuming the assumed public offering price remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares of Common Stock in full in this offering, the net tangible book value after this offering would be approximately $17.2 million, or approximately $0.044 per share, the increase in net tangible book value to existing stockholders would be $0.026 per share, and the dilution per share to new investors would be $3.455 per share, in each case based on an assumed public offering price of $3.50 per share (the midpoint of the price range set forth on the cover page of this prospectus).

The number of shares of Common Stock that will be outstanding after this offering set forth above is based on shares of our Common Stock outstanding as of September 30, 2024, does not give effect to the potential reverse stock split, and excludes the following:

●	19,775,931 shares of our Common Stock that are available for future issuance under our 2022 Omnibus Performance Award Plan;

●	22,500,000 shares of Common Stock issuable upon exercise of outstanding non-plan options.

●	3,666,666 shares of our Common Stock underlying a Convertible Promissory Note which may be converted from time to time in the discretion of Harthorne, executed by the Company and Harthorne on August 2, 2024, or any additional shares upon conversion of accrued and unpaid interest under the note; and

●	An indeterminate number of shares of Common Stock underlying a Convertible Promissory Note, which may be converted at the discretion of Michael Singh, executed by the Company and Michael Singh on December 31, 2024, upon conversion of $1,600,000 of principal and any accrued and unpaid interest under the note, at a conversion price equal to the closing price of the Company’s Common Stock on the trading day immediately preceding Mr. Singh’s delivery of a notice of conversion.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with our audited and unaudited financial statements and related notes thereto included elsewhere in this prospectus commencing on page F-1.

Overview

We are a real estate management and hospitality company focused on acquisition, redevelopment, sales, and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers. Our strategy overlays the quality and consistency of the hotel management system over the Airbnb type rental model.

We seek to own and grow a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. We intend to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues. To that effect, on June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize (the “Awaysis Casamora Assets”), pursuant to a series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.4 million (excluding transaction costs and fees) and was settled in a combination of a Purchase Money Mortgage of $2.6 million at 0% interest rate, payable on demand, a Purchase Money Mortgage of $280,000 at 0% interest rate that was paid on August 8, 2022 and 56.8 million shares of the Company’s Common Stock based on a per share price equal to the market price on the date of appraisal of $0.150. As the first acquisition by the Company in Belize and an important milestone, the Company is rebranding the Awaysis Casamora Assets, so it is easily identifiable as an Awaysis Property and fit perfectly with its strategy of creating a countrywide network of Awaysis residential enclave communities in the country for owners and guests to travel, work and play.

Revenues

Our business is expected to encompass a diverse range of activities, including real estate development and sales, hospitality rentals, resort operations, and club management. We anticipate generating revenues from the following primary sources:

●	Real Estate Sales: Selling developed resort inventory, which includes condominiums, single-family homes, and villas, to support our overall growth strategy.

●	Management Services: Providing comprehensive management services for branded resorts through agreements with homeowners’ associations (HOAs), ensuring seamless operations and a high standard of service.

●	Short-Term Rentals: Managing short-term rental operations for both sold and unsold inventory at the resorts we own or manage, offering high-quality accommodations and experiences for vacationers and travelers.

We believe these revenue streams will collectively support our growth strategy and position us as a unique player in the resort and hospitality market.

As of September 30, 2024, our revenue consists primarily of monthly rental income of villas and commission from the rental of real property.

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Sales and Marketing Expenses

Our sales and marketing expenses consist primarily of salaries, commissions and other personnel-related expenses, which may include share-based compensation, for employees engaged in sales, marketing and support of our products and services, promotional and public relations expenses and management and administration expenses in support of sales and marketing.

General and Administrative Expenses

Our general and administrative costs include payroll, employee benefits, and other personnel-related costs, which include share-based compensation, associated with administrative and support staff, as well as legal and accounting costs, insurance costs, depreciation and other administrative fees.

Employee Stock Option Grants

The grant date fair values of employee stock options granted in the years ended June 30, 2023 and 2022 were estimated using the Black-Scholes valuation model with the following:

	For the Years Ended June 30,
	2023	2022
Expected volatility	1630.0%	1884.0%
Risk-free interest	3.81%	2.98%
Dividend yield	-%	-%
Expected terms (years)	8.42	9.42

Results of Operations

We commenced activities and started to incur material costs in the fiscal year ended June 30, 2022, as a result of our change in control transaction in November 2021 and commencement in February 2022 of our business strategy of acquiring, developing, and managing residential vacation home communities in desirable travel destinations. Our business strategy continued through the fiscal year ended June 30, 2024, showing substantial growth in operating expenses in preparation for expected future growth in revenue.

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our development projects, any of which could adversely impact our results of operations.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Fiscal Year Ended June 30, 2024, as Compared to Fiscal Year Ended June 30, 2023

Revenues

We recognized revenue of $50,674 and $107,760 - during the fiscal years ended June 30, 2024, and 2023, respectively. Revenue generated during fiscal year 2024 consisted of monthly rental income and commissions from short term property rentals. Revenue generated during fiscal year 2023 also consisted of monthly rental income and commissions from property rentals. The decrease in revenue from fiscal year 2023 to fiscal year 2024 was a result of construction in areas of the Casamora property which decreased the rental ability of existing units.

Sales and Marketing Expenses

During the fiscal years ended June 30, 2024 and 2023, we incurred sales and marketing expenses of $36,675 and $91,319, respectively, consisting of marketing and support of our products and services, promotional and public relations expenses and management and administration expenses in support of rental offerings and marketing. The decrease in sales and marketing expenses from fiscal year 2023 to fiscal year 2024 was because in fiscal year 2023, we incurred more expenses on the initial push of marketing and sales than in fiscal year 2024 when such expenses stabilized.

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General and Administrative Expenses

During the fiscal years ended June 30, 2024 and 2023, we incurred general and administrative expenses of $7,037,957 and $4,312,499, respectively, consisting of audit and accounting fees, travel and entertainment, payroll and employee benefits, legal fees, filing fees and transfer agent fees, all relating to both sustaining the corporate existence of the Company and public company-related expenses and its continued transitioning from being a shell company to an operating company. The increase in general and administrative expenses from fiscal year 2023 to 2024 was a result of continued growth of the Company’s operations and related increases in such expenses.

Operating Loss

During the fiscal years ended June 30, 2024, and 2023, we recognized operating losses of $(7,023,958) and $(4,296,058), respectively. These losses were primarily attributable to increased operating expenses related to salaries due to the Company scaling its hospitality operations under the Awaysis brand, having to re-audit its two prior years financial statements and preparing for a registered offering of securities. The increase in operating loss from fiscal year 2023 to fiscal year 2024 was a result of increased general and administrative expense and a decrease in recognized revenue which occurred when Casamora moved its Villas from its rental portfolio to renovate them.

Other Income (Expenses)

During the fiscal years ended June 30, 2024 and 2023, we incurred other income and expense of $69,518 and $(612), respectively, consisting of interest earned, offset by interest expense and loss on asset from the write off of software which was never put into service.

Net Loss

During the fiscal years ended June 30, 2024 and 2023, we recognized net losses of $(7,093,476) and $(4,295,446), respectively. These losses were primarily attributable to accounting, marketing, legal, filing fees and transfer agent fees to sustaining the corporate existence of the Company and public company related expenses, and the continued transitioning from being a shell company to an operating company. The increase in net loss from fiscal year 2023 to fiscal year 2024 was a result of increased expenses as described above.

Three Months Ended September 30, 2024, as Compared to Three Months Ended September 30, 2023

Revenues

We recognized revenue of $44,119 and $6,800 - during the three months ended September 30, 2024, and 2023, respectively. Revenue generated during the three months ended September 30, 2024 consisted of monthly rental income and commissions from short term property rentals. Revenue generated during the three months ended September 30, 2023 also consisted of monthly rental income from property rentals. The increase in revenue from the three months ended September 2023 to 2024 was a result of having units available for rent in 2024 that were not available in the prior year period.

Sales and Marketing Expenses

During the three months ended September 30, 2024 and 2023, we incurred sales and marketing expenses of $61,916 and $3,021, respectively, consisting of marketing and support of our products and services, promotional and public relations expenses, and management and administration expenses in support of rental offerings and marketing. The increase in sales and marketing expenses from the three months ended September 30, 2023 to 2024 is due to an increased focus on marketing expenses as construction is completed and units become available for rent.

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General and Administrative Expenses

During the three months ended September 30, 2024 and 2023, we incurred general and administrative expenses of $649,071 and $3,535,607, respectively, consisting of audit and accounting fees, travel and entertainment, payroll and employee benefits, legal fees, filing fees and transfer agent fees, all relating to both sustaining the corporate existence of the Company and public company-related expenses and its continued transitioning from being a shell company to an operating company. The decrease in general and administrative expenses from the three months ended September 30, 2023 to 2024 mostly relates to bonuses of over $2.6 million paid during the three months ended September 30, 2023 that were not included during the three months ended September 30, 2024.

Operating Loss

During the three months ended September 30, 2024 and 2023, we recognized operating losses of $(666,868) and $(3,531,828), respectively. These losses were primarily attributable to the Company transitioning from being a shell company to an operating company under its current management and brand along with the deployment of its sales, marketing, and acquisition initiatives. The decrease in operating loss from the three months ended September 30, 2023 to 2024 was a result of decreased expenses related to salary and payroll bonuses, increased revenue from units being available for rent, and other details as described in this section.

Other Income (Expenses)

During the three months ended September 30, 2024 and 2023, we incurred other income and expense of $27,206 and $0, respectively, consisting of interest expense of $33,054 offset by other income of foreign exchange gains and interest earned of $(5,848)

Net Loss

During the three months ended September 30, 2024 and 2023, we recognized net losses of $(694,074) and $(3,531,828), respectively. These losses were primarily attributable to accounting, marketing, legal, filing fees and transfer agent fees to sustaining the corporate existence of the Company and public company related expenses, and the continued transitioning from being a shell company to an operating company. The decrease in net loss from the three months ended September 30, 2023 to 2024 was a result of decreased expenses related to salary and payroll bonuses, increased revenue from units being available for rent, and other details as described above.

Liquidity and Capital Resources

As of September 30, 2024, we had cash of $234,367 and had a positive working capital of $2,664,034, which was mainly from the issuance of shares for real estate inventory and the sale of shares from our private placement of Common Stock and the June 2024 loan of $1,100,000 to the Company from an affiliate. We have sufficient cash or commitments for funding to satisfy our basic operations for at least 12 months, and expect the anticipated cost of the further development of our properties to come from a $5 million line of credit commitment we expect to consummate in full in the first half of calendar 2025, and of which through the date of this prospectus we borrowed an aggregate of $3,000,000. We will need to raise additional cash to satisfy our medium and long-term requirements.

Historically, an affiliate shareholder has advanced funds on our behalf as we have required for the Company to become, and remain, a fully reporting public company while seeking to create value for shareholders. The shareholder has indicated its intention to continue to do so and most recently loaned $1,100,000 to the Company; provided, however, that such intentions do not represent a binding commitment by the affiliate shareholder and there is no guarantee that it will be able to provide the funding necessary to achieve this objective. To date, the affiliate shareholder has advanced an aggregate of approximately $378,673 on behalf of the Company to cover certain of the Company’s expenses and loaned an additional $1,100,000 for bridge financing. A different entity, which is an affiliate of one of our Co-CEOs, is the lender under our $5 million line of credit commitment. The affiliate is also the lender under two promissory notes, in the aggregate principal amount of $3.1 million, we issued as partial payment for the Chial Reserve Assets.

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Raising debt or equity funding for small publicly quoted, penny stock companies is extremely challenging. We can provide no assurance that funding will be available in the amounts it needs or on terms acceptable to it, if at all. If we are not able to secure adequate additional acquisition and construction capital when it becomes needed, we may be required to make reductions in our acquisition strategy, and/or suspend or curtail planned acquisitions and developments. Any of these actions could materially harm our existing and planned business.

Our plan for satisfying our cash requirements and to remain operational beyond the next 12 months or to further expand our asset base is through the generation of rental revenues, sale of shares of our capital stock to third parties, and advances from our affiliate shareholder or other affiliates. While we are seeking to raise up to $10 million through the sale of our Common Stock or through other offerings of securities, we cannot assure you we will be successful in raising any or all of such capital and in meeting our working capital needs. Since November 23, 2021, we raised an aggregate of $1,918,000 in our private placement, and we can give no assurance that we will be successful in raising the remaining funds being sought, including 943,000 shares of Common Stock that were subscribed, contractually obligated and committed to be issued but have not yet been issued pending payment therefor. We have also issued shares of our Common Stock in lieu of cash to cover compensation obligations to our executives. The capital raises from issuances of equity securities or other issuances has resulted in and could result in additional dilution to our shareholders. In addition, to the extent we continue to incur indebtedness, our incurrence of debt could result in debt service obligations and operating and financing covenants that would restrict our operations.

The following table provides a summary of the net cash flow activity for each of the periods set forth below:

	Year ended June 30,		Three months ended September 30,
	2024	2023	2024	2023
Cash used in operating activities	$503,108	$(257,255)	$(410,248)	$20,630
Cash provided by investing activities	(857,196)	(29,631)	(101,376)	1,849
Cash provided by financing activities	1,100,000)	(195,000	-	0
Change in cash	$745,912	$(481,886	$(511,624)	$22,479

Cash Flows from Operating Activities

We generated positive cash flows from operating activities in the fiscal year ended June 30, 2024 compared to the fiscal year ended June 30, 2023. Net cash flows used in operating activities were $503,108 and $(257,255) for the fiscal years ended June 30, 2024, and 2023, respectively.

Net cash flows used in operating activities were $(410,248) and $20,630 for the three months ended September 30, 2024 and 2023, respectively. The net cash used in operations primarily consisted of the selling, marketing, and general expenses that resulted from the company recently going operational, transferring of inventory assets to assets placed in service as the units become available for rent, and issuance of stock for services provided and payroll.

Cash Flows from Investing Activities

During the fiscal years ended June 30, 2024 and 2023, net cash flow used for investing activities was $(857,196) and $(29,631), respectively.

During the three months ended September 30, 2024 and 2023, net cash flow used for investing activities was $(101,376) and $1,849 respectively. This consisted of payments for building improvements related to assets that have been placed in service.

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Cash Flows from Financing Activities

In 2022 through September 30, 2024, we have financed our operations by way of advances from our current majority shareholders, issuance of shares and debt for real estate inventory, in addition to cash raised from the private placement offering and an affiliate loan. In June 2024 the company received a convertible note in the amount of $1,100,000 from Harthorne Capital, an affiliate shareholder.

For the fiscal years ended June 30, 2024, and 2023, net cash from financing activities was $1,100,000 and $(195,000), respectively.

For the three months ended September 30, 2024 and 2023, net cash from financing activities was $0 and $0, respectively.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing construction and to execute our business plan. In addition, we are dependent upon our controlling shareholders to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Critical Accounting Policies

The Company applies judgment and estimates that may have material effect in the eventual outcome of assets, liabilities, revenues and expenses, accounts receivable, inventory and goodwill. The following explains the basis and the procedure where judgment and estimates are applied.

Inventories

New real estate inventory is carried at the lower of cost or net realizable value. The cost of finished inventories determined on the specific identification method is removed from inventories and recorded as a component of cost of sales at the time revenue is recognized. In addition, an allocation of depreciation and amortization is included in cost of goods sold. Under the specific identification method, if finished real estate inventory can be sold for a profit there is no basis to write down the inventory below the lower of cost or net realizable value.

As per ASC 970-340-25-18, once the property is considered substantially complete, the capitalization of costs typically ceases. The entity stops adding new costs to the property’s carrying value except for additional improvements or costs that extend the asset’s life or improve its utility. This means that these types of costs are no longer added to the property’s carrying value once the property is substantially completed and held for rental. Instead, these costs are expensed as incurred, unless they directly enhance the property or extend its useful life.

Once the property is held for rental and substantially complete, the property is classified as a depreciable real estate asset and the total cost capitalized to date up to the point of substantial completion becomes the asset’s carrying amount. The cost of the property’s carrying amount (less its land value) is allocated over its estimated useful life.

Costs incurred after the property is completed and held for rental are generally expensed unless they extend the property’s useful life (ASC 970-340-35-3).

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BUSINESS

We are a real estate management and hospitality company focused on acquisition, redevelopment, sales, and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers.

Increased global trends towards “work from home” opportunities have impacted both residency and travel. We believe that more people are seeking comfortable and convenient places to travel, visit, and live for extended durations. We seek to capitalize on these trends by transforming residential resort properties in desirable locations into convenient enclaves that facilitate this type of travel or residency. We define an enclave as a gated community that has all the amenities that will allow a person to live, work and play without having to leave the community.

At least initially, our target acquisitions are resorts that have not been completed nor have a prior operational history. As such we intend to purchase the real estate and finish the development, then we would sell the finished units to individual buyers and put them in a rental pool that we would manage.

We seek to own, grow and manage a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

We are a licensed real estate corporation in the State of Florida and maintain compliance with the Florida Real Estate Commission, the entity that regulates companies providing real estate services such as rentals, management, and sales. Additionally, our business is subject to federal, state, local and foreign laws, rules, and regulations that may vary depending on the geographical location and classification of our individual properties. Hospitality operations are also subject to compliance with the U.S. Americans with Disabilities Act and other laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, safety, environmental and other property condition matters, staffing and employee training, and cleanliness/sanitation protocols.

Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. The Company intends to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues.

Awaysis Casamora Assets

On June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize (the “Awaysis Casamora Assets”), pursuant to a series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.4 million (excluding transaction costs and fees) and was settled in a combination of a Purchase Money Mortgage of $2.6 million at 0% interest rate, payable on demand, a Purchase Money Mortgage of $280,000 at 0% interest rate that was paid on August 8, 2022 and 56.8 million shares of the Company’s Common Stock based on a per share price equal to the market price on the date of appraisal of $0.150.

As the first acquisition by the Company in Belize and an important milestone, the Company is rebranding the Awaysis Casamora Assets, so it is easily identifiable as an Awaysis property and align seamlessly with its strategy of creating a network of Awaysis residential enclave communities.

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The Awaysis Casamora Assets are located in San Pedro, Belize, minutes away from the town core, is a 2.5 acres site with 300 feet of beach frontage overlooking the reef that is less than a mile offshore. The property is expected to feature 30 renovated 1-, 2- & 3- bedroom private suites, a wellness spa and fitness facility, gourmet dining restaurant, executive remote work center, private roof top lounge, and lap pool. Along the water edge, there is planned a beach bar and waterfront esplanade.

There are 4 distinct features to the property:

●	The main 4-story condominium complex that sits atop 20,995 square feet of prime oceanfront land having a frontage of 100 feet on the beach reserve and Caribbean Sea and comprises twenty individually stratified 2-bedroom, 2-bathroom ocean view condo suites, of which twelve units are available for re-sale. The condo suites average 1,400 square feet plus an additional 250 square feet of outdoor balcony space that can be used as a lounge area and patio. Each condo suite has an unobstructed ocean view and overlooks the lap pool. We expect the total remaining construction costs to complete development of this portion of the Awaysis Casamora Assets to be approximately $2,500,000.

●	A 10,000 square foot amenities building immediately adjacent to the condominium complex which includes the fitness center, wellness spa on the ground floor, Pilates/Yoga studios and an executive remote working space with a balcony on the first floor, and a dining area and lounge on the rooftop. We have entered into a short-term lease with a lessor at $13,000/month for 6 months with an extension for another 6 months. As a result, we commenced generating revenue while we complete construction on the main residential units. We have completed development of this portion of the property.

●	Two 2-story waterfront villas with manicured gardens on 13,590 square feet of additional prime oceanfront land having another frontage of 100 feet on the beach reserve and Caribbean Sea. The north villa contains four 1-bedroom, 1-bathroom furnished units, each with 675 square feet of interior space plus additional balcony/porch exterior space. The south villa contains two 1-bedroom, 1-bathroom furnished units, each with 675 square feet of interior space plus additional balcony/porch exterior space on the ground floor and one 3-bedroom, 3-bathroom unit with 1,350 square feet of interior space plus additional balcony/porch exterior space on the top floor. We have projected to have these renovated for placement in the rental pool in the first quarter of calendar 2025. We expect the total remaining construction costs to complete development of this portion of the Awaysis Casamora Assets to be approximately $515,000.

●	A 3-story building on the street side of the property. Due to its location on the main commercial street in San Pedro, walking distance to the main town center, we believe that it has the potential for residential use either as a primary residence or as rental property with commercial potential. The ground floor consists of 1,250 square feet of interior space; and can be custom built as a bar, restaurant, or retail space once fully renovated. The deck offers approximately 450 additional square footage for customers to use as a lounge area or outdoor bar. The first floor open area consists of 1,250 square feet of interior space that can be converted into one large 3-bedroom unit or two units. The Penthouse unit consists of 3 bedrooms, 2 full bathrooms, a full kitchen, breakfast bar, 6 seat dining area, and living area. The Penthouse is fully air conditioned and comes fully furnished. Additionally, the Penthouse includes a private balcony to the master suite, and a larger balcony with street and sea views. We have leased the 3-2 unit on the first floor for $1,700 USD per month. Additionally, the lessee on the main amenities building has agreed to lease this unit at $3,000 per month when the lease expires in April 2025. The same tenant is leasing the first floor and unfinished second floor for $3,000 per month. We have completed development of this portion of the property.

All villas, suites and units may be occupied by the owner or may be contributed to the rental pool on a profit split basis, making it a flexible option for those that either wish to occupy part-time, or that wish to earn positive income from their ownership with no management responsibility.

Development Strategy

The twelve 2-bedroom, 2-bathroom ocean view condo suites in the 4-story condominium complex that are available for re-sale are fully gutted as of the date of this prospectus and the grey works are currently underway with over 60% already completed. The intention is to finish one model unit on the first floor to showcase the full experience of indoor space and outdoor balcony space to aid in the pre-sales.

For unit rentals in San Pedro generally, the average daily rate for a 2-bedroom, 2-bathroom condo suites with a view of the ocean in San Pedro is on average approximately $650 per night with an occupancy rate of 69% adjusted for seasonality. We expect that our villas will be rented out at similar rates and with similar occupancy rates.

We believe that currently there is no inventory of unobstructed ocean view condo suites in San Pedro that already have fully stratified titles and over 60% of gray works completed. Mostly the inventory in San Pedro is pre-construction or simply based off of renderings only.

We have commenced refurbishments on both of the waterfront villas, including renovations of the balconies, a roof replacement and a full renovation of the 3-bedroom, 3-bathroom unit on the top floor of the south villa, that are all underway. One of the units on the ground floor of the south villa is currently being used as the sales and management office where onsite staff can manage construction and maintenance personnel for the entire development project.

The north villa units are all rent-ready as-is with some minor refurbishments. The average daily rental rate for 1-bedroom, 1-bathroom villas with an ocean view in San Pedro is on average approximately $175 per night and for 3-bedroom, 3-bathroom villas, $550 per night, with an occupancy rate of 69% adjusted for seasonality.

We are also refurbishing the 3-story building, with the ground floor being left available for either a commercial tenant or residential tenant to be secured to determine the finishing of that unit. Similarly, the first floor is being left available for either a 3-bedroom residential tenant or a 1-bedroom residential tenant to determine the finishing of that unit(s).

The penthouse is already rent-ready as is with some minor refurbishments.

We expect the total remaining construction costs to complete development of the Awaysis Casamora Assets to be approximately $3,015,000, and estimate completion, assuming availability of funds, to occur in Q1 2025.

As of September 30, 2024, Awaysis has six units available for rent. Four of these units consist of Company-owned villas. The Company maintains a rental agreement with the owners of the other two units, both of which are a part of the Company’s rental pool. We anticipate renovating these units. Awaysis has also entered into a one-year lease agreement, effective April 1, 2024, on a three-bedroom condominium located in the commercial building adjacent to the resort property. This unit has been listed for sale.

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Infrastructure

Through the date of this prospectus, the following has been accomplished:

●	All infrastructure has been installed, in particular the road network, water, power and internet, with municipal grid connections, subject to some electrical testing and further upgrading to be determined if required.

●	Building permits for the construction of the entire project has already been issued and will need to be extended in June 2025.

●	All building structural engineering reports have been completed for the condominium complex and determination for the requirements for the other buildings is still being assessed and budgeted for even if found to be unnecessary.

●	The project has had full environmental clearance.

●	Hotel licenses are currently in the process to be obtained.

●	All project liability insurance is already obtained.

●	The amenities building is completed and rented.

●	The three story mixed use building is completed and rented.

●	The gates at the entrance have been installed.

●	The marketing and development plans have been completed.

●	Glass and rails have been ordered and awaiting delivery.

Chial Reserve Assets

On December 31, 2024, Awaysis Belize Ltd., a Belize corporation and our wholly-owned subsidiary, acquired all of the stock and substantially all of the assets of Chial Mountain Ltd., a Belize corporation, pursuant to the terms and conditions of an Agreement of Purchase and Sale, dated December 31, 2024 and effective December 20, 2024, between Chial Mountain and Awaysis Belize. Pursuant to the terms of the Asset Purchase Agreement, Awaysis Belize acquired all outstanding shares of Chial Mountain and concurrently acquired substantially all of the assets of Chial Mountain on an “as is, where is” basis, including, but not limited to: (i) all tangible and intangible property of Chial Mountain; and (ii) certain real property located in the Cayo District of Belize, aggregating over 63 acres (the “Chial Reserve Assets”). The aggregate estimated purchase price is $5,500,000, subject to potential adjustments, consisting of: (i) $2,400,000 in cash; (ii) a $1,500,000 secured promissory note, dated December 21, 2024, between the Company and Michael Singh, which bears no interest and has a maturity date on the earlier of February 15, 2025, or the up-listing of the Company to the NYSE American; and (iii) a $1,600,000 senior convertible promissory note, dated December 20, 2024, between the Company and Michael Singh, which bears interest at a rate of 3.5% per annum and has a maturity date of June 30, 2025.

In order to comply with several legal formalities of Belize, Mr. Singh and Andrew Trumbach, the Company’s Co-CEO and Chief Financial Officer, directly formed and were 100% owners of Awaysis Belize before transferring 100% of their ownership to the Company for nominal consideration.

As the second acquisition by the Company in Belize, the Company expects to rebrand the Chial Reserve Assets, so it is easily identifiable as an Awaysis Property and align seamlessly with its strategy of creating a countrywide network of Awaysis residential enclave communities.

The Chial Reserve Assets are a gated community and resort development located in the Macal River Valley, Cayo District, Belize. The property includes approximately 35 villas consisting of an estimated 59,000 square feet and spans approximately 63 acres of pristine rainforest terrain, offering a harmonious blend of natural beauty and modern amenities. The addition of the Chial Reserve Assets provides a luxurious yet sustainable living experience to our customers and a revenue opportunity to the Awaysis portfolio, integrating modern conveniences with the natural splendor of Belize’s rainforest.

The completed portion of the property consists of:

●	Eight completed two-bedroom villas, each with private pools, expansive decks, high ceilings, and floor-to-ceiling windows offering panoramic rainforest views. Each villa includes two full bathrooms with indoor/outdoor showers, fully equipped gourmet kitchens, air conditioning, high-speed Wi-Fi, and private carports. The completed villas are available for purchase, with options for owners to participate in a rental program.

●	Existing amenities also include a fully constructed restaurant and café, along with maintenance and operations facilities.

All villas and units may be occupied by the owner or may be contributed to the rental pool on a profit split basis, making it a flexible option for those that either wish to occupy part-time, or that wish to earn positive income from their ownership with no management responsibility.

Development Strategy

As of January 2025, the Company has sold five villa units, with two units paid in full and three under a developer mortgage. Three completed units remain available for sale, with a current rental occupancy rate of approximately 75% based on the latest data. Our remaining villas are expected to be further developed and renovated through 2026.

To enhance the property’s appeal and long-term value, the Company is constructing a Spa and Wellness Center, to feature luxury treatment rooms, a beauty salon, sauna, and Jacuzzi, all designed to promote holistic rejuvenation and wellness experiences for guests and residents.

Additionally, the Company is developing a new on-site restaurant and marketplace, expected to emphasize locally sourced, organic ingredients, with a focus on elevating Belizean cuisine to fine-dining standards.

Both the Spa and Wellness Center and the restaurant are anticipated to open by the end of 2025.

History

The Company was formed in Delaware on September 29, 2008, under the name ASPI, Inc (“ASPI”).

On April 25, 2012, ASPI filed an amendment to its Certificate of Incorporation to change its name from ASPI, Inc. to JV Group, Inc. and to increase the number of its authorized common shares from One Hundred Million (100,000,000) shares to One Billion (1,000,000,000) shares.

From its formation on September 28, 2008, through September 7, 2011, the Company was a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of Common Stock to create value for the Company’s shareholders.

From September 8, 2011, through October 2015, through the Company’s wholly owned subsidiary, Prestige Prime Office, Limited (“Prestige”), a Hong Kong Special Administrative Region Corporation, the Company operated as a serviced office provider in the Far East. Prestige ceased serviced office provider operations in October 2015, and effective September 30, 2017, the Company disposed of Prestige and its assets and liabilities.

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As of November 23, 2021, Michael A. Littman ATTY, Defined Benefit Plan, MAL as trustee, an affiliate of Michael A. Littman, the then secretary and a director of the Company and the owner of 98,108,000 shares of the Company’s Common Stock representing approximately 99.2% of the Company’s issued and outstanding Common Stock, sold 98,008,000 shares to Harthorne Capital Inc., a Delaware corporation (“Harthorne”), for aggregate consideration of $500,000, or approximately $0.0051 per share. This transaction was deemed a change of control, and effective as of November 23, 2021, (a) Calvin D. Smiley, Sr., the Company’s Chief Executive Officer and President, resigned from all officer and employment positions with the Company and its subsidiaries, (b) Michael A. Littman resigned from all officer and employment positions with the Company and its subsidiaries, (c) Michael Singh was appointed Chief Executive Officer, (d) Dr. Andrew Trumbach was appointed President, Chief Financial Officer, Secretary and Treasurer and (e) Lisa Marie Iannitelli was appointed Executive Vice President, Director-Investor Relations.

Contemporaneously, the size of the Board of Directors of the Company was increased from three directors to six directors. Michael Singh was appointed as Chairman of the Board and Dr. Andrew Trumbach and Lisa Marie Iannitelli were each appointed as a director, filling the vacancies on the Board resulting from the increase to the size of the Board.

Effective as of January 7, 2022, Messrs. Littman, Smiley and Green each resigned as directors of the Company. Subsequently, Tyler A Trumbach, Dr. Claude Stuart and Dr. Narendra Kini were appointed to the Board to fill the vacancies resulting from such January 7, 2022 resignations.

In February 2022, the Board of Directors of the Company determined to pursue a business strategy of acquiring, developing, and managing residential vacation home communities in desirable travel destinations.

On May 18, 2022, we changed our name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

In September 2024, our Board of Directors and holders of a majority of our outstanding voting securities, approved of a reverse split of up to 1-for-20 of our issued and outstanding shares of Common Stock (the “Reverse Split”) and authorized our Co-CEOs, in their sole discretion, to determine the final ratio and effect the Reverse Split any time before the one year anniversary of the approval date. We do not yet have an effective date for the Reverse Split, but expect the Reverse Split to take effect in the second half of our 2025 fiscal year.

Our principal executive offices are located at 3400 Lakeside Drive, Suite 100, Miramar, Florida 33027. Our main telephone number is (855) 795-3311. Our website is www.awaysisgroup.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Our Business

Our business is expected to encompass a diverse range of activities, including real estate development and sales, hospitality rentals, resort operations, and club management. We anticipate generating revenues from the following primary sources:

●	Real Estate Sales: Selling developed resort inventory, which includes condominiums, single-family homes, and villas, to support our overall growth strategy.

●	Management Services: Providing comprehensive management services for branded resorts through agreements with homeowners’ associations (HOAs), ensuring seamless operations and a high standard of service.

●	Short-Term Rentals: Managing short-term rental operations for both sold and unsold inventory at the resorts we own or manage, offering high-quality accommodations and experiences for vacationers and travelers.

We believe these revenue streams will collectively support our growth strategy and position us as a unique player in the resort and hospitality market.

As development of the Awaysis Casamora Assets progresses, and more units are expected to become rentable, increased hospitality operations are expected over the coming months.

In September 2024, the Company entered into leases for the renting out of commercial space, enabling an increase in rental income of $16,000 per month in the aggregate.

Development Activities

We commenced developing resorts in Belize and intend to expand into other emerging resort markets as funds allow, including building additional phases at existing resorts, including re-acquiring inventory from owners in default and in the open market and sourcing other real estate assets from third parties.

Our development activities involving the acquisition of real estate are expected to be followed by construction or renovation to create integrated resorts under the “Awaysis” banner and brand. These development activities, and the related management of construction activities, are expected to be performed by us as developers and under a cost plus construction contract with R&B Construction Company Limited or other construction companies. The development and construction of the resorts require a large upfront investment of capital and can take several years to complete in the case of a ground-up or partially completed project.

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On August 10, 2023, we executed a non-binding letter of intent with W2 Enterprises S.R.L. Subject to the terms and conditions of a definitive purchase agreement we expect that we will enter into among the parties, we intend to acquire approximately thirty-eight units consisting of an estimated 44,527 sq. ft. located in Cabarete, Dominican Republic, for an aggregate purchase price of approximately $1,500,000 payable in a combination of cash and shares of our Common Stock (the “La Bocca Acquisition”). Although the letter of intent has expired, we are continuing to negotiate the terms of the La Bocca Acquisition. However, there can be no assurance that the acquisition will be consummated. If we are unable to reach an agreement with the seller within the next three months, we believe it is unlikely that the acquisition will proceed.

On January 4, 2024, we executed a non-binding letter of intent with Boca Chica Resorts Limited, to potentially acquire approximately 126 units consisting of an estimated 286,312 sq. ft. located in San Pedro, Belize, for an aggregate purchase price of approximately $42,000,000 payable in a combination of cash and shares of our Common Stock. Since the date of the letter of intent, through due diligence, we identified significant concerns regarding liabilities and the financial viability of the project, and independently, the property was foreclosed upon and a bank took possession of the property. As a result, we terminated the letter of intent and are considering attempting to acquire the property out of a foreclosure auction process, while we continue to evaluate the due diligence findings and determine if we can adequately address the risks that we have identified. We can make no assurances that we will ever acquire the La Sirene property.

Marketing and Sales Activities

Our planned marketing and sales activities are expected to be based on targeted direct marketing and a highly personalized sales approach. We intend to use targeted direct marketing to reach potential purchasers of units or sell through a licensed distribution network of both in-market and off-site sales centers. Our products are expected to be marketed for sale or rent globally. We intend to offer owner financing up to 50% of the price of the units. In its current form, the offering of owner financing allows a buyer to pay a minimum of 50% of the purchase price at closing. The remaining balance is to be paid off by giving a mortgage to Awaysis that is registered on title at an interest rate that is slightly higher than commercially available interest rates and amortized over five, ten or twenty-five years where the buyer agrees to make monthly payments to Awaysis until the term is complete and the balance is paid in full.

Resort Management Activities

Resort Management

For each resort property we acquire and develop, we intend for Awaysis Capital, LLC, our management company subsidiary to enter into a management agreement. The management company is expected to ensure that the resorts are well-maintained and financially stable, and the services provided are expected to include day-to-day operations of the resort, maintenance of the resort, preparation of reports, budgets and projections and employee training and oversight. The management agreements are expected to provide for a cost-plus management fee, which means we would generally earn a fee over and above the cost to operate the applicable resort. As a result, the management fees we expect to earn would be predictable, unlike traditional revenue-based hotel management fees, and our management fees generally would be unaffected by changes in rental rate or occupancy. We also expect to be reimbursed for the costs incurred to perform our management services, principally related to personnel providing on-site services.

Rental of Available Inventory

We intend to rent unsold inventory at our resorts as well as to rent inventory that is sold on behalf of the owners. By using our websites and other direct booking channels to rent available inventory, we intend to be able to reach potential new customers and introduce them to our resorts. Inventory rentals would allow us to utilize otherwise unoccupied inventory to generate additional revenues and provision of ancillary services. We expect that we will earn a fee from rentals of third-party inventory. Additionally, we intend to provide ancillary offerings including food and beverage, retail, and spa offerings at our planned resorts.

Competition

The resort and hotel industry are highly competitive and comprised of several national and regional companies that develop, finance and operate resorts and hotels.

Our business will compete with other entities engaged in the leisure and vacation industry, including resorts, hotels, cruises, and other accommodation alternatives, such as condominium and single-family home rentals. We also intend to compete with home and apartment sharing services that operate websites that market available privately-owned residential properties that can be rented on a nightly, weekly, or monthly basis. In certain markets, we may compete with timeshare operators, and it is possible that other potential competitors may develop properties near our resort locations once acquired, developed, and marketed.

Our business will also compete with the virtually thousands of other hotels, resorts and timeshare operators vying for vacation travelers, in all cases based principally on location, quality of accommodations, price, service levels and amenities, financing terms, quality of service, terms of property use, reservation systems, flexibility, as well as brand name recognition and reputation. We also compete for property acquisitions and partnerships with entities that have similar business and development objectives to us.

We believe that, in the competitive industry in which we intend to operate, trademarks, service marks, trade names and logos are very important to the marketing and sales of products. While we have trademarked the name and logo “Awaysis”, which we believe is compelling, it is a new brand and there are many other trademarks, service marks, trade names and logos that have much greater brand identification.

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There is also significant competition for talent at all levels within the industry, especially in sales and management.

Seasonality and Cyclicality

We expect to experience seasonality in the rental segment of our planned business, with stronger revenue generation during traditional vacation periods for those expected locations. Our business of selling units may be moderately cyclical as the demand for vacation units for sale is affected by the availability and cost of financing for purchasers, as well as general economic conditions and the relative health of the travel industry.

Supply Chains

While we have not experienced material supply chain disruptions or issues since we commenced construction on Awaysis Casamora, in general supply chain disruptions and the cost of materials, parts and labor have progressively increased, and may continue to do so over the long-term. Our construction projects, including renovations and/or maintenance, are a routine and necessary part of our business. We may incur costs for these projects or routine maintenance at our properties that exceeds our original estimates due to increased costs for materials or labor or other costs that we do not anticipate. We also may be unable to complete our development projects on schedule due to supply chain disruptions or labor shortages.

Government Regulation

Our proposed business is subject to various international, national, federal, state, and local laws, regulations and policies in jurisdictions in which we intend to operate. Some laws, regulations and policies would impact multiple areas of our business, such as securities, anti-discrimination, anti-fraud, data protection and security and anti-corruption and bribery laws and regulations or government economic sanctions, including applicable regulations under the U.S. Treasury’s Office of Foreign Asset Control and the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA and similar anti-corruption and bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or generating business. Other laws, regulations and policies primarily affect one of our areas of business: real estate development activities; marketing and sales activities; financial services activities; and resort management activities. We will continue to be subject to applicable new legislation, rules and regulations that have been proposed, or may be proposed, by federal, state and local authorities relating to the origination, servicing and securitization of mortgage loans.

Real Estate Development Regulation

Our planned real estate development activities are regulated under a number of different statutes in the jurisdictions we intend to operate, including Belize. We would generally be subject to laws and regulations typically applicable to real estate development, subdivision, and construction activities, such as laws relating to zoning, land use restrictions, environmental regulation, accessibility, title transfers, title insurance and taxation. In Belize, these include the equivalent to the U.S. Americans with Disabilities Act and the Accessibility Guidelines promulgated thereunder. In addition, we may be subject to laws in some jurisdictions that impose liability on property developers for construction defects discovered or repairs made by future owners of property developed by the developer.

Marketing and Sales Regulation

Our marketing and sales activities are expected to be highly regulated. A wide variety of laws and regulations govern our marketing and sales activities, including regulations implementing the USA PATRIOT Act, Foreign Investment In Real Property Tax Act, the Federal Interstate Land Sales Full Disclosure Act and fair housing statutes, U.S. Federal Trade Commission (“FTC”) and state “Little FTC Act” and other regulations governing unfair, deceptive or abusive acts or practices including unfair or deceptive trade practices and unfair competition, state attorney general regulations, anti-fraud laws, prize, gift and sweepstakes laws, real estate, title agency or insurance and other licensing or registration laws and regulations, anti-money laundering, consumer information privacy and security, breach notification, information sharing and telemarketing laws, home solicitation sales laws, tour operator laws, lodging certificate and seller of travel laws and other consumer protection laws.

We expect that we must obtain the approval of numerous governmental authorities for our planned marketing and sales activities. Changes in circumstances or applicable law may necessitate the application for or modification of existing approvals.

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Resort Management Regulation

Our planned resort management activities are expected to be subject to laws and regulations regarding community association management, public lodging, food and beverage services, liquor licensing, labor, employment, health care, health and safety, accessibility, discrimination, immigration, gaming, and the environment (including climate change).

Environmental Matters

We expect to be subject to certain requirements and potential liabilities under various U.S. federal, state and local and foreign environmental, health and safety laws and regulations and incur costs in complying with such requirements. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. In addition to investigation and remediation liabilities that could arise under such laws, we may also face personal injury, property damage, fines, or other claims by third parties concerning environmental compliance or contamination. We expect to use and store hazardous and toxic substances, such as cleaning materials, pool chemicals, heating oil and fuel for back-up generators at some of our planned facilities, and we expect to generate certain wastes in connection with our planned operations. We may, from time to time, be responsible for investigating and remediating contamination at some of our developed facilities, such as contamination that has been discovered when we have removed underground storage tanks, and we could be held responsible for any contamination resulting from the disposal of wastes that we generate, including at locations where such wastes have been sent for disposal. In some cases, we may be entitled to indemnification from the party that caused the contamination pursuant to our management, construction, or renovation agreements, but there can be no assurance that we would be able to recover all or any costs we incur in addressing such problems. From time to time, we may also be required to manage, abate, remove, or contain mold, lead, asbestos-containing materials, radon gas or other hazardous conditions found in or on our planned properties.

Human Capital

Currently, we have four full-time employees, including our executives. We presently do not have pension, health, annuity or, insurance; however, we intend to adopt some or all of such employee benefits in the future. There are presently no personal benefits available to any officers, directors, or employees. Our employees are all based in the United States, at our office located in Miramar, Florida. These employees oversee day-to-day operations of the Company. As required, we also engage consultants to provide services to the Company both in the U.S. and Belize, including real estate, regulatory, legal and corporate services. We are subject to labor laws and regulations that apply to our locations in the U.S. and Belize. These laws and regulations principally concern matters such as pensions, paid annual vacation, paid sick days, length of the workday and work week, minimum wages, overtime pay, insurance for work-related accidents, severance pay and other conditions of employment. We have no unionized employees.

We believe we are able to attract and retain top talent by creating a culture that challenges and engages our employees, offering them opportunities to learn, grow and achieve their career goals.

We believe that we provide competitive compensation for our employees. We may also offer annual bonuses and stock-based compensation for eligible employees.

We aim to provide our employees with advanced professional and development skills, so that they can perform effectively in their roles and build their capabilities and career prospects for the future.

We strive to encourage a diversity of views and to create an equal opportunity workplace.

Where You Can Find More Information

Our website address is https://awaysisgroup.com. Information on our website is not incorporated by reference herein.

PROPERTIES

Our principal executive office is located at 3400 Lakeview Drive, Suite 100, Miramar, Florida, pursuant to a 62-month lease that commenced at or around September 1, 2022. This facility, consisting of 2,349 square feet, is expected to provide the space and infrastructure necessary to accommodate our present operations, based on our current business plan. The annual rent for the first lease year was approximately $86,000, with subsequent lease years subject to escalation clauses.

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As of September 30, 2023, we have been the owner of the Awaysis Casamora Assets, some of which are still under development. See “Business – Awaysis Casamora Assets” above.

As of December 31, 2024, we have been the owner of the Chial Reserve Assets, some of which are still under development. See “Business – Chial Reserve Assets” above.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We were not currently a party or subject to any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

MANAGEMENT

Board of Directors

The following table lists the names, ages and positions of the individuals who serve as directors of the Company:

Name	Age	Titles
Michael Singh	58	Chairman, Co-Chief Executive Officer, and Director
Dr. Andrew E. Trumbach	63	Co-Chief Executive Officer, Chief Financial Officer, and Director
Lisa-Marie Iannitelli	46	Executive Vice President, Investor Relations, and Director
Dr. Claude Stuart	63	Director
Dr. Narendra Kini	62	Director
Tyler Trumbach	34	Chief Legal Counsel and Director

Michael Singh, Chairman, Co-Chief Executive Officer and Director. Mr. Singh has been the Company’s Chairman of the Board and a member of the Company’s Board of Directors since November 23, 2021, and from November 23, 2021 to June 26, 2024 he was the Company’s Chief Executive Officer. On June 26, 2024, Mr. Singh was appointed Co-Chief Executive Officer with Andrew Trumbach. Mr. Singh is the founder and CEO of BTALCO Limited for over 20 years, and which is a leading logistics provider in Belize. Mr. Singh is also the managing partner for Island Club Resorts Ltd since June 2002 and has successfully developed, operated and sold the Belize Yacht Club, a major condominium development in San Pedro, Ambergris Caye, which consists of approximately 80 luxury units. Mr. Singh is also, since February 2016, the founder and Managing Partner of Century 21 Belize, a leading provider of real estate sales services in Belize. Mr. Singh holds a degree in Finance and International Business from Loyola University in New Orleans. At various times, he has served in the capacity of CEO for the Ministry of Tourism, Civil Aviation and Culture, and CEO of the Ministry of Trade and Investments, in Belize. Mr. Singh has extensive experience in a variety of successful Belize-based ventures.

Mr. Singh is an Executive Director of Harthorne Capital, Inc.

The Company believes that Mr. Singh is qualified to serve as a member of the Board of Directors due to his extensive business experience.

Dr. Andrew E. Trumbach, Co-Chief Executive Officer, Chief Financial Officer and Director. Dr. Trumbach has been a member of the Company’s Board of Directors since November 23, 2021, and President from November 23, 2021 to June 26, 2024. Dr. Trumbach previously served as the Chief Financial Officer of the Company until his resignation on August 15, 2022, and has since been reappointed as CFO in September 2023. On June 26, 2024, Dr. Trumbach was appointed Co-Chief Executive Officer of the Company with Mr. Singh. Since 1992, Dr. Trumbach has been a consultant providing tax, accounting and financial analysis services and accounting information systems solutions to middle market companies and family-owned businesses. From 2008 to 2014, Dr. Trumbach was a part-time Professor at Nova Southeastern University, H. Wayne Huizenga School of Business and Entrepreneurship, where he taught classes on accounting, financial management, cost accounting, and accounting information systems. He was the part-time Chief Financial Officer of Omnia Wellness Inc. (OTC:OMWS) from March 2021 to October 2023. He was the EVP/CFO of a holding company from 2008 to 2019 that owned and operated one of the largest perfume distribution businesses operating worldwide. The company acquired and managed affiliated companies that included over 45 retail stores and a duty-free company operating airline, cruise, and retail duty free and duty paid concessions located in cruise, airport, and border locations worldwide. Prior to 2008, Dr. Trumbach spent 14 years as the CFO/CIO and Sr VP of a family-owned holding and investment company that included a portfolio that consisted of commercial, industrial, and residential real estate holdings, mining operations, outdoor advertising, publishing, polling, water and sewer utility, mobile home parks, data centers, and funeral homes. Prior to moving to industry, Dr. Trumbach spent three years working in an international accounting firm and five years in a regional firm working in public accounting in both the Caribbean and the United States. Dr. Trumbach is currently the owner of Writeup Express, Inc. In addition to a Bachelor of Science degree in Accounting and a Master of Business Administration degree, Dr. Trumbach has earned Doctorate degrees in both Information Technology Management and Accounting. He has undertaken numerous consulting projects for major companies in the United States and the Caribbean.

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Dr. Trumbach is the President, CFO and an Executive Director of Harthorne Capital, Inc.

The Company believes that Dr. Trumbach is qualified to serve as a member of the Board of Directors due to his extensive business and financial experience, including acting as executive officers and directors of other public companies.

Lisa Marie Iannitelli, Executive Vice President, Investor Relations and Director. Ms. Iannitelli has been the Company’s Executive Vice President, Investor Relations and a member of the Company’s Board of Directors since November 23, 2021. Ms. Iannitelli has been the CEO and President of Wentworth Capital Markets Inc. since January 2017. Prior to that, from October 2010 to December 2018, Ms. Iannitelli was Director of Investor Relations & Business Development at The Delavaco Group. From March 2005 to August 2010, she was a Compliance Officer and then was an Investment Associate, at BMO Nesbitt Burns Inc. Ms. Iannitelli is an executive director of Harthorne Capital, Inc.

The Company believes that Ms. Iannitelli is qualified to serve as a member of the Board of Directors due to her extensive investor relations experience and experience assisting real estate companies to go public.

Dr. Claude Stuart, Director. Dr. Stuart has been a member of the Company’s Board of Directors since February 17, 2022. Dr. Stuart is an Adjunct Assistant Professor of Mathematics at Farmingdale State College of the State University of New York, and an instructor for the New York City Department of Education for more than the past five years. He earned a Bachelor of Science in Economics from Rider University, a Juris Doctorate from Seton Hall University School of Law, a Master of Science in Mathematics from St. John’s University, and a Doctorate in Education Administration from Dowling College, New York. He is an attorney and is admitted to practice law in the New Jersey Supreme Court and Federal Court. He is also being called to the Bar in Belize. He is a trustee of the New York Annual Conference of the United Methodist Church, a not-for-profit organization, a member of the Council of Finance and Administration, and a member of the Audit Committee and the Board of Camping and Retreat Ministries. He is the Vice-President and Treasurer of Friends Supporting the Anglican Diocese of Belize Inc., a not-for-profit organization registered in the State of New York. He is also the Northeast-Regional Director of Benjamin Banneker Association, an affiliate of The National Council of Teachers in Mathematics and a member of several research and professional organizations.

The Company believes that Dr. Stuart is qualified to serve as a member of the Board of Directors due to his experience as an attorney and his education.

Dr. Narendra M. Kini, Director. Dr. Kini has been a member of the Company’s Board of Directors since February 17, 2022. Dr. Kini has more than 25 years’ experience as a Chief Executive Officer, Chief Medical Officer, and an ER and Trauma doctor. Dr. Kini most recently served as the Chief Medical Officer of the State of Florida COVID-19 Infectious Disease Field Hospital System where he oversaw all clinical personnel for the 9-hospital system. In that role, Dr. Kini provided training and in-servicing, ran drills with clinical staff, ensured quality patient care, and provided guidance regarding necessary equipment and supplies to treat COVID-19 patients. Prior to that, from January 2008 until June 2019, Dr. Kini served as the Chief Executive Officer for Nicklaus Children’s Hospital (f/k/a Miami Children’s Hospital), providing management to the 26 facilities in the system and a 309-bed hospital with 3,000 employees and 700 plus physicians. He also provided ancillary and clinical operations leadership as the Chief Medical Officer for Trinity Health, a 45-hospital, $5 billion system. Dr. Kini also works as a consultant for innovation in digital health at KiniConsult, a company he founded in 2019. A graduate from University of Alabama and Medical College of Wisconsin, Dr. Kini has a Master of Science in Health Management to complement his Medical Doctorate degree.

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The Company believes that Dr. Kini is qualified to serve as a member of the Board of Directors due to his education and experience.

Tyler Trumbach, Chief Legal Counsel and Director. Mr. Trumbach has been the Company’s Chief Legal Counsel and a member of the Company’s Board of Directors since February 17, 2022. Mr. Trumbach is a member of the Florida and New York bars. He graduated in 2013 from Columbia University with a B.A. in Economics and History. He was involved in various political organizations and served two terms as President of the Columbia University College Republicans. After Columbia, Mr. Trumbach attended Fordham University School of Law where he obtained his J.D. While at law school, Tyler was a member of the Urban Law Journal where he wrote a note analyzing the effects of Dodd-Frank on the current mortgage marker. He was also a participant in the Fordham Criminal Defense Clinic where he represented low-income clients in the Manhattan Criminal Court with the guide of the clinic professors. He was employed as in-house legal counsel for Carolina Financial Securities LLC and since 2017, he has been the principal of the Law Offices of Tyler A. Trumbach, P.A.

Mr. Trumbach is the son of Dr. Andrew Trumbach, the Company’s Co-CEO and CFO, and a director.

The Company believes that Mr. Trumbach is qualified to serve as a member of the Board of Directors due to his education and experience as an attorney.

Executive Officers

The following are the names, ages and other information of our executive officers. All company officers have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. Information regarding our executive officers, is set forth above under “Board of Directors.”

Name	Age	Titles
Michael Singh	58	Chairman, Co-Chief Executive Officer, and Director
Dr. Andrew E. Trumbach	63	Co-Chief Executive Officer, Chief Financial Officer, and Director
Lisa-Marie Iannitelli	46	Executive Vice President, Investor Relations and Director
Tyler Trumbach	34	Chief Legal Counsel and Director

Structure and Operation of the Board

Classified Board of Directors

Our Articles of Incorporation, as amended, provides for the Board of Directors to be divided into three classes serving staggered terms; although as of the date of this prospectus, the Board has not yet approved the designations of any of our directors as a particular class of directors, but intends to do so prior to the consummation of this offering.

At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a three-year term of office. All directors elected to our classified Board of Directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board of Directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The Board of Directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding Common Stock from obtaining control of our Board of Directors until our second annual meeting of stockholders following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Committees of the Board of Directors

Presently, our Board of Directors maintains a standing Audit Committee that does not yet satisfy NYSE American’s definition of independence. The Company does not have a standing compensation or nominating committee. However, the full Board performs all of the functions of a standing compensation committee and nominating committee. The Board currently consists of six directors: Mr. Singh (Chairman), Dr. Trumbach, Ms. Iannitelli, Dr. Stuart, Dr. Kini and Mr. Trumbach. The following is a brief description of these functions of the Board:

Nomination of Directors

The Board does not currently have a standing nominating committee, and thus we do not have a nominating committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the nominating committee. The full Board currently has the responsibility of selecting individuals to be nominated for election to the Board. Board candidates are typically identified by existing directors or members of management. The Board will consider director candidates recommended by shareholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Board. Information with respect to such candidates should be sent to Awaysis Capital, Inc., 3400 Lakeview Drive, Suite 100, Miramar, FL 33027; c/o Chairman. The Board considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity.

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Audit Committee

Our Audit Committee currently consists of Messrs. Trumbach, Stuart and Kini. The Board has determined that Messrs. Stuart and Kini are independent, and Dr. Trumbach is an “audit committee financial expert” as defined in SEC rules, although he is not independent. The Audit Committee has not yet adopted a written charter but expects to do so prior to the consummation of this offering.

One of our company’s Audit Committee members, Dr. Trumbach, is also our Co-CEO and CFO, and does not fall under the Safe Harbor Provision of SEC Rule 10A-3. However, we anticipate that before or within 90 days of the effective date of the registration statement on Form S-1 of which this prospectus forms a part, we will replace Dr. Trumbach with an independent director on the audit committee.

The primary functions of the Audit Committee are to assist the Board in overseeing (i) the effectiveness of the Company’s accounting and financial reporting processes and internal controls and the audits of the Company’s financial statements, (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm, and (iii) the performance of the Company’s internal audit department or department or person(s) having the equivalent responsibility and functions.

Because the Company’s Common Stock is quoted on the OTC Pink market, the Company has not yet been subject to the listing requirements of any securities exchange regarding audit committee related matters.

Risk Oversight

The Board’s risk oversight is administered primarily through the following:

●	review and approval of an annual business plan;

●	review of a summary of risks and opportunities at meetings of the Board;

●	review of business developments, business plan implementation and financial results;

●	oversight of internal controls over financial reporting; and

●	review of employee compensation and its relationship to our business plans.

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether there should be a separate Non-Executive Chairman.

Compensation Committee

Our Compensation Committee currently consists of all members of our Board of Directors. We have elected to rely on certain “controlled company” exemptions and as a result, we are not required to have a compensation committee consisting entirely of independent directors

The Compensation Committee determines the compensation of the executive officers of the Company and making policy decisions concerning salaries and incentive compensation for executive officers of the Company.

In reviewing the compensation of the individual executive officers, the Board intends to consider the recommendations of the executive officers, published compensation surveys and current market conditions.

Our Compensation Committee will operate under a written charter, to be effective prior to the closing of this offering, which satisfies the applicable listing standards of the NYSE American.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee currently consists of all members of our Board of Directors. We have elected to rely on certain “controlled company” exemptions and as a result, we are not required to have a Nominating/Corporate Governance Committee consisting entirely of independent directors.

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

●	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

●	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the committee will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Our Nominating/Corporate Governance Committee will operate under a written charter, to be effective prior to the closing of this offering, which satisfies the applicable listing standards of the NYSE American.

Clawback Policy

Pursuant to Exchange Act Rule 10D-1 and applicable NYSE American rules, we have adopted a Compensation Clawback Policy (the “Clawback Policy”) providing for us to recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy is filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus forms a part.

Communication with Shareholders

Shareholders wishing to communicate with the Board can send an email to info@awaysiscapital.com or write or telephone to the Company’s corporate offices:

Awaysis Capital, Inc.

Chairman

3400 Lakeside Drive, Suite 100

Miramar, FL 33027

Telephone: (855) 795-3311

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Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is filed as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the NYSE American concerning any amendments to, or waivers from, any provision of the code. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Executive Compensation

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated. On June 26, 2024, the Board passed a resolution to allow the officers of the Company to convert their unpaid salaries to equity compensation.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year(1)	($)	($)	($)	($)	($)	($)	($)

Michael Singh(2)	2024	750,000	750,000	-	-	-	-	1,500,000
Co-CEO & Chairman	2023	750,000	750,000	-	(3)	-	-	1,500,000

Dr. Andrew Trumbach(4)	2024	750,000	750,000	-	-	-	-	1,500,000
Co-CEO and Chief Financial Officer	2023	750,000	750,000	-	(3)	-	-	1,500,000

Lisa-Marie Iannitelli	2024	-	-	-	-	-	-	-
Executive Vice President	2023	-	-	-	-	-	-	-

Tyler Trumbach(5)	2024	200,000	200,000	-	-	-	-	400,000
Chief Legal Counsel	2023	200,000	200,000	-	-	-	-	400,000

Amir Vasquez(6)	2024	-	-	-	-	-	-	-
Former CFO	2023	118,750	-	-	-	-	-	118,750

(1)	“2024” represents the fiscal year ended June 30, 2024, and “2023” represents the fiscal year ended June 30, 2023.

(2)	Mr. Singh’s salary for the 2023 and 2024 fiscal years has been earned and paid subsequent to June 30, 2024 through the issuance of Common Stock of the Company.

(3)	The executive was granted options to purchase 11,250,000 shares of Common Stock on February 13, 2023. No expense has been recorded under ASC 718 as there is no compensation expense to be recognized. The expense for stock options is based on the fair value of the options at the grant date and this fair value is determined to be zero.

(4)	Dr. Trumbach’s salary for the 2023 and 2024 fiscal years has been earned and paid subsequent to June 30, 2024 through the issuance of Common Stock of the Company.

(5)	Mr. Trumbach’s salary for the 2023 and 2024 fiscal years has been earned and paid subsequent to June 30, 2024 through the issuance of Common Stock of the Company.

(6)	Mr. Vasquez resigned from CFO in or around September 2023.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended June 30, 2024.

	Option Awards				Stock Awards
Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market
							Number	or Payout
							of	Value of
						Market	Unearned	Unearned
					Number of	value of	Shares,	Shares,
	Number of	Number of			Shares	Shares	Units or	Units or
	Securities	Securities			or Units	of Units	Other	Other
	Underlying	Underlying			of Stock	of Stock	Rights	Rights
	Unexercised	Unexercised	Option	Option	That	That	That	That
	Options	Options	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested	Vested	Vested

Michael Singh	11,250,000	-	$0.32	02/13/2033	-	-	-	-
Andrew Trumbach	11,250,000	-	$0.32	02/13/2033	-	-	-	-
Tyler Trumbach	-	-	-	-
Lisa-Marie Iannitelli	-	-	-	-	-	-	-	-

Executive Employment Agreements

Michael Singh

Pursuant to Mr. Singh’s employment agreement (the “Singh Agreement”) with the Company, Mr. Singh will receive an annual base salary of $750,000 (the “Singh Base Salary”), retroactive to December 1, 2021 which was the approximate date he commenced his employment relationship with the Company. The Singh Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Mr. Singh’s performance and that of the Company. The Singh Base Salary may be paid in shares of the Company’s Common Stock or cash depending on cash availability and as agreed to by the Company and Employee.

Mr. Singh was granted (a) restricted shares of Company Common Stock pursuant to a Restricted Stock Agreement (the “Singh Restricted Stock Agreement”) equal in value to $500,000 and at an assumed per share value of par value, or 50,000,000 shares (the “Singh Restricted Stock”), which Singh Restricted Stock vested 50% on the date of grant and 50% on December 1, 2023, and (b) options to purchase an aggregate of 11,250,000 shares of the Company’s Common Stock pursuant to a Stock Option Agreement (the “Singh Option Agreement”), at an exercise price per share equal to the fair market value of the Company’s Common Stock on the date of grant, and which vested upon grant. He will also be entitled to participate in the Company’s incentive plans from time to time. Additionally, Mr. Singh may earn an annual bonus of up to 100%-400% of Singh Base Salary, payable based on objectives and performance in the previous fiscal year. For the fiscal year ended June 30, 2022, Mr. Singh was granted an annual bonus of 50,000,000 shares of our Common Stock equal in value to $500,000 and at an assumed per share value of par value. On September 16, 2024, Mr. Singh was also issued an aggregate of 14,071,153 shares of Common Stock, at per share prices ranging from $0.1202 to $1.1920, in lieu of accrued and unpaid salary and bonuses aggregating $3,469,665 from September 1, 2022 through June 30, 2024.

Mr. Singh is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Singh Agreement.

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The Singh Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Singh Agreement. Upon termination for Cause, Mr. Singh will be provided with any unpaid, earned Singh Base Salary up to the date of termination.

The Singh Agreement may be terminated at any time without Cause, and provided that Mr. Singh executes a general release, the Company shall pay to Mr. Singh an amount equal to 12-months’ Singh Base Salary (the “Singh Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Singh Severance in the event the Company elects to enforce the Singh Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Singh Agreement.

Mr. Singh can terminate the Singh Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Singh Agreement, the Company shall pay to Mr. Singh the Singh Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Singh Severance in the event the Company elects to enforce the Singh Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Singh Agreement.

If Mr. Singh dies while employed under this Agreement, the Singh Agreement shall terminate immediately and the Company shall pay to his estate, any earned Singh Base Salary and accrued vacation, if any, that is unpaid up to the date of his death. The Company may terminate the Singh Agreement as a result of any mental or physical disability or illness which results in (a) Mr. Singh being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days or (b) Mr. Singh being subject to a permanent or indefinite inability to perform essential functions based on the opinion of a qualified medical provider chosen by the Company. Such termination will be effective on the date designated by the Company, and the Employee will be paid his annual Singh Base Salary, accrued vacation, if any, and certain benefits as set out in the Singh Agreement through the date of termination.

On June 29, 2024, the Company and Mr. Singh entered into an amendment to the Singh Agreement. The amendment provides that Mr. Singh shall serve as Co-Chief Executive Officer of the Company. In addition to being a Co-Chief Executive Officer, Mr. Singh remains as Chairman of the Board of Directors.

Dr. Andrew Trumbach

Pursuant to Dr. Trumbach’s employment agreement (the “Trumbach Agreement”) with the Company, Dr. Trumbach will receive an annual base salary of $750,000 (the “Trumbach Base Salary”), retroactive to December 1, 2021 which was the approximate date he commenced his employment relationship with the Company. The Trumbach Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Dr. Trumbach’s performance and that of the Company. The Trumbach Base Salary may be paid in shares of the Company’s Common Stock or cash depending on cash availability and as agreed to by the Company and Employee.

Dr. Trumbach was granted (a) restricted shares of Company Common Stock pursuant to a Restricted Stock Agreement (the “Trumbach Restricted Stock Agreement”) equal in value to $500,000 and at an assumed per share value of par value, or 50,000,000 shares (the “Trumbach Restricted Stock”), which Trumbach Restricted Stock vested 50% on the date of grant and 50% on December 1, 2023, and (b) options to purchase an aggregate of 11,250,000 shares of the Company’s Common Stock pursuant to a Stock Option Agreement (the “Trumbach Option Agreement”), at an exercise price per share equal to the fair market value of the Company’s Common Stock on the date of grant, and which vested upon grant. He will also be entitled to participate in the Company’s incentive plans from time to time. Additionally, Dr. Trumbach may earn an annual bonus of up to 100%-400% of Trumbach Base Salary, payable in cash or stock based on objectives and performance in the previous fiscal year. For the fiscal year ended June 30, 2022, Dr. Trumbach was granted an annual bonus of 50,000,000 shares of our Common Stock equal in value to $500,000 and at an assumed per share value of par value. On September 16, 2024, Dr. Trumbach was also issued an aggregate of 14,071,153 shares of Common Stock, at per share prices ranging from $0.1202 to $1.1920, in lieu of accrued and unpaid salary and bonuses aggregating $3,469,665 from September 1, 2022 through June 30, 2024.

Dr. Trumbach is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Trumbach Agreement.

The Trumbach Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Trumbach Agreement. Upon termination for Cause, Dr. Trumbach will be provided with any unpaid, earned Trumbach Base Salary up to the date of termination.

The Trumbach Agreement may be terminated at any time without Cause, and provided that Dr. Trumbach executes a general release, the Company shall pay to Dr. Trumbach an amount equal to 12-months’ Trumbach Base Salary (the “Trumbach Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Trumbach Severance in the event the Company elects to enforce the Trumbach Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Trumbach Agreement.

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Dr. Trumbach can terminate the Trumbach Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Trumbach Agreement, the Company shall pay to Dr. Trumbach the Trumbach Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Trumbach Severance in the event the Company elects to enforce the Trumbach Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Trumbach Agreement.

If Dr. Trumbach dies while employed under this Agreement, the Trumbach Agreement shall terminate immediately and the Company shall pay to his estate, any earned Trumbach Base Salary and accrued vacation, if any, that is unpaid up to the date of his death. The Company may terminate the Trumbach Agreement as a result of any mental or physical disability or illness which results in (a) Dr. Trumbach being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days or (b) Dr. Trumbach being subject to a permanent or indefinite inability to perform essential functions based on the opinion of a qualified medical provider chosen by the Company. Such termination will be effective on the date designated by the Company, and the Employee will be paid his annual Trumbach Base Salary, accrued vacation, if any, and certain benefits as set out in the Trumbach Agreement through the date of termination.

On June 29, 2024, the Company and Dr. Trumbach entered into an amendment to the Trumbach Agreement. The amendment provides that Dr. Trumbach shall serve as Co-Chief Executive Officer of the Company. In addition to being a Co-Chief Executive Officer, Dr. Trumbach will also remain as the Company’s Chief Financial Officer but will relinquish his title of President.

Employment Agreement with Tyler Trumbach, Esq.

On July 25, 2022, we entered into an Employment Agreement with Tyler Trumbach, the Company’s Chief Legal Counsel and a director.

Pursuant to the Employment Agreement, Mr. Trumbach will receive an annual base salary of $200,000 (the “Tyler Trumbach Base Salary”), payable in shares of Common Stock of the Company or cash, depending on cash availability. The Tyler Trumbach Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Mr. Trumbach’ s performance and that of the Company. Additionally, Mr. Trumbach may earn an annual bonus of up to 200% of Tyler Trumbach Base Salary, payable in cash or stock based on performance in the previous fiscal year, and based on the achievement of objectives agreed to with the Company’s Chief Executive Office and/or President for each fiscal year.

Mr. Trumbach is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Employment Agreement.

The Employment Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Employment Agreement. Upon termination for Cause, Mr. Trumbach will be provided with any unpaid, earned Base Salary up to the date of termination.

The Employment Agreement may be terminated at any time without Cause, and provided that Mr. Trumbach executes a general release, the Company shall pay to Mr. Trumbach an amount equal to 12-months’ Base Salary (the “Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Severance in the event the Company elects to enforce the Employment Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Employment Agreement.

Mr. Trumbach can terminate the Employment Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Employment Agreement, the Company shall pay to Mr. Trumbach the Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Severance in the event the Company elects to enforce the Employment Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Employment Agreement.

Mr. Trumbach will be entitled to participate in the Company’s incentive plans and shall initially be granted options to purchase 1,500,000 shares of the Company’s Common Stock, which have not yet been issued.

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Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provides that the Company will indemnify its directors to the fullest extent permitted by law.

Director Compensation

We do not yet have a standard, approved annual compensation arrangement for our non-employee directors, although we expect to approve such an arrangement prior to the closing of this offering. Compensation was paid to our non-employee directors in the amount of $48,000 and $-0- during the fiscal years ended June 30, 2023, and 2022. In consideration for their board service, we may also choose to compensate our outside directors in the form of options for each year for their continued service. We also reimburse our directors reasonable out -of -pocket expenses incurred in attending board meetings and in carrying out their board duties.

The following table summarizes cash and equity-based compensation information for our outside directors, for the year ended June 30, 2024:

Name	Fees earned or paid in cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Dr. Claude Stuart (1)	$-	24,000	$-	-	-	-	$24,000
Dr. Narendra Kini	$-	24,000	$-	-	-	-	$24,000

(1) Such amount was earned during the fiscal year ended June 30, 2024 but the shares have not yet been issued.

All executive officers of the Company who are also directors received compensation, if any, for services to the Company as set forth under the summary compensation table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table shows the number of shares of our Common Stock beneficially owned, as of January 30, 2025, by (i) each of our directors and director nominees, (ii) each of our named executive officers, (iii) all of our current directors and executive officers as a group, and (iv) all those known by us to be to a beneficial owner of more than 5% of the Company’s Common Stock. In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire Common Stock that are currently exercisable or will become exercisable within 60 days of January 30, 2025. We calculated percentage ownership in accordance with the rules of the SEC. The percentage of Common Stock beneficially owned is based on 384,031,524 shares outstanding as of January 30, 2025. In addition, shares issuable pursuant to options or other convertible securities that may be acquired within 60 days of January 30, 2025 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other persons.

This table is based on information supplied by each director, officer and principal stockholder of the Company. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided by such stockholders. Unless otherwise indicated, the address for each director, executive officer and 5% or greater stockholders of the Company listed is: c/o Awaysis Capital, Inc., 3400 Lakeside Drive, Suite 100, Miramar, FL 33027.

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Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Harthorne Capital, Inc.(1)	101,674,666		26.48%
Michael Singh	125,321,153	(2)(3)	32.62%
Amir Vasquez	-		-
Andrew Trumbach	125,321,153	(2)(3)	32.62%
Lisa-Marie Iannitelli	-	(2)	-
Claude Stuart(4)	-		-
Narendra Kini(5)	70,588		*
Tyler Trumbach(6)	3,862,460		1.01%
All current directors and executive officers as a group (6 persons)	356,250,020		92.76%

* Less than 1%.

(1) Pursuant to a Schedule 13D filed with the Securities and Exchange Commission on March 14, 2022, as amended, Harthorne Capital, Inc. (“Harthorne”) operates as a holding entity for Mr. Singh and Dr. Trumbach’s initial investments in the Company. Additionally, each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli are Executive Directors of Harthorne. Each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli disclaims beneficial ownership of all such securities except to the extent of his or her pecuniary interest therein. Also includes 3,666,666 shares of our Common Stock underlying a Convertible Promissory Note, which may be converted from time to time in the discretion of Harthorne, executed by the Company and Harthorne on August 2, 2024. Such conversion shares do not include any additional shares upon conversion of accrued and unpaid interest under the note.

(2) Does not include (i) shares held by Harthorne (see Footnote (1) above) and (ii) an indeterminate number of shares of Common Stock underlying a Convertible Promissory Note, which may be converted at the discretion of Michael Singh, executed by the Company and Michael Singh on December 31, 2024, upon conversion of $1,600,000 of principal and any accrued and unpaid interest under the note, at a conversion price equal to the closing price of the Company’s Common Stock on the trading day immediately preceding Mr. Singh’s delivery of a notice of conversion.

(3) Includes options to purchase 11,250,000 shares of Common Stock through December 1, 2023.

(4) Does not include $48,000 of equity compensation earned by Mr. Stuart but not yet issued.

(5) Such shares are owned indirectly through Lucky International Limited Corp., of which Mr. Kini has voting and dispositive control. Does not include $24,000 of equity compensation earned by Mr. Kini but not yet issued.

(6) Such shares are owned indirectly through River Rock Holdings, Inc., of which Mr. Trumbach has voting and dispositive control. Does not include options to purchase 1,500,000 shares of the Company’s Common Stock which the Company is obligated to grant to Mr. Trumbach, but which have not been issued as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Person Transaction

The Board intends to implement a policy to review, approve and oversee any transaction between us and any related person and any other potential conflict of interest situations on an ongoing basis, and develops policies and procedures for the approval of related party transactions. Prior to consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction would be disclosed to the disinterested directors. The transaction would not be approved unless a majority of the members of the Board who are not interested in the transaction approve the transaction. The Board intends to take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

Each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli are Executive Directors of Harthorne, the owner of approximately 26.48% of the issued and outstanding shares of Common Stock of the Company.

As of the fiscal years ended June 30, 2024 and 2023, Harthorne advanced and received a net amount of $599,537 and $255,489, respectively, relating to costs paid on behalf of the Company. The Company expects Harthorne to continue to make and be repaid advances from time to time to cover construction and other expenses, although Harthorne has no legal obligation to do so. There is no agreement as between Harthorne and the Company with respect to these advances or the repayment of any such advances.

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Tyler Trumbach, a director of the Company and its Chief Legal Officer, performed certain general counsel and legal services for the Company through The Law Offices of Tyler A. Trumbach, P.A., and in September 2022, received through his holding company River Rock Holdings, Inc., 333,333 shares of the Company’s Common Stock as payment in full for $50,000 of legal services provided by such firm. As of June 30 2024, Tyler Trumbach was issued through his holding company 3,529,127 shares of the Company’s Common Stock in lieu of accrued and unpaid cash compensation in the amount of $895,512.36 through June 30, 2024. Such shares were issued to Mr. Trumbach in September 2024.

As of June 30, 2024, Michael Singh and Andrew Trumbach were each issued 14,071,153 shares of the Company’s Common Stock in lieu of accrued and unpaid cash compensation in the amount of $3,469,664 through June 30, 2024. Such shares were issued to Mr. Singh and Dr. Trumbach in September 2024.

In June 2024, Harthorne loaned $1,100,000 in bridge financing to the Company, which was evidenced by a Convertible Promissory Note, executed by the Company and Harthorne on August 2, 2024, with an issue date as of July 30, 2024. Interest on the loan is 12% per annum, payable, with the principal and any and all fees, costs and expenses then due under the note, on July 30, 2025. The outstanding principal balance of and interest on the note shall be convertible, in whole or in part, at the option of Harthorne at any time prior to the maturity date, into shares of Common Stock of the Company, at a conversion price of $0.30 per share.

Between November 15, 2024 and December 20, 2024, the Company borrowed an aggregate of $3,000,000, evidenced by a Secured Promissory Note, dated December 1, 2024 under a planned committed line of credit with BOS Investment Inc. to borrow up to an aggregate of $5,000,000. BOS is an affiliate of Michael Singh, the Company’s Chairman and Co-CEO. The Company used a portion of the proceeds from the loan for the acquisition of an additional operating property in Belize from Chial Mountain, another affiliate of Mr. Singh, and expects to use additional proceeds for other targeted acquisitions, and to further develop the Company’s Awaysis Casamora Assets.

Interest on the note portion of the loan is 3.5% per annum (subject to late payment penalties), and the principal and interest on the note shall be paid as follows:

1.	$110,000, originally on or before December 20, 2024, which the parties have agreed shall be deferred until on or before February 15, 2025;

2.	$2,500,000 on or before February 15, 2025; and

3.	The balance of the principal and interest to be paid on or before June 1, 2025.

The note is secured by a first priority lien on substantially all of the assets of the Company and contain customary events of default, which entitle BOS, among other things, to accelerate the due date of the unpaid principal and accrued and unpaid interest of the notes. Additional definitive documentation regarding the line of credit has not yet been negotiated or entered into; however the Company expects the note will be rolled into the definitive documents relating to the full line of credit once finalized and executed.

On December 31, 2024, Awaysis Belize Ltd., a Belize corporation and wholly-owned subsidiary of the Company, acquired all of the stock and substantially all of the assets of Chial Mountain Ltd., a Belize corporation, pursuant to an Agreement of Purchase and Sale dated December 31, 2024, and effective December 20, 2024. Under this agreement, Awaysis Belize, acquired all outstanding shares of Chial Mountain and substantially all its assets on an “as is, where is” basis, including: (i) all tangible and intangible property of Chial Mountain; and (ii) certain real property located in the Cayo District of Belize, totaling over 63 acres (the “Chial Reserve Assets”). The Chial Reserve Assets include approximately 35 villas, comprising an estimated 59,000 square feet, which the Company plans to further develop and renovate as part of its “Awaysis” branded residential enclave community.

The aggregate estimated purchase price was $5,500,000, subject to potential adjustments, consisting of: (i) $2,400,000 in cash; (ii) a $1,500,000 secured promissory note dated December 21, 2024, between the Company and Michael Singh, which bears no interest and matures on the earlier of February 15, 2025, or the Company’s up-listing to the NYSE American; and (iii) a $1,600,000 senior convertible promissory note dated December 20, 2024, between the Company and Mr. Singh, which bears interest at a rate of 3.5% per annum and matures on June 30, 2025.

The notes are secured by first priority liens on substantially all of the Company’s assets and include customary default provisions, which entitle Mr. Singh, among other rights, to accelerate repayment of the unpaid principal and any accrued interest.

The senior convertible promissory note grants Mr. Singh the option to convert the note into shares of the Company’s Common Stock at a conversion price equal to the closing price of the Company’s Common Stock on the trading day immediately preceding his delivery of a conversion notice.

On January 30, 2025, Chial Mountain assigned an Agreement, dated December 5, 2024 to Awaysis Belize, granting Awaysis Belize the right until May 28, 2025 to purchase an aggregate of approximately 157 acres of property in the Cayo District of Belize, adjacent to the Chial Reserve Assets for an aggregate purchase price of approximately $408,000.

Family Relationships

Tyler Trumbach, the Company’s Chief Legal Counsel and a director, is the son of Dr. Andrew Trumbach, the C-CEO and CFO and a director of the Company. There are no other familial relationships between any of our officers and directors.

Apart from the disclosures set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

As a “controlled company,” we are not subject to the corporate governance rules of the NYSE American requiring: (i) a majority of independent directors on our Board of Directors, (ii) an entirely independent corporate governance and nominating committee, and (iii) an entirely independent compensation committee. On account of this, and based on our ownership structure, we do not have a majority of independent directors on our Board of Directors.

We use the definition of “independence” of the NYSE American to make this determination. The NYSE American Company Guide Rule 803 provides that an “independent director” is generally a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Pursuant to Rule 803, the following is a non-exclusive list of persons who cannot be considered independent:

●	a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

●	a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

●	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

●	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or

●	a director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, Dr. Stuart and Dr. Kini can be considered independent.

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UNDERWRITING

We have entered into an underwriting agreement dated [●], 2025 with D. Boral Capital as the sole underwriter, with respect to the shares of Common Stock being offered. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
D. Boral Capital

Total	2,857,142

The underwriter is offering the shares subject to its acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by its over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable no later than forty-five (45) calendar days after the closing of the offering, to purchase up to 428,571 additional shares of Common Stock (an amount equal to 15% of the shares of Common Stock sold in the offering), assuming a total of 2,857,142 shares are sold at the public offering price per share of $3.50, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriter, and the underwriter will be obligated to purchase, these additional shares of Common Stock. The underwriter will offer these additional shares of Common Stock on the same terms as those on which the other shares of Common Stock are being offered hereby.

Discounts and Expenses

The underwriter will offer the shares of Common Stock directly to the public at the public offering price set forth on the cover of this prospectus. After this offering to the public, the offering price and other selling terms may be changed by the underwriter without changing our proceeds from the underwriter’s purchase of the shares of Common Stock.

The underwriting discount is equal to 7% of the public offering price on each of the shares of Common Stock being offered.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of Common Stock. The underwriting discount is equal to the public offering price per share less the amount per share the underwriter pays us for the shares of Common Stock.

	Per Share	Total Without Over Allotment	Total With Over Allotment

Public offering price	$3.500	$10,000,000	$11,500,000
Underwriting discounts and commissions	$0.245	$700,000	$805,000
Non-accountable expense allowance (1%)	$0.035	$100,000	$115,000
Proceeds, before expenses, to us	$3.220	9,200,000	10,580,000

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We have paid an expense deposit of $25,000 to (or on behalf of) the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all fees and expenses relating to the listing of the Common Stock on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as D Boral Capital may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be D Boral Capital’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as D Boral Capital may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to D Boral Capital; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the Offering by FINRA; (i) up to $20,000 of D Boral Capital’s actual accountable road show expenses for the Offering; (j) $12,500 towards the cost associated with D Boral Capital’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (k) the costs associated with bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; and (l) the fees for D Boral Capital’s legal counsel, in an amount not to exceed $150,000.

Additionally, the Company paid an expense advance (the “Advance”) to D Boral Capital of $50,000. The Advance is applied towards out-of-pocket accountable expense and any portion of the Advance shall be returned back to the Company to the extent not actually incurred. D Boral Capital may deduct from the net proceeds of this offering payable to the Company on the date of closing, or the closing of the Over-Allotment Option, if any, the expenses set forth herein to be paid by the Company to the underwriters. Additionally, one percent (1.0%) of the gross proceeds of the Offering shall be provided to D Boral Capital for non-accountable expenses.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $370,000.

Lock-up Agreements

We have agreed that, subject to certain exceptions, we will not without the prior written consent of the underwriters, during the period ending 180 days after the closing of the offering (the “restricted period”):

●	sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

●	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of Shares of Common Stock or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management”, and all of our existing shareholders that own 5% or more of our total outstanding shares have agreed that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriters, for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part:

●	offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares of Common Stock or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such shares of Common Stock or capital stock, or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Shares of Common Stock or capital stock whether any such transaction described above is to be settled by delivery of Shares of Common Stock or such other securities, in cash or otherwise.

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The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

OTC Pink Markets or NYSE American

Our Common Stock is currently quoted as Pink Current Information on the OTCMarkets platform, under the symbol “AWCA.” We intend to apply to list our Common Stock under the proposed symbol “AWCA” on the NYSE American. No assurance can be given that our application will be approved by the NYSE American or any other national securities exchange, and we will not consummate this offering unless our Common Stock is approved for listing on the NYSE American or another national securities exchange.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Common Stock for the underwriter’s own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares Common Stock over-allotted by the underwriter is not greater than the number of shares of Common Stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of Common Stock involved is greater than the number of shares Common Stock in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our Common Stock or reduce any short position by bidding for, and purchasing, Common Stock in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our Common Stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq or NYSE American, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our Common Stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our Common Stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the underwriter. The underwriter may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to underwriters that may make Internet distributions on the same basis as other allocations. In connection with this offering, the underwriter or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriter has informed us that it does not expect to confirm sales of shares and warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

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Certain Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters have in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have in the past, and may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of Common Stock covered by this prospectus will be passed upon by Ruskin Moscou Faltischek, P.C., Uniondale, NY. Sichenzia Ross Ference Carmel LLP has acted as counsel to the Underwriter in connection with this offering.

EXPERTS

The financial statements of the Company for the fiscal years ended June 30, 2024 and June 30, 2023 have been audited by Moore Belize LLP (PCAOB ID 6999) as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Ruskin Moscou Faltischek, P.C. or its various principals and/or affiliates, own an aggregate of 112,899 shares of our Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Awaysis Capital, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request. The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

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Awaysis Capital, Inc.

F-1

Moore Belize LLP New Horizon Building 3 ½ Miles Philip S. W. Goldson Hwy Belize City, Belize T +501 223 2144 T +501 223 2139 E r.magana@moore-belize.bz www.moore-belize.bz

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Awaysis Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Awaysis Capital, Inc. and subsidiaries (the Company) as of 30 June 2024 and 30 June 2023, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 30 June 2024 and 30 June 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2023.

Moore Belize LLP (PCAOB ID 6999)

Belize City Belize CA

October 11, 2024

F-2

Awaysis Capital, Inc.

(formerly known as JV Group, Inc.)

Consolidated Balance Sheet

(Audited)

	June 30, 2024	June 30, 2023
	(Audited)	(Audited)
ASSETS
Current assets
Cash	$745,991	$79
Accounts receivable	4,284	-
Prepaid expenses	2,931	17,201
Inventory	10,594,936	11,323,226
Total current assets	11,348,142	11,340,506

Non-current assets
Fixed assets, net	853,940	49,028
Escrow Deposit - Real Estate	5,000	-
Security deposit	14,500	14,500
Operating lease right-of-use	261,564	328,976
Total non-current assets	1,135,004	392,504

Total Assets	$12,483,146	$11,733,010

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	98,200	44,859
Other current liabilities	75,356	118,860
Current portion of lease liability	89,003	-
Due to related party	653,417	2,834,323
Convertible note payable - related party, net of discount	36,565	-
Notes payable	2,600,000	2,600,000
Total current liabilities	3,552,541	5,598,042

Operating lease liabilities	182,649	251,214
Total non-current liabilities	182,649	251,214

Total liabilities	3,735,190	5,849,256

Stockholders’ equity:
Preferred stock - 25,000,000 shares authorized $0.01 par value none issued and outstanding at June 30, 2024 and June 30, 2023, respectively	-	-
Common stock - 1,000,000,000 shares authorized $0.01 par value issued and outstanding common shares at June 30, 2024 and June 30, 2023 were 383,958,598 and 252,227,035, respectively	3,839,586	2,522,271
Common stock subscribed - $0.01 par value subscribed common shares at June 30, 2024 and June 30, 2023 were 943,000 and 943,000, respectively	9,430	9,430
Additional paid-in capital	18,484,873	9,844,510
Accumulated deficit	(12,642,933)	(5,549,457)
Subscription receivable	(943,000)	(943,000)
Total stockholders’ equity	8,747,956	5,883,754

Total liabilities and stockholders’ equity	12,483,146	11,733,010

See notes to audited consolidated financial statements

F-3

Awaysis Capital, Inc.

(formerly known as JV Group, Inc.)

Consolidated Statements of Operations

(Audited)

	Year Ended	Year Ended
	June 30, 2024	June 30, 2023

Revenue	$50,674	$107,760

Operating expenses
Sales and marketing	36,675	91,319
General and administrative	7,037,957	4,312,499
Total operating expenses	7,074,632	4,403,818

Loss from operations	(7,023,958)	(4,296,058)

Other (income) expense
Other Income	(192)	(612)
Interest Expense	47,565	-
Loss on Asset	22,145	-
Total other (income) expense	69,518	(612)

Net loss before income taxes	(7,093,476)	(4,295,446)
Income taxes	-	-

Net loss	$(7,093,476)	$(4,295,446)

Basic and diluted per common share amounts:
Basic and diluted net loss	$(0.02)	$(0.03)

Weighted average number of common shares outstanding (basic and diluted)	292,965,978	162,781,188

See notes to audited consolidated financial statements

F-4

Awaysis Capital, Inc.

(formerly known as JV Group, Inc.)

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended June 30, 2024, and 2023

(Audited)

	Common Stock Shares	Common Stock Par Value	Common Stock Subscribed	Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total

Balance, June 30, 2022	157,804,875	$997,486	$580,563	$(1,193,000)	$9,850,605	$(1,254,011)	$8,981,643
Shares issued for services	475,387	4,755	-	-	107,802	-	112,557
Shares issued at $1.00	100,000	1,000	-	-	99,000	-	100,000
Restricted Stock awards	100,000,000	1,000,000	-	-	-	-	1,000,000
Shares subscribed adjustment on acquisition	(5,210,209)	516,530	(568,633)	-	(212,897)	-	(265,000)
Decrease in subscriptions	-	2,500	(2,500)	250,000	-	-	250,000
Net Income (Loss)	-	-	-	-	-	(4,295,446)	(4,295,446)
Balance, June 30, 2023	253,170,053	$2,522,271	$9,430	$(943,000)	$9,844,510	$(5,549,457)	$5,883,754

Balance, June 30, 2023	253,170,053	$2,522,271	9,430	(943,000)	9,844,510	(5,549,457)	5,883,754
Shares issued for services	3,589,239	35,891	-	-	882,456	-	918,348
Directors’ Equity Compensation	28,142,306	281,423			6,657,907		6,939,330
Shares issued at $.01 for directors’ Bonuses	100,000,000	1,000,000	-	-	-	-	1,000,000
Additional paid in capital BCF	-	-	-	-	1,100,000	-	1,100,000
Net Income (Loss)	-	-	-	-	-	(7,093,476)	(7,093,476)
Balance, June 30, 2024	384,901,598	$3,839,585	$9,430	$(943,000)	$18,484,874	$(12,642,933)	$8,747,956

See notes to audited consolidated financial statements

F-5

Awaysis Capital, Inc.

(Formerly JV Group, Inc.)

Consolidated Statements of Cash Flows

(Audited)

	Year End	Year End
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,093,476)	$(4,295,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	$30,139	2,747
Loss on write-off of asset	$22,145	-
Interest Expense	47,565	-
Stock based compensation	$8,857,679	112,557
Restricted stock awards	$-	1,000,000
Amortization of operating lease right-of-use	$67,412	52,869
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	$(4,284)	-
(Increase) decrease in prepaid expenses	$14,270	(14,701)
(Increase) decrease in Inventory expenses	$728,289	86,275
(Increase) decrease in escrow deposit - real estate	$(5,000)	-
(Increase) decrease in security deposit	$-	(14,500)
Increase (decrease) in due to related party	$(2,180,906)	2,821,826
Increase (decrease) in accounts payable	$53,340	2,889
Increase (decrease) in other current liabilities	$(54,504)	118,860
Increase (decrease) in operating lease liabilities	$20,439	(130,631)
Net cash provided by/(used in) operating activities	$503,108	(257,255)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$(2,554)	(54,631)
Asset put into service	$(856,491)
Sale of fixed assets	1,849	25,000
Net cash used in investing activities	$(857,196)	(29,631)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party notes payable	$1,100,000	-
Payment of note payable	$-	(280,000)
Net proceeds from sale of equity	$-	85,000
Net cash provided by/(used in) financing activities	$1,100,000	(195,000)
Net change in cash	$745,912	(481,886)
Cash - beginning of year	$79	481,965
Cash - end of year	$745,991	79

See notes to audited consolidated financial statements

F-6

Awaysis Capital, Inc.

Notes to the Consolidated Financial Statements

1. NATURE OF OPERATIONS

Nature of Business

Awaysis Capital, Inc. (formerly known as JV Group, Inc.), a Delaware corporation, (“Awaysis”, “JV Group”, “the Company”, “we”, “us” or “our’) is a publicly quoted operating company listed on the OTC Marketplace. We are a vacation rental company focused on acquisition, construction, selling and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize revenues, providing attractive returns to investors and exceptional vacation experiences to travelers.

Company History

JV Group was formed in Delaware on September 29, 2008 under the name ASPI, Inc.

On May 18, 2022, we changed our name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

In December 2021, we formed a wholly owned subsidiary, Awaysis Capital, LLC, a Florida single member limited liability corporation to hold the office lease and to become the master payroll company for Awaysis Capital Inc.

We also formed a wholly owned subsidiary, Awaysis Casamora Limited, a Belize single member limited liability corporation to hold the title to the acquisition of the Casamora assets.

From October 2015 to February 2022, we were a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. In February 2022, the Board of Directors of the Company determined to pursue a business strategy of acquiring, developing and managing residential vacation home communities in desirable travel destinations.

The Company’s principal executive office is located at 3400 Lakeside Drive, Suite 100, Miramar, FL 33027 and its main number is 855-795-3377. The Company’s website address is www.awaysisgroup.com.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the consolidated financial statements. These policies conform to GAAP and have been consistently applied. The Company has selected June 30 as its financial year end.

Principals of Consolidation

The consolidated financial statements include accounts of the Company’s wholly-owned subsidiaries Awaysis Capital, LLC, Awaysis Cove Limited, Awaysis Chial Limited and Awaysis Casamora Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account and unrestricted cash in escrow that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. The Company will hold payments made by guest in advance of reservations in a restricted escrow account until the rescission period expires in accordance with U.S. state regulations.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial accounts consist of prepaid expenses, accounts payable, accounts payable due to related parties and note payable. The carrying amount of our prepaid expenses, accounts payable, accounts payable - related party and note payable - related party approximate their fair values because of the short-term maturities.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Fixed Assets

Fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives. The fixed assets include property, equipment and software which ownership is maintained by the Company.

When a property is substantially completed and held for rental, it transitions from being considered a development project (in progress) to an operating asset. At this point, the key measurement focuses on capitalizing costs and transitioning into depreciation as required under ASC 970-340-25-18.

Capitalization of Construction Costs Ceases after Substantial Completion

Prior to substantial completion, the costs incurred for the construction and development of the property (such as land acquisition, construction costs, interest, and certain other costs) are capitalized.

As per ASC 970-340-25-18, once the property is considered substantially complete, the capitalization of costs typically ceases. The entity stops adding new costs to the property’s carrying value except for additional improvements or costs that extend the asset’s life or improve its utility. This means that these types of costs are no longer added to the property’s carrying value once the property is substantially completed and held for rental. Instead, these costs are expensed as incurred, unless they directly enhance the property or extend its useful life.

Once the property is held for rental and substantially complete, the property is classified as a depreciable real estate asset and the total cost capitalized to date up to the point of substantial completion becomes the asset’s carrying amount. The cost of the property’s carrying amount (less its land value) is allocated over its estimated useful life.

Costs incurred after the property is completed and held for rental are generally expensed unless they extend the property’s useful life (ASC 970-340-35-3).

Impairment Testing (ASC 970-340-35-1 to 35-2)

Even though the property is measured at cost, impairment testing may be required under ASC 360 if there are indicators that the property’s carrying amount might not be recoverable. After substantial completion, the property’s carrying value is subject to impairment testing under ASC 360, where a reduction in the property’s recoverable value may require a write-down to fair value (ASC 970-340-35). If held at fair value (under ASC 360 or other applicable standards), market-based inputs would be used, including comparable sales, discounted cash flows, or appraisals to determine the fair value of the property.

Leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and all related amendments on January 1, 2022, on a modified retrospective basis. Under Topic 842, the Company determines if an arrangement is or contains a lease at inception. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option and when doing so is at the Company’s sole discretion. The Company has elected the short-term lease exception for all classes of assets, and therefore has not applied the recognition requirements of Topic 842 to leases of 12 months or less. The Company has also elected the practical expedient to not separate lease and non-lease components for all classes of assets. The Company’s classes of assets that are leased include real estate leases and equipment leases. Real estate leases typically pertain to the Company’s corporate office locations, field operation locations, or vacation properties whereby the Company takes control of a third party’s property during the lease period for the purpose of renting the property on a short-term basis.

F-8

The Company recognizes lease expense on a straight-line basis over the lease term. The Company’s lease agreements may contain variable costs such as common area maintenance, operating expenses or other costs. Variable lease costs are expensed as incurred on the consolidated statements of operations.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases doesn’t provide an implicit rate, we generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

As of the fiscal year ended June 30, 2024, we were party to an operating lease agreement which commenced during the fiscal year ended June 30, 2023. See Note 6 below for details of lessee leases.

Beneficial Conversion Features - The Company accounts for convertible notes payable in accordance with ASC 470-20. A beneficial conversion feature is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is in the money if the effective conversion price is lower than the commitment date fair value of a share into which it is convertible.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-9

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Revenue Recognition

Revenue Recognition Standard, ASC 606 is used by the Company to recognize revenue. ASC 606 standards were jointly issued by the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB). Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The total booking value is generally due prior to the commencement of the reservation. The total booking value collected in advance of the reservation is recorded on the balance sheets as funds payable to owners, hospitality and sales taxes payable and deferred revenue in the amount obligated to the homeowner, the taxing authority, and the Company, respectively.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company is a development stage corporation, and we have identified certain revenue streams during this development stage.

The Company currently derives its revenue primarily from the short-term unit rentals of sold and unsold inventory at the resort we own and manage.

Revenue from rentals is recognized over the period in which a guest completes a stay.

Other services consist of revenue derived from our real estate brokerage and other related services.

Other Services

In addition to providing vacation rental platform services, the Company provides other services including real estate brokerage and management services. The purpose of these services is to attract and retain homeowners as customers of the Company’s vacation rental platform. As such, the Company enters into an exclusive rental management contract with each homeowners’ associations it controls. Under the real estate brokerage services, the Company assists home buyers and sellers in listing, marketing, selling and finding homes. Real estate commissions earned by the Company’s real estate brokerage business are recorded as revenue at a point in time which is upon the closing of a real estate transaction (i.e., purchase or sale of a home). The commissions the Company pays to real estate agents are recognized concurrently with associated revenues and presented as cost of revenue in the consolidated statements of operations. Under the homeowner’s association management services, the Company provides common area property management, community governance, and association accounting services to community and homeowner associations in exchange for a management fee and other incrementally billed services. The services represent an individual performance obligation in which the Company has determined it is primarily responsible. Revenue is recognized over time as services are rendered for the management fee and incrementally billed services are recognized at a point in time.

F-10

Inventory

New real estate inventory is carried at the lower of cost or net realizable value. The cost of finished inventories determined on the specific identification method is removed from inventories and recorded as a component of cost of sales at the time revenue is recognized. In addition, an allocation of depreciation and amortization is included in cost of goods sold. Under the specific identification method, if finished real estate inventory can be sold for a profit there is no basis to write down the inventory below the lower of cost or net realizable value.

For real estate inventory that is considered substantially completed and may include the Company’s rental pool, the Company has implemented the Real Estate Accounting Guidance under ASC 970 for real estate development, rental, and sales activities. Details of ASC 970 are included in Fixed Assets above.

Financial Instruments

Fair Value of Financial Instruments - From inception, the Company adopted ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices for identical assets and liabilities in active markets.

●	Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

●	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments including cash, accounts payable and notes payable approximated fair value as of June 30, 2024, and 2023 due to the relatively short maturity of the respective instruments.

Advertising and Marketing Costs

We expense advertising costs when advertisements occur. Advertising for the Company consists primarily of the creation and marketing of the Awaysis brand guideline, logo, wordmark, tagline, and website.

Stock Based Compensation

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation - Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Net Loss per Share Calculation

Basic earnings (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

F-11

Recently Issued Accounting Pronouncements

As of June 30, 2024, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

3. CASH

As of June 30, 2024, our cash balance was $745,991 and as of June 30, 2023 our cash balance was $79.

4. INVENTORY

Inventory of real estate under construction was $10,594,936 and $11,323,226 as of June 30, 2024 and 2023, respectively.

5. FIXED ASSETS

The carrying basis and accumulated depreciation of fixed assets at June 30, 2024 and 2023 is as follows:

	Useful Lives	June 30, 2024	June 30, 2023
Furniture and fixtures	7 years	$15,017	$15,017
Computer and equipment	5 years	3,782	5,631
Machinery	5 years	5,000	5,000
Software	3 years	6,536	26,127
Assets/property placed into service	40 years	856,491	-
Less depreciation and amortization		(32,886)	(2,747)
Total fixed assets, net		$853,940	49,028

F-12

6. OPERATING LEASES - LESSEE

The Company has an operating lease for office space, with a term of 5 years. As of June 30, 2024, the Company did not have any additional material operating leases that were entered into, but not yet commenced.

The maturity schedule of future minimum lease payments under operating leases and the reconciliation to the operating lease liabilities reported on the Consolidated Balance Sheets was as follows:

June 30, 2024

2025	89,003
2026	90,588
2027	92,220
Thereafter	31,113
Total operating lease payments	302,924
Present value adjustment	(31,272)
Total operating lease liabilities	$271,652

The total operating lease liability amount consists of current and long-term portion of operating lease liabilities of $89,003 and $182,649, respectively.

7. ACCOUNTS PAYABLE

As of June 30, 2024, and 2023, the balance of accounts payable was $98,200 and $44,859, respectively, and related primarily to expenses relating to SEC filings, outstanding legal expenses and share transfer expenses.

8. OTHER CURRENT LIABILITIES

Other current liabilities consist of a hospitality tax payable, a security deposit liability and accrued expenses. the balance of other current liabilities was as of June 30, 2024, and 2023 was $75,356 and $118,860, respectively,

As of June 30, 2024, and 2023, the balance of accrued expenses was $73,196 and $118,860, respectively, As of June 30, 2023 the balance consisted of expenses relating to salary and payroll accrual for development and administration teams and the current portion of operating lease liabilities. As of June 30, 2024, salary and payroll accruals for related party are reported in due to related parties and current portion of operating lease liabilities are reported as its own line item. As June 30, 2024, the balance consisted of accrued interest of $11,000 and payroll for non-related parties of $62,196.75.

9. DUE TO RELATED PARTIES

As of June 30, 2024, and 2023, the balance of due to related parties was $1,753,417 and $2,834,323, respectively, and related to both costs paid on behalf of the Company and funding to the Company provided by Harthorne Capital, Inc, an affiliate of the Company and other related party members. As of June 30, 2024, salary and payroll accruals for directors are also included in due to related party. In prior year they were included in accrued expenses.

On February 13, 2023, the Company entered into compensation agreements with certain executive officers and directors of the Company and as a result, approximately $2,500,000 in salary compensation is included in the related party as of June 30, 2023.

On June 26, 2024, the Board approved a $1.1 million convertible bridge loan to Awaysis Capital, Inc by Harthorne Capital, Inc, an affiliate of the Company. As of June 30, 2024, and 2023, the net balance of Notes - related party was $36,565 and $0, respectively. The net balance consists of the principle of the note of $1,100,000 and the discount on the beneficial conversion feature of $(1,100,000). This Discount is amortized on a straight-line basis over the life of the note. The current amortization of the discount is $36,565.

10. NOTES PAYABLE AND CONVERTIBLE NOTE PAYABLE - RELATED PARTY

The Company has notes payable as of June 30, 2024, and 2023 in the amount of approximately $2,600,000 and $2,600,000, respectively.

On June 30, 2022, the Company purchased from a non-related party, real estate asset appraised at $11,409,500 and executed two unsecured demand promissory notes bearing annual interest rates of 0%. The first is for $2,600,000 and the second was in the amount of $280,000. This second note was subsequently fully paid on August 8, 2022.

Convertible Note Payable - Related Party

On June 26, 2024, the Board approved a $1.1 million convertible bridge loan to Awaysis Capital, Inc. by Harthorne Capital, Inc., an affiliate of the Company, bearing an annual interest rate of 12%. The note is due June 19, 2025 unless sooner paid in full or converted in accordance with the terms of conversion at $.30 per share. The excess of the fair value of the convertible note is $2,016,667 and the discount in the amount of $1,100,000 is amortized over a 1-year period with a maturity date of June 19, 2025.

As of June 30, 2024, and 2023, the net balance of Notes - related party was $36,565 and $0, respectively. The net balance consists of the principle of the note of $1,100,000 and the discount on the beneficial conversion feature of $(1,100,000)..This Discount is amortized on a straight-line basis over the life of the note. The current amortization of the discount (recorded as interest expense) is $36,565.

F-13

11. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

As of June 30, 2024, we were authorized to issue 25,000,000 shares of preferred stock with a par value of $0.01.

No shares of preferred stock were issued and outstanding during the fiscal years ended June 30, 2024 or 2023.

Common Stock

As of June 30, 2024, we were authorized to issue 1,000,000,000 shares of common stock with a par value of $0.01, of which 383,958,598 shares of common stock were issued and outstanding and 943,000 shares of common stock were subscribed, contractually obligated and committed to be issued but not yet issued.

During the fiscal year ended June 30, 2024, the Company issued 131,731,545 common shares in the amount of $8,857,679. From this amount, the Company issued 3,589,239 shares for payment of professional services in the amount of $$918,349. The Company issued 28,142,306 shares for Director equity compensation in the amount of $6,939,330, and paid a discounted director bonus of 100,000,000 shares in the amount of $1,000,000,

During the fiscal year ended June 30, 2023, the Company sold 100,000 common shares in a private offering, at a price per share of $1.00 for $100,000 in gross proceeds.

During the year ended June 30, 2023, the Company entered into subscription agreements with investors in a private offering, for 943,000 shares, at a price per share of $1.00 for $943,000 and has a subscription receivable of $943,000 in the Consolidated Balance Sheet.

During the year ended June 30, 2023, the Company has collected an aggregate of $250,000 from the committed subscription agreements and has issued 250,000 shares of common stock accordingly.

During the fiscal year ended June 30, 2023, the Company issued 100,050,000 shares of restricted common stock to certain of its executive officers and directors.

On June 26, 2024, the Board passed a resolution to allow the officers of the Company and certain other parties to convert their unpaid salaries or other compensation to equity compensation, The company converted salaries and other compensation totaling $6,939,330 into an aggregate of 28,142,306 shares of common stock. The issuance of such shares was effected subsequent to June 30, 2024.

Stock-based compensation of $918,349 and $112,557 was issued for services during the fiscal years ended June 30, 2024, and 2023, respectively, and is included in the General and Administrative expenses in the Consolidated Statements of Operations.

No potentially dilutive debt or equity instruments were issued or outstanding during the fiscal year ended June 30, 2024, and 2023.

The Company has not declared or paid any dividends or returned any capital to common stock shareholders as of June 30, 2024, and 2023.

F-14

Warrants

No warrants were issued or outstanding during the twelve months ended June 30, 2024, or 2023.

Stock Options

The Company has adopted the 2022 Omnibus Performance Award Plan in February 2022 (the “Plan”). The Plan authorizes the granting of 19,775,931 of the Company’s Common Stock. No stock options under the Plan were issued or outstanding during the twelve months ended June 30, 2024 or 2023.

On February 13, 2023, the Company awarded to certain of its executive officers, options to purchase an aggregate of 22,500,000 shares of the Company’s stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the grant, $0.32 per share; all of which are currently exercisable and outstanding as of June 30, 2024. No expense has been recorded under ASC 718 as there is no compensation expense to be recognized. The expense for stock options is based on the fair value of the options at the grant date and this fair value is determined to be zero.

12. REVENUE

During the fiscal year ended June 30, 2024 and June 30, 2023, the Company earned revenue of $50,674 and $107,760, respectively. Of this revenue, $17,655 was recognized from rental income, while $33,019 was earned from commissions and other services.

13. SALES AND MARKETING EXPENSES

Advertising expenses amounted to approximately $36,675 and $91,319 as of June 30, 2024, and June 30, 2023, respectively, consisting of marketing and support of our products and services, promotional and public relations expenses and management and administration expenses in support of sales and marketing.

14. GENERAL AND ADMINISTRATIVE EXPENSES

During the fiscal years ended June 30, 2024 and 2023, we incurred general and administrative expenses of $7,037,957 and $4,312,499, respectively, consisting of audit and accounting fees related to its re-audit of 2021 and 2022 financial statements, travel and entertainment, payroll and employee benefits, legal fees, filing fees and transfer agent fees, all relating to both sustaining the corporate existence of the Company and public company offering and compliance expenses.

15. OTHER INCOME (EXPENSE)

During the fiscal year ended June 30, 2024, we incurred interest expense on a convertible note and interest expense on the beneficial conversion feature of $47,565, a loss of $22,145 on an asset from a write off of software which was never put into service and other income of $192.

During the fiscal year ended June 30, 2023 we incurred other income of $612.

16. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the twelve months ended June 30, 2024 and 2023 and, to the best of our knowledge, no legal proceedings are pending or threatened.

17. SUBSEQUENT EVENTS

The Company evaluated subsequent events after June 30, 2024, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined the following subsequent events are required to be disclosed.

As of the date of the issuance of these financial statements, the Company has engaged in two lease contracts for commercial space rental enabling an increase in rental income of $16,000 per month. The two Leases are detailed below.

●	On September 1, 2024, The Company obtained a signed 6-month lease contract for the use of Parcel 12132 and 12135 Block 7 of commercial space located at Casamora Resort in San Pedro, Belize for $3,000 USD a month rent with utilities not included. Due at commencement of this lease is first month’s rent, last month’s rent, and a security deposit of $3,000. This lease may be renewed for an additional six months if the tenant gives notice 2 months prior to termination date.

●	On September 1, 2024, The Company obtained a signed 6-month lease contract for the use of approximately 2500 square feet of commercial space basement, 5,000 square feet first floor, and 5,000 square feet second floors, and large terrace on the roof located at Casamora Resort in San Pedro, Belize for $13,000 USD a month rent with utilities not included. The first month’s rent is abated, and due at commencement of this lease is the last month’s rent, and a security deposit of $13,000. In the event of a default, the abated rent shall be immediately due. This lease may be renewed for an additional six months if the tenant gives notice 2 months prior to termination date.

●	As of September 30,2024, the Company was approved for a $5,000 000 Line of Credit with an expected closing date in October 2024. The Line of Credit terms are for 12 months at an interest rate of 3.5%. The use of proceeds is for acquisition of Chial Limited and other targeted acquisitions and to complete the development of Awaysis Casamora.

In September 2024, the Company’s Board of Directors and holders of a majority of its outstanding voting securities, approved of a reverse split of up to 1-for-20 of the Company’s issued and outstanding shares of common stock (the “Reverse Split”) and authorized the Company’s Co-CEOs, in their sole discretion, to determine the final ratio and effect the Reverse Split any time before the one year anniversary of the approval date. The Company does not yet have an effective date for the Reverse Split, but expects the Reverse Split to take effect in the second half of its 2025 fiscal year.

Other than as provided above or in the other notes to these financial statements, the Company has determined that there were no other subsequent events that are required to be disclosed.

F-15

Awaysis Capital, Inc.

Consolidated Balance Sheet

	September 30, 2024	June 30, 2024
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$234,367	$745,991
Accounts receivable	59,161	4,284
Prepaid expenses	1,750	2,931
Inventory	7,357,103	10,594,936
Total current assets	7,652,381	11,348,142

Non-current assets
Fixed assets, net	4,243,317	853,940
Operating lease right-of-use	243,987	261,564
Other non-current assets	19,500	19,500
Total non-current assets	4,506,804	1,135,004

Total Assets	$12,159,185	$12,483,146

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	128,720	98,200
Other current liabilities	124,815	75,356
Current portion of lease liability	89,261	89,003
Due to related parties	$945,551	$653,417
Convertible note payable – related party	1,100,000	1,100,000
Notes payable	2,600,000	2,600,000
Total current liabilities	4,988,347	4,615,976

Operating lease liabilities	164,720	182,649
Total non-current liabilities	164,720	182,649

Total liabilities	5,153,067	4,798,625

Stockholders’ equity:
Preferred stock - 25,000,000 shares authorized $0.01 par value none issued and outstanding at September 30, 2024 and June 30, 2024, respectively	-	-
Common stock – 1,000,000,000 shares authorized $0.01 par value issued and outstanding common shares at September 30, 2024 and June 30, 2024 were 383,996,054 and 383,958,598, respectively	3,839,961	3,839,586
Common stock subscribed – $0.01 par value subscribed common shares at September 30, 2024 and June 30, 2024 were 943,000 and 943,000, respectively	9,430	9,430
Additional paid-in capital	17,400,169	17,384,873
Accumulated deficit	(13,300,442)	(12,606,368
Subscription receivable	(943,000)	(943,000)
Total stockholders’ equity	7,006,118	7,684,521

Total Liabilities and Stockholders Equity	12,159,185	12,483,146

The accompanying notes are an integral part of these consolidated financial statements.

F-16

Awaysis Capital, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	September 30	September 30,
	2024	2023

Revenue	$44,119	$6,800

Operating expenses
Sales and marketing	61,916	3,021
General and administrative	649,071	3,535,607
Total operating expenses	710,987	3,538,628

Loss from operations	(666,868)	(3,531,828)

Other expense (income)
Other income	(5,848)
Interest expense	33,054	-
Total other expense	27,206	-

Net loss before income taxes	(694,074)	(3,531,828)
Income taxes

Net Loss	$(694,074)	$(3,531,828)

Basic and diluted per common share amounts:
Basic and diluted net loss	$(0.00)	$(0.01)

Weighted average number of common shares outstanding
(basic and diluted)	352,343,609	251,977,053

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Awaysis Capital, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

		Common	Common		Additional		Total
	Common	Stock Par	Stock	Subscription	Paid-in	Accumulated	Shareholders’
	Stock Shares	Value	Subscribed	Receivable	Capital	Deficit	Equity

Balance, June 30, 2024	384,901,598	$3,839,585	$9,430	$(943,000)	$18,484,874	$(12,642,933)	$8,747,956
Retrospective adjustment from adoption of ASU 2020-06					(1,100,000)
Net income adjustment due to adoption of ASU 2020-06						36,565
Adjusted Balance, June 30, 2024	384,901,598	3,839,585	9,430	(943,000)	(17,384,874)	(12,606,368)	7,684,521
Shares issued for professional services	37,456	376	-	-	15,295	-	15,671
Net loss	-	-	-	-	-	(694,074)	(694,074)
Balance, Sept 30, 2024	384,939,054	$3,839,961	$9,430	$(943,000)	$17,400,169	$(13,300,442)	$7,006,118

Balance, June 30, 2023	253,170,053	$2,522,271	$9,430	$(943,000)	$9,844,510	$(5,549,457)	$5,883,754
Net loss	-	-	-	-	-	(3,531,828)	(3,531,828)
Balance, Sept 30, 2023	253,170,053	2,522,271	$9,430	$(943,000)	9,844,510	$(9,081,285)	2,351,926

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Awaysis Capital, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three months Ended
	September 30, 2024	September 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(694,074)	$(3,531,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	$13,206	698
Interest expense	33,000	-
Stock based compensation	$15,670	-
Amortization of operating lease right-of-use	$17,577	16,429
Changes in operating assets and liabilities:
(Increase) in accounts receivable	$(54,877)	-
(Increase) in prepaid expenses	$1,181	(9,628)
(Increase) decrease in Inventory	$(63,373)	(96,496)
Increase (decrease) in due to related party	$292,134	3,654,727
Increase (decrease) in accounts payable	$30,520	34,268
Increase (decrease) in other current liability	$16,459	-
Increase (decrease) in accrued expenses	$-	(31,395)
(Decrease) in operating lease liabilities	$(17,671)	(16,145)
Net cash provided (used) by operating activities	$(410,248)	20,630

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$(101,376)	-
Sale of fixed assets	$-	1,849
Net cash used in investing activities	$(101,376)	1,849)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	$-	-

Net (decrease) in cash	$(511,624)	22,479
Cash - beginning of year	$745,991	79
Cash - end of year	$234,367	22,558

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Awaysis Capital, Inc.

Notes to the Consolidated Financial Statements

1. NATURE OF OPERATIONS

Nature of Business

Awaysis Capital, Inc. (the “Company”, “we”, “us” or “our’) is a real estate management and hospitality company focused on acquisition, redevelopment, sales, and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers.

Increased global trends towards “work from home” opportunities has impacted both residency and travel. We believe that more people are seeking comfortable and convenient places to travel, visit, and live for extended durations. We seek to capitalize on these trends by transforming residential/resort properties in desirable locations into convenient enclaves that facilitate this type of travel or residency. We define an enclave as a gated community that has all the amenities that will allow a person to live, work and play without having to leave the community.

The Company seeks to own, grow and manage a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

We are a licensed real estate corporation in the State of Florida and maintain compliance with the Florida Real Estate Commission, the entity that regulates companies providing real estate services such as rentals, management, and sales. Additionally, our business is subject to federal, state, local and foreign laws, rules, and regulations that may vary depending on the geographical location and classification of our individual properties. Hospitality operations are also subject to compliance with the U.S. Americans with Disabilities Act and other laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, safety, environmental and other property condition matters, staffing and employee training, and cleanliness/sanitation protocols.

Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. The Company intends to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues. We have currently identified five properties in Belize, all of which are expected to constitute our initial real estate portfolio. To that effect, on June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize (the “Casamora Awaysis Assets”), pursuant to our previously announced series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.4 million (excluding transaction costs and fees) and was settled in a combination of a Purchase Money Mortgage of $2.6 million at 0% interest rate, payable on demand, a Purchase Money Mortgage of $280,000 at 0% interest rate that was paid on August 8, 2022 and 56.8 million shares of the Company’s common stock based on a per share price equal to the market price on the date of appraisal of $0.150. As the first acquisition by the Company in Belize and an important milestone, the Company expects to rebrand the Casamora Awaysis Assets, so it is easily identifiable as an Awaysis Property and fit perfectly with its strategy of creating a countrywide network of Awaysis residential enclave communities in the country.

Company History

The Company was formed in Delaware on September 29, 2008 under the name ASPI, Inc.

On May 18, 2022, the Company changed its name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

In December 2021, we formed a wholly owned subsidiary, Awaysis Capital, LLC, a Florida single member limited liability corporation to hold the office lease and to become the master payroll company for Awaysis Capital, Inc.

We also formed a wholly owned subsidiary, Awaysis Casamora Limited, a Belize single member limited liability corporation to hold the title to the acquisition of the Casamora assets.

From October 2015 to February 2022, we were a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. In February 2022, the Board of Directors of the Company determined to pursue a business strategy of acquiring, developing and managing residential vacation home communities in desirable travel destinations.

In September 2024, our Board of Directors and holders of a majority of our outstanding voting securities, approved of a reverse split of up to 1-for-20 of our issued and outstanding shares of common stock (the “Reverse Split”) and authorized our Co-CEOs, in their sole discretion, to determine the final ratio and effective date. We have not yet determined the final ratio or the effective date for the Reverse Split, nor will we commence the Reverse Split unless and until we deem it appropriate.

The Company’s principal executive office is located at 3400 Lakeside Drive, Suite 100, Miramar, FL 33027 and its main number is 855-795-3377. The Company’s website address is www.awaysisgroup.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this Quarterly Report on Form 10-Q.

F-20

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied. The Company has selected June 30 as its financial year end.

Principles of Consolidation

The consolidated financial statements include accounts of the Company’s wholly-owned subsidiaries Awaysis Capital, LLC, Awaysis Casamora Limited, Awaysis Chial Limited and Awaysis Cove Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Reviewed Financial Statements

The accompanying unaudited interim reviewed financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. While we believe that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the Company’s audited financial statements and the footnotes thereto for the fiscal year ended June 30, 2024 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and filed on October 11, 2024. Operating results for the interim period presented are not necessarily indicative of the results for the full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account and unrestricted cash in escrow that currently does not exceed federally insured limits. For the purposes of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. The Company will hold payments made by guests to its facilities in advance of reservations in a restricted escrow account until the rescission period expires in accordance with U.S. state regulations.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial accounts consist of accounts receivable, prepaid expenses, accounts payable, accounts payable due to related parties and notes payable. The carrying amount of our accounts receivable, prepaid expenses, accounts payable, accounts payable - related party and notes payable – related party approximate their fair values because of the short-term maturities.

F-21

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 8 and 9 below for details of related party transactions in the period presented.

Fixed Assets

Fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives. The fixed assets include property, equipment and software which ownership is maintained by the Company.

When a property is substantially completed and held for rental, it transitions from being considered a development project (in progress) to an operating asset. At this point, the key measurement focuses on capitalizing costs and transitioning into depreciation as required under ASC 970-340-25-18.

Capitalization of Construction Costs Ceases after Substantial Completion

Prior to substantial completion, the costs incurred for the construction and development of the property (such as land acquisition, construction costs, interest, and certain other costs) are capitalized.

As per ASC 970-340-25-18, once the property is considered substantially complete, the capitalization of costs typically ceases. The entity stops adding new costs to the property’s carrying value except for additional improvements or costs that extend the asset’s life or improve its utility. This means that these types of costs are no longer added to the property’s carrying value once the property is substantially completed and held for rental. Instead, these costs are expensed as incurred, unless they directly enhance the property or extend its useful life.

Once the property is held for rental and substantially complete, the property is classified as a depreciable real estate asset and the total cost capitalized to date up to the point of substantial completion becomes the asset’s carrying amount. The cost of the property’s carrying amount (less its land value) is allocated over its estimated useful life.

Costs incurred after the property is completed and held for rental are generally expensed unless they extend the property’s useful life (ASC 970-340-35-3).

Impairment Testing (ASC 970-340-35-1 to 35-2)

Even though the property is measured at cost, impairment testing may be required under ASC 360 if there are indicators that the property’s carrying amount might not be recoverable. After substantial completion, the property’s carrying value is subject to impairment testing under ASC 360, where a reduction in the property’s recoverable value may require a write-down to fair value (ASC 970-340-35). If held at fair value (under ASC 360 or other applicable standards), market-based inputs would be used, including comparable sales, discounted cash flows, or appraisals to determine the fair value of the property.

Leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and all related amendments on January 1, 2022, on a modified retrospective basis. Under Topic 842, the Company determines if an arrangement is or contains a lease at inception. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option and when doing so is at the Company’s sole discretion. The Company has elected the short-term lease exception for all classes of assets, and therefore has not applied the recognition requirements of Topic 842 to leases of 12 months or less. The Company has also elected the practical expedient to not separate lease and non-lease components for all classes of assets. The Company’s classes of assets that are leased include real estate leases and equipment leases. Real estate leases typically pertain to the Company’s corporate office locations, field operation locations, or vacation properties whereby the Company takes control of a third party’s property during the lease period for the purpose of renting the property on a short-term basis.

The Company recognizes lease expense on a straight-line basis over the lease term. The Company’s lease agreements may contain variable costs such as common area maintenance, operating expenses or other costs. Variable lease costs are expensed as incurred on the consolidated statements of operations.

F-22

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases don’t provide an implicit rate, we generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

As of the quarter ended September 30, 2024, we were party to an operating lease agreement which commenced during the fiscal year ended June 30, 2023.

See Note 10 below for details of lessee leases during the three months ended September 30, 2024.

Beneficial Conversion Features

The Company adopted ASU 2020-06, Debt – Debt with Conversion and options (subtopic 470-20), and all related amendments on July 1, 2025 on a full retrospective basis. This new standard removed guidance in ASC 470-20 that required separate accounting for beneficial conversion features and amended disclosure requirements.

As the convertible loan was approved by the Board of Directors of the Company on June 26, 2024, the retrospective impact of this adoption effects the financials for the year ended June 30, 2024. The financial impact is removing the discount on the beneficial conversion feature and the related amortization from the liability and equity section of the financial statements for the three months ended September 30, 2024 and the year ended June 30, 2024.

As of June 30, 2024, the Company accounted for convertible notes payable in accordance with ASC 470-20. A beneficial conversion feature is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is in the money if the effective conversion price is lower than the commitment date fair value of a share into which it is convertible.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Revenue Recognition

Revenue Recognition Standard, ASC 606 is used by the Company to recognize revenue. ASC 606 standards were jointly issued by the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB). Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The total booking value is generally due prior to the commencement of the reservation. The total booking value collected in advance of the reservation is recorded on the balance sheets as funds payable to owners, hospitality and sales taxes payable and deferred revenue in the amount obligated to the homeowner, the taxing authority, and the Company, respectively.

F-23

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company is a development stage corporation, and we have identified certain revenue streams during this development stage.

The Company currently derives its revenue primarily from the short-term unit rentals of sold and unsold inventory at the resort we own and manage.

Revenue from rentals is recognized over the period in which a guest completes a stay.

Other services consist of revenue derived from our real estate brokerage and other related services.

Other Services

In addition to providing vacation rental platform services, the Company provides other services including real estate brokerage and management services. The purpose of these services is to attract and retain homeowners as customers of the Company’s vacation rental platform. As such, the Company enters into an exclusive rental management contract with each homeowners’ associations it controls. Under the real estate brokerage services, the Company assists home buyers and sellers in listing, marketing, selling and finding homes. Real estate commissions earned by the Company’s real estate brokerage business are recorded as revenue at a point in time which is upon the closing of a real estate transaction (i.e., purchase or sale of a home). The commissions the Company pays to real estate agents are recognized concurrently with associated revenues and presented as cost of revenue in the consolidated statements of operations. Under the homeowners’ association management services, the Company provides or would provide common area property management, community governance, and association accounting services to community and homeowner associations in exchange for a management fee and other incrementally billed services. The services represent an individual performance obligation in which the Company has determined it is primarily responsible. Revenue is recognized over time as services are rendered for the management fee and incrementally billed services are recognized at a point in time.

Inventory

New real estate inventory is carried at the lower of cost or net realizable value. The cost of finished inventories determined on the specific identification method is removed from inventories and recorded as a component of cost of sales at the time revenue is recognized. Under the specific identification method, if finished real estate inventory can be sold for a profit there is no basis to write down the inventory below the lower of cost or net realizable value.

For real estate inventory that is considered substantially completed and may include the Company’s rental pool, the Company has implemented the Real Estate Accounting Guidance under ASC 970 for real estate development, rental, and sales activities. Details of ASC 970 are included in Fixed Assets above.

Impairment Testing (ASC 330)

Inventory is measured at the lower of cost and net realizable value (NRV) in accordance with applicable accounting standard ASC 330. The cost of inventory includes all costs of purchase, conversion, and other costs incurred in bringing the inventories to their present location and condition. At each reporting date, inventory is reviewed to ensure its carrying amount does not exceed NRV.

Impairment testing includes all categories of inventory, including raw materials, work-in-progress, and finished goods, as reported in the Company’s financial records. Impairment testing of inventory is to ensure the carrying value of inventory does not exceed its recoverable amount. If the NRV is lower than the carrying value, an impairment loss is recognized as part of cost of goods sold.

F-24

Financial Instruments

Fair Value of Financial Instruments - From inception, the Company adopted ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices for identical assets and liabilities in active markets.

●	Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

●	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments including cash, accounts payable, and notes payable approximated fair value as of September 30, 2024 due to the relatively short maturity of the respective instruments.

Advertising and Marketing Costs

We expense advertising costs when advertisements occur. Advertising for the Company consists primarily of the creation and marketing of the Awaysis brand guideline, logo, wordmark, tagline, and website.

Stock Based Compensation

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation – Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Net Loss per Share Calculation

Basic earnings (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Recently Issued Accounting Pronouncements

As of September 30, 2024, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

The Company adopted ASU 2020-06, Debt – Debt with Conversion and options (subtopic 470-20), and all related amendments on July 1, 2024 on a full retrospective basis. This new standard removed guidance in ASC 470-20 that required separate accounting for beneficial conversion features and amended disclosure requirements.

As the convertible loan was approved by the Board on June 26, 2024, the retrospective impact of this adoption effects the financials for the year ended June 30, 2024. The financial impact is removing the discount on the beneficial conversion feature and the related amortization from the liability and equity section of the financial statements for the three months ended September 30, 2024 and the year ended June 30, 2024. This accounted for an increase in the liabilities by $1,063,435 related to the discount on beneficial conversion of $1,100,000 feature and the related amortization of $36,565, an increase to retained earnings beginning balance related to the interest expense from the amortization of the discount on beneficial conversion feature of $36,565, and a decrease to equity of $1,100,000 related to additional paid in capital beneficial conversion feature.

3. CASH

As of September 30, 2024, our cash balance was $234,367 and as of June 30, 2024 our cash balance was $745,991.

4. INVENTORY

As of September 30, 2024, our balance of inventory of real estate under construction was $7,357,103 and as of June 30, 2024 the balance was $10,594,936.

F-25

5. FIXED ASSETS

The carrying basis and accumulated depreciation of fixed assets at September 30, 2024 and at June 30, 2024 is as follows:

		September 30,	June 30,
	Useful Lives	2024	2024
Property placed into service	40 years	$4,157,698	$856,491
Building improvements	15 years	101,376	-
Furniture and fixtures	7 years	15,017	15,017
Computer and equipment	5 years	8,782	8,782
Software	3 years	6,536	6,536
Less depreciation and amortization		(46,092)	(32,886)
Total fixed assets, net		$4,243,317	853,940

The Company recorded depreciation and amortization expense of $13,206 for the quarter ended September 30, 2024, and $32,886 for the year ended June 30, 2024, respectively.

6. ACCOUNTS PAYABLE

As of September 30, 2024 and June 30, 2024, the balance of accounts payable was $128,720 and $98,200, respectively, and related primarily to expenses relating to professional services, construction, SEC filings, outstanding legal expenses and share transfer expenses.

7. OTHER CURRENT LIABILITIES

Other current liabilities consist of a hospitality tax payable, a security deposit liability and accrued expenses related to payroll and interest. The balance of other current liabilities as of September 30, 2024, and June 30, 2024 was $124,815 and $75,356, respectively,

As of June 30, 2024, the balance consisted of accrued interest of $11,000 and payroll for non-related parties of $62,197. As of September 30, 2024 the balance consisted of payroll for non-related parties of $62,197, accrued interest of $44,000, security deposit liabilities of $17,700 and hospitality tax of $918.

8. DUE TO RELATED PARTIES

As of September 30, 2024 and June 30, 2024, the balance due to related parties was $945,551 and $1,753,417, respectively, and related to both costs paid on behalf of the Company and funding to the Company by Harthorne Capital, Inc. (“Harthorne”), an affiliate of the Company and other related party members. The balance due to related parties during the three months ended September 30, 2024, includes all salary and payroll accrual for the Company’s development and administration teams.

On June 26, 2024, the Board approved a $1.1 million convertible bridge loan to the Company by Harthorne. See details on the convertible bridge loan in Note 9 – Notes Payable And Convertible Note Payable – Related Party.

9. NOTES PAYABLE AND CONVERTIBLE NOTE PAYABLE – RELATED PARTY

The Company has notes payable as of September 30, 2024 and June 30, 2024 in the amount of approximately $2,600,000 and $2,600,000, respectively.

On June 30, 2022, the Company purchased from a non-related party, real estate asset appraised at $11,409,500 and executed two unsecured demand promissory notes bearing annual interest rates of 0%. The first is for $2,600,000 and the second was in the amount of $280,000. This second note was fully paid on August 8, 2022.

Convertible Note Payable – Related Party

On June 26, 2024, the Board approved a $1.1 million convertible bridge loan to the Company by Harthorne, bearing an annual interest rate of 12%. The note is due June 19, 2025 unless sooner paid in full or converted in accordance with the terms of conversion at $.30 per share.

As of June 30, 2024, the Company accounted for convertible notes payable in accordance with ASC 470-20. A beneficial conversion feature is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is in the money if the effective conversion price is lower than the commitment date fair value of a share into which it is convertible.

F-26

As of June 30, 2024 and per ASU 470-20, the excess of the fair value of the convertible note is $2,016,667 and the discount in the amount of $1,100,000 is amortized over a 1-year period with a maturity date of June 19, 2025.

As of June 30, 2024, the net balance of Notes – related party was $36,565. The net balance consists of the principle of the note of $1,100,000 and the discount on the beneficial conversion feature of $(1,100,000). This discount is amortized on a straight-line basis over the life of the note. The current amortization of the discount (recorded as interest expense) is $36,565.

As of July 1, 2024, the Company is required to adopt ASU 2020-06, Debt – Debt with Conversion and options (subtopic 470-20), and all related amendments on July 1, 2024 on a full retrospective basis. This new standard removed guidance in ASC 470-20 that required separate accounting for beneficial conversion features and amended disclosure requirements. Per the new guidance, the convertible debt can be accounted for as a single liability unit and eliminates the beneficial conversion feature.

As the convertible loan was approved by the Board on June 26, 2024, the retrospective impact of this adoption effects the financials only for the year ended June 30, 2024. The financial impact is removing the discount on the beneficial conversion feature and the related amortization from the liability and equity section of the financial statements for the year ended June 30, 2024. This accounted for an increase in the liabilities by $1,063,435 related to the Discount on beneficial conversion of $1,100,000 feature and the related amortization of $36,565, an increase to retained earnings beginning balance related to the interest expense from the amortization of the discount on beneficial conversion feature of $36,565, and a decrease to equity of $1,100,000 related to additional paid in capital beneficial conversion feature.

After the Adoption of ASU 2020-06, the balance of the convertible note payable is $1,100,000 as of September 30, 2024 and June 30, 2024.

Balance Sheet

	Balance Sheet at June 30, 2024 (Audited)	Adoption of ASU 2020-06 Adjustments	Restated Balance Sheet
Convertible note payable - related party, net of discount	36,565	1,063,435	1,100,000
Total current liabilities	3,552,541	1,063,435	4,615,976

Total liabilities	3,735,190	1,063,435	4,798,625

Additional paid in capital	18,484,873	(1,100,000)	17,384,873
Accumulated deficit	(12,642,933)	36,565	(12,606,368)
Total stockholders equity	8,747,956	(1,063,435)	7,684,521
Total liabilities and stockholders equity	12,483,146	0	12,483,146
Income Statement
Interest Expense	47,565	36,565	11,000
Net loss	(7,093,476)	36,565	(7,056,911)

10. OPERATING LEASES - LESSEE

The Company has an operating lease for office space, with a term of 5 years. As of September 30, 2024, the Company did not have any additional material operating leases that were entered into, but not yet commenced.

The maturity schedule of future minimum lease payments under operating leases and the reconciliation to the operating lease liabilities reported on the

Consolidated Balance Sheets was as follows:

September 30,
2024

Remaining nine months ending June 30, 2025	$66,946
2026	90,588
2027	92,220
Thereafter	31,113
Total operating lease payments	280,867
Present value adjustment	(26,887)
Total operating lease liabilities	$253,980

As of September 30, 2024, the total operating lease liability amount of $253,980 consists of current and long-term portion of operating lease liabilities of $89,261 and $164,720 respectively.

Operating lease costs were $21,963 and $87,850.64 for the three months ended September 30, 2024 and the year ended June 30, 2024, respectively.

The following table summarizes the weighted-average remaining lease term and weighted-average discount rate related to the Company’s operating leases as of September 30, 2024:

September 30, 2024

Weighted-average remaining lease term, years	3.1
Weighted-average discount rate, %	7.0%

11. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the three months ended September 30, 2024, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Purchase Commitments

We were not party to any purchase commitments during the three months ended September 30, 2024.

F-27

12. STOCKHOLDERS’ EQUITY

Preferred Stock

As of September 30, 2024, we were authorized to issue 25,000,000 shares of preferred stock with a par value of $0.01.

No shares of preferred stock were issued and outstanding during the three months ended September 30, 2024 or the year ended June 30, 2024.

Common Stock

As of September 30, 2024, we were authorized to issue 1,000,000,000 shares of common stock with a par value per share of $0.01, of which 383,996,054 shares of common stock were issued and outstanding and 943,000 shares of common stock were subscribed, contractually obligated and committed to be issued but not yet issued pending payment therefor.

During the three months ended September 30, 2024, the Company accounted for the issuance of 37,456 common shares in the amount of $15,671. The Company issued all 37,456 shares for payment of professional services.

As of September 30, 2024, the Company has entered into subscription agreements with investors in a private offering, for 943,000 shares, at a price per share of $1.00 for $943,000, and has a subscription receivable in the Consolidated Balance Sheet.

During the fiscal year ended June 30, 2024, the Company issued 131,731,545 common shares in the amount of $8,857,679. From this amount, the Company issued 3,589,239 shares for payment of professional services in the amount of $918,349. The Company issued 28,142,306 shares for director equity compensation in the amount of $6,939,330, and paid a discounted director bonus of 100,000,000 shares in the amount of $1,000,000.

No potentially dilutive debt or equity instruments were issued or outstanding during the three months ended September 30, 2024, or for the year ended June 30, 2024.

The Company has not declared or paid any dividends or returned any capital to common stock shareholders as of September 30, 2024, or for the year ended June 30, 2024.

Stock Options

The Company adopted the 2022 Omnibus Performance Award Plan in February 2022. The Plan authorizes the granting of 19,977,931 of the Company’s Common Stock. No stock options under the Plan were issued or outstanding during the three months ended September 30, 2024 or for the year ended June 30, 2024.

On February 13, 2023, the Company awarded to certain of its executive officers, options to purchase an aggregate of 22,500,000 shares of the Company’s stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the grant, $0.32 per share; all of which are currently exercisable and outstanding as of September 30, 2024. No expense has been recorded under ASC 718 as there is no compensation expense to be recognized. The expense for stock options is based on the fair value of the options at the grant date and this fair value is determined to be zero.

13. SUBSEQUENT EVENTS

The Company evaluated subsequent events after September 30, 2024, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined the following subsequent event is required to be disclosed:

●	The Company was approved for a $5,000,000 Line of Credit with BOS Investments Inc., an affiliate of Michael Singh, the Company’s Chairman and Co-Chief Executive Officer. The Line of Credit terms are expected to be for 12 months at an interest rate of 3.5%. Furthermore, the use of proceeds is expected to be for the acquisition of Chial Limited and other targeted acquisitions and to complete the development of the Company’s Awaysis Casamora property. On November 15, 2024, Awaysis drew down on an initial tranche under the planned Line of Credit and executed a promissory note of $250,000 USD with BOS Investments Inc., which is expected to be rolled into the definitive documents relating to the full Line of Credit once finalized and executed.

Other than as provided above or in the other notes to these financial statements, the Company has determined that there were no other subsequent events that are required to be disclosed.

F-28

AWAYSIS CAPITAL, INC.

2,857,142 Shares of Common Stock

PROSPECTUS

                   , 2025

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$2,012.18
Transfer Agent Fees	$5,000.00
Accounting fees and expenses	$30,000.00
Legal fees and expense	$300,000.00
Miscellaneous	$32,987.82
Total	$370,000.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Company’s certificate of incorporation, as amended and its bylaws, as amended provide for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, the Company made the following issuances of its unregistered securities, none of which involved any underwriters, underwriting discounts or commissions. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Private Offering

Between May 25, 2022, and March 31, 2023, the Company sold, in a private offering of up to $25 million of the Company’s Common Stock, at a price per share of $1.00, an aggregate of 975,000 shares of Common Stock with a total subscription price of $975,000.

The Company has pending an additional aggregate of 943,000 shares of Common Stock (the “Pending Shares”) for a total subscription receivable of $943,000. The Company expects such proceeds to be funded, and the Pending Shares to be issued, during fiscal year 2025. All purchases made in connection with the Offering were pursuant to Subscription Agreements & Investor Suitability Questionnaires as between the Company and each of the investors which provided, in part that the investors were accredited investors. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions not involving any public offering.

II-1

Awaysis Casamora Assets

As of June 30, 2022, as partial consideration for the Company’s acquisition of the Awaysis Casamora Assets, the Company was obligated to issue to affiliates of the respective sellers of such assets an aggregate of 56.8 million shares of its Common Stock based on a per share price equal to the market price on the date of appraisal of $0.150. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

Services Rendered

On July 15, 2022, the Company issued an aggregate of 172,850 shares of the Company’s Common Stock to various consultants as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On July 28, 2022, the Company issued an aggregate of 107,484 shares of the Company’s Common Stock to various advisors and consultants as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On September 16, 2022, the Company issued 333,333 shares of its Common Stock to an affiliate of Tyler Trumbach as consideration for legal services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 1, 2022, the Company issued an aggregate of 6,913 shares of its Common Stock to an advisor as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 2, 2022, the Company issued an aggregate of 1,250 shares of its Common Stock as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 15, 2022, the Company issued an aggregate of 43,478 shares of its Common Stock as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On January 1, 2023, the Company issued an aggregate of 1,923 shares of its Common Stock as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On February 1, 2023, the Company issued an aggregate of 1,923 shares of its Common Stock to an advisor as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On February 13, 2023, the Company issued to each of Michael Singh and Dr. Andrew Trumbach: (i) an aggregate of 50,000,000 restricted shares of its Common Stock, and (ii) options to purchase an aggregate of 11,250,000 shares of its commons stock, as consideration for services rendered by affiliates of the Company. The transactions were exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering and were subject to restrictions on transferability.

II-2

On February 14, 2023, the Company issued an aggregate of 70,588 shares of its Common Stock to an affiliate of Dr. Narendra Kini as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

In December 2023, the Company issued an aggregate of 9,982 shares of its Common Stock as consideration for services rendered and were subject to restrictions on transferability. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 5, 2023, the Company issued to Dr. Andrew Trumbach an aggregate of 50,000,000 restricted shares of its Common Stock as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering and were subject to restrictions on transferability.

On April 1, 2024, the Company issued to Michael Singh an aggregate of 50,000,000 restricted shares of its Common Stock as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering and were subject to restrictions on transferability.

In June 2024, the Company has approved the issuance of, and in September 2024 the Company issued, an aggregate of 31,706,358 shares of restricted Common Stock in lieu of cash compensation to Mr. Singh, Dr. Trumbach, Mr. Trumbach and a consultant, at an average price per share of $0.247. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering and were subject to restrictions on transferability.

II-3

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein.

Exhibit Number	Description of Document
1.1+	Form of Underwriting Agreement
3.1**	Articles of Incorporation
3.2**	Certificate of Amendment of Certificate of Incorporation
3.3**	Certificate of Amendment to Articles of Incorporation
3.4**	By-Laws
5.1+	Opinion of Ruskin Moscou Faltischek, PC
10.1*	2022 Omnibus Performance Award Plan (1)
10.2	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Curah Capital Corporation (2)
10.3	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Agorapyth X Corporation (2)
10.4	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Abraxas Corporation (2)
10.5*	Employment Agreement with Tyler Trumbach (3)
10.6*	Employment Agreement with Michael Singh (4)
10.7*	Employment Agreement with Andrew Trumbach (4)
10.8*	Restricted Stock Agreement with Michael Singh (4)
10.9*	Restricted Stock Agreement with Andrew Trumbach (4)
10.10*	Stock Option Agreement with Michael Singh (4)
10.11*	Stock Option Agreement with Andrew Trumbach (4)
10.12*	First Amendment to Employment Agreement with Michael Singh (5)
10.13*	First Amendment to Employment Agreement with Andrew Trumbach (5)
10.14	Demand Promissory Note dated June 30, 2022 with Curah Capital Corporation (6)
10.15	Demand Promissory Note dated June 30, 2022 with Abraxas Corporation (6)
10.16	Promissory Note with Harthorne Capital Inc. (7)
10.17	Promissory Note with BOS Investment Inc. dated November 15, 2024 (8)
10.18	Secured Promissory Note with BOS Investment Inc., dated December 1, 2024 (9)
10.19†	Cost-Plus Construction Contract, dated November 30, 2022, between R&B Construction Company Limited, and Awaysis Belize Ltd.
10.20†	Commercial Lease (Casino) dated September 1, 2024, by and between Awaysis Casamora Limited and American Services and Technology LLC
10.21†	Commercial Lease (Administration) dated September 1, 2024, by and between Awaysis Casamora Limited and American Services and Technology LLC
10.22†	Form of Rental Pool Management Agreement
10.23†	Form of Rental Program Management Agreement
10.24†	Form of Short-Term Rental Agreement
10.25+	Form of Residential Lease for Single Family Home and Duplex
10.25	Agreement of Purchase and Sale, entered into on December 31, 2024 (10)
10.26	Stock Purchase and Sale Agreement, entered into on December 31, 2024 (10)
10.27	Secured Promissory Note with Michael Singh, entered into on December 31, 2024 (10)
10.28	Senior Convertible Promissory Note with Michael Singh, entered into on December 31, 2024 (10)
10.29†	Agreement, dated December 5, 2024, between Ewigi Liabi Ltd. and Chial Mountain Ltd.
10.30†	Assignment of Land Purchase Contract, dated January 30, 2025
21.1†	Subsidiaries of the Registrant
23.1†	Consent of Moore Belize, LLP
23.2+	Consent of Ruskin Moscou Faltischek, PC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)

101.INS	Inline XBRL Instance - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema.
101.CAL	Inline XBRL Taxonomy Extension Calculation.
101.DEF	Inline XBRL Taxonomy Extension Definition.
101.LAB	Inline XBRL Taxonomy Extension Labels.
101.PRE	Inline XBRL Taxonomy Extension Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107.1†	Filing Fee Table

__________

*	Indicates Management contract or compensatory plan or arrangement
**	Previously filed
†	Filed herewith
+	To be filed by amendment

(1)	Incorporated by reference from Appendix B of the Information Statement on Schedule 14C filed with the SEC on March 4, 2022.

(2)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2022.

(3)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2022.

(4)	Incorporated by reference from the exhibit included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

(5)	Incorporated by reference from the exhibits included in the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2024.

(6)	Incorporated by reference from the exhibit included in the Company’s Annual Report for the fiscal year ended June 30, 2022.

(7)	Incorporated by reference from the exhibits included in the Company’s Current Report on Form 8-K/A filed with the SEC on August 7, 2024.

(8)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2024.

(9)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2024.

(10)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2025.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida, on January 31, 2025.

Awaysis Capital, Inc.

By:	/s/ Andrew Trumbach
Andrew Trumbach
Co-Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Co-Chief Executive Officer	January 31, 2025
Michael Singh	(Co-Principal Executive Officer)

/s/ Andrew Trumbach	Co-Chief Executive Officer, Chief Financial Officer, and Director	January 31, 2025
Andrew Trumbach	(Co-Principal Executive Officer, Principal Financial and Accounting Officer)

*	Executive Vice President and Director	January 31, 2025
Lisa-Marie Iannitelli

*	Director	January 31, 2025
Claude Stuart

*	Director	January 31, 2025
Narendra Kini

*	Chief Legal Counsel and Director	January 31, 2025
Tyler Trumbach

*Andrew Trumbach, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and executed this Amendment to the Registration Statement on behalf of the persons referenced above.

By:	/s/ Andrew Trumbach
Andrew Trumbach
Attorney-in-Fact

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